UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-K

ANNUAL REPORT PURSUANT TO REGULATION A

For the fiscal year ended:

December 31, 2023

ARRIVED HOMES 3, LLC
(Exact name of issuer as specified in its charter)

Delaware	92-1716073
State of other jurisdiction of incorporation or Organization	(I.R.S. Employer Identification No.)

1700 Westlake Ave North, Suite 200

Seattle, WA 98109

(Full mailing address of principal executive offices)

(814)-277-4833
(Issuer’s telephone number, including area code)

www.arrived.com
(Issuer’s website)

Arrived Series Haven; Arrived Series Chilhowee; Arrived Series Sheezy; Arrived Series Cristalino; Arrived Series Hermanos; Arrived Series Bowling; Arrived Series Emelina; Arrived Series Caden; Arrived Series Camellia; Arrived Series Palmore; Arrived Series Brookwood; Arrived Series Lithonia; Arrived Series Haverhill; Arrived Series Woodwind; Arrived Series Aspen; Arrived Series Thomas; Arrived Series Bennett; Arrived Series Benny; Arrived Series Montgomery; Arrived Series Summerglen; Arrived Series Portsmouth; Arrived Series Westhaven; Arrived Series Cordero; Arrived Series Wheeler; Arrived Series Watson; Arrived Series Holmes; Arrived Series Hamblen; Arrived Series Ethan; Arrived Series Helmerich; Arrived Series Claremore; Arrived Series Bryant; Arrived Series Hancock; Arrived Series Wynde; Arrived Series Haikey; Arrived Series Arkoma; Arrived Series Gordon; Arrived Series Lucas; Arrived Series Woodland; Arrived Series Macomber; Arrived Series Meridian; Arrived Series Pongo; Arrived Series Perdita; Arrived Series Bean; Arrived Series Ellie; Arrived Series Antares; Arrived Series Bluebell; Arrived Series Aramis; Arrived Series Barclay; Arrived Series Athos; Arrived Series Bradford; Arrived Series Caterpillar; Arrived Series Liberty; Arrived Series Mallard; Arrived Series Riverwood; Arrived Series Roanoke; Arrived Series Zane; Arrived Series Sherwood; Arrived Series Tansel; Arrived Series Tytus; Arrived Series Williamson; Arrived Series Arya; Arrived Series Sansa; Arrived Series Marcy; Arrived Series Hedgecrest; Arrived Series Haybridge; Arrived Series Layla; Arrived Series Lola; Arrived Series Ratliff; Arrived Series Collinison; Arrived Series Hardman; Arrived Series Pebblestone; Arrived Series Keystone; Arrived Series Northbrook; Arrived Series Rachel; Arrived Series Frances; Arrived Series Ross; Arrived Series Northridge; Arrived Series Wyndhurst; Arrived Series Vanzant

(Title of each class of securities issued pursuant to Regulation A)

i

CAUTIONARY STATEMENT REGARDING Forward-Looking StatementS

The information contained in this Annual Report on Form 1-K (this “Form 1-K”) includes some statements that are not historical and that are considered “forward-looking statements.” Such forward-looking statements include, but are not limited to, statements regarding our development plans for our business; our strategies and business outlook; anticipated development of our company, the manager, each series of our company and the Arrived Homes platform (defined below); and various other matters (including contingent liabilities and obligations and changes in accounting policies, standards and interpretations). These forward-looking statements express the manager’s expectations, hopes, beliefs, and intentions regarding the future. In addition, without limiting the foregoing, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements.  The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” and similar expressions and variations, or comparable terminology, or the negatives of any of the foregoing, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this Form 1-K are based on current expectations and beliefs concerning future developments that are difficult to predict. Neither our company nor the manager can guarantee future performance, or that future developments affecting our company, the manager or the Arrived platform will be as currently anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.

All forward-looking statements attributable to us are expressly qualified in their entirety by these risks and uncertainties. These risks and uncertainties, along with others, are detailed under the headings “Summary – Summary Risk Factors” and “Risk Factors” in Post-Qualification Amendment No. 18 to our Offering Statement on Form 1-A filed by the company with the Securities and Exchange Commission (the “Commission”), as may be amended, and in our subsequent reports and offering statements filed from time to time with the Commission. Should one or more of these risks or uncertainties materialize, or should any of the parties’ assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. You should not place undue reliance on any forward-looking statements and should not make an investment decision based solely on these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

ii

MARKET AND OTHER INDUSTRY DATA

This Form 1-K includes market and other industry data and estimates that are based on our management’s knowledge and experience in the markets in which we operate. The sources of such data generally state that the information they provide has been obtained from sources they believe to be reliable, but we have not investigated or verified the accuracy and completeness of such information. Our own estimates are based on information obtained from our and our affiliates’ experience in the markets in which we operate and from other contacts in these markets. We are responsible for all of the disclosure in this Form 1-K, and we believe our estimates to be accurate as of the date of this Form 1-K or such other date stated herein. However, this information may prove to be inaccurate because of the method by which we obtained some of the data for the estimates or because this information cannot always be verified with complete certainty due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties. As a result, you should be aware that market and other industry data included in this Form 1-K, and estimates and beliefs based on that data, may not be reliable.

iii

Item 1. Description of Business

Company Overview – Our Mission

Arrived Homes 3, LLC, a Delaware series limited liability company, was formed in January 2023 to permit public investment in specific single-family rental homes. We believe people should have the freedom to move to pursue new opportunities in their lives while still having access to the wealth creation that long-term home ownership and real estate investment can provide. To support this idea, we are building what we believe to be a new model for home ownership and real estate investment that doesn’t lock people into a single home or city. We believe in passive income, conservative debt, freedom to move, diversification, and aligned incentives.

Arrived is a marketplace for investing in homes. We buy single family homes, lease them, divide them into multiple interests, and offer them as investments on a per interest basis through our web-based platform. Investors can manage their risk by spreading their investments across a portfolio of homes, they can invest in real estate without needing to apply for mortgages or take on personal debt, and they can move to new homes or cities and continue holding their Arrived investments without having to worry about selling homes they’re invested in.

Arrived does all of the work of sourcing, analyzing, maintaining, and managing all of the homes that we acquire. We analyze every home investment across several financial, market, and demographic characteristics to support our acquisition decision-making. Every investment we make is an investment in the communities in which Arrived operates, alongside other like-minded individuals. As our community network grows, so does our access to investment and housing opportunities.

Arrived rents the homes we acquire to tenants who can also invest through the same process as any other member of the Arrived platform, becoming part owners of the homes they’re living in at that time. By investing together, we align incentives towards creating value for everyone.

Our Series LLC Structure

Each single family rental home that we acquire will be owned by a separate series of our company that we will establish to acquire that home.  Each series may hold the specific property that it acquires in a wholly-owned subsidiary, which would be a limited liability company organized under laws of the state in which the series property is located.

As a Delaware series limited liability company, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series are segregated and enforceable only against the assets of such series, as provided under Delaware law.  We intend for each series to elect and qualify to be taxed as a separate real estate investment trust, or REIT, for U.S. federal income tax purposes, commencing with the taxable year ending after the completion of the initial public offering of interests of such series.

Our company’s core business is the identification, acquisition, marketing and management of individual single family rental homes for the benefit of our investors. Each series is intended to own a single property.

Investment Objectives

Our investment objectives are:

●	Consistent cash flow;

●	Long term capital appreciation with moderate leverage;

●	Favorable tax treatment of REIT income and long term capital gains; and

●	Capital preservation.

We cannot assure you that we will attain these objectives or that the value of our assets will not decrease.

Our Investment Criteria

Our home acquisition investments are evaluated against the following primary characteristics:

●	Capitalization rates greater than 5%. For this purpose, the capitalization rate reflects a series property’s annual rental income minus property management fees, local real estate taxes, property insurance, maintenance expenses, and marketing incentives, divided by the purchase price of the property;

●	Homes with a minimum of three (3) bedroom and two (2) bathrooms;

●	Homes less than 30 years old;

●	Homes with a price range of $200,000 - $400,000 and a repair/improvement budget requirement of less than 20% of the home purchase price; and

●	Neighborhoods with median incomes that exceed the metropolitan statistical area, or MSA, median.

Our Investment Process

Our investment process leverages our network of renter demand, experienced team members, and data analysis to make our investment decisions:

●	Sourcing: Arrived will use an in-house acquisition team (using industry leading analysis and screening tools) in collaboration with local real estate professionals to find and source investment opportunities. The opportunities may include individual homes listed on the MLS, bulk rental home portfolios, BFR (built-for-rent) communities, and off-market deals sourced by our staff and from leads generated from our member network.

●	Due Diligence: Arrived evaluates potential investments against our stated investment criteria. Once a geographic market is selected, our due diligence will focus on the sub-market and the property itself. Value analysis will include projected rental rates and home values, relying on a combination of first-party data, automated valuation models, or AVMs, and third party independent appraisals. Property level analysis will look at standard risk factors including condition of title, structural defects in the home, environmental issues, and other hazards such as floods and earthquakes.

●	Investment Committee: Once our acquisition team recommends a home purchase, the investment committee will convene to review due diligence materials and issue a go/no-go decision.

●	Home Purchase: A home will be purchased either by the manager or an affiliate of the manager and then resold to a particular series or purchased directly by a series from a third-party seller, in accordance with the acquisition mechanics set forth below. Following acquisition of a property by a series, the property will be renovated, to the extent necessary, and then leased to a quality tenant on a 12-24 month lease. If a series property is renovated prior to the closing of the relevant series offering, the funds required for renovations will be forwarded to the series by the manager and repaid out of offering proceeds.

●	Ongoing Management: Arrived will partner with one or more third party independent property management firms in each of our markets. Arrived will place an initial tenant in a home from our member network and will assist with future tenant placements. The property management firm will maintain books and records, inspect each home and ensure that it is properly maintained, handle maintenance requests, and be responsible for landlord/tenant compliance. We intend that our preferred property management firms will utilize modern tech-enabled property management platforms with digital payment and communication features.

Our Manager

Our company is managed by Arrived Holdings, Inc., a Delaware corporation and managing member of our company, which we refer to herein as the “manager.” Pursuant to the terms of our operating agreement, the manager will provide certain management and advisory services to us and to each of our series and their subsidiaries, if any, as well as a management team and appropriate support personnel.  The manager is a technology-enabled asset management company that operates a web-based investment platform, the Arrived platform, used by our company for the offer and sale of interests in the series of our company.

The nature of business to be conducted or promoted by us must at all times be to engage in any lawful act or activity for which LLCs may be organized under the Delaware Limited Liability Company Act.

Investment Strategy – Our Market Opportunity

Our investment strategy is to acquire, invest in, manage, operate, selectively leverage and sell single family homes located in vibrant, growing cities across America. We believe that these markets offer investors a blend of attractive capitalization rates and a strong prospect for long term property value appreciation.

Market Selection

We intend to focus our business efforts on the top 100 MSAs (metropolitan statistical areas with populations greater than 500,000) which exhibit the following characteristics:

●	Sufficient inventory to make it feasible to achieve scale in the local market (100 – 500 homes);

●	Job and income growth forecasts of 3% or greater;

●	Affordability with gross rent multiplier below 12. For this purpose, a gross rent multiplier (GRM) is the ratio of the price of the single family home purchased to its annual rental income before accounting for expenses such as property taxes, insurance, and utilities; GRM is the number of years the property would take to pay for itself in gross received rent;

●	Large university and skilled workforce;

●	Popular with millennials; and

●	Favorable competitive landscape with respect to other institutional single family residence buyers.

We focus on acquiring properties we believe (1) are likely to generate stable cash flows in the long term and (2) have significant possibilities for long-term capital appreciation, such as those located in neighborhoods with what we see as high growth potential and those available from sellers who are distressed or face time-sensitive deadlines.

We may enter into one or more joint ventures, tenant-in-common investments or other co-ownership arrangements for the acquisition, development or improvement of properties with third parties or affiliates of the manager, including present and future real estate investment offerings sponsored by affiliates of the manager.

Investments in Real Property

Our investment in real estate generally will take the form of holding fee title or a long-term leasehold estate. We will acquire such interests either directly or indirectly through limited liability companies or through investments in joint ventures, partnerships, co-tenancies or other co-ownership arrangements with third parties, including developers of the properties, or with affiliates of the manager. In addition, we may purchase properties and lease them back to the sellers of such properties. Although we will use our best efforts to structure any such sale-leaseback transaction such that the lease will be characterized as a “true lease” so that we will be treated as the owner of the property for federal income tax purposes, the Internal Revenue Service could challenge such characterization. If any such sale-leaseback transaction is recharacterized as a financing transaction for U.S. federal income tax purposes, deductions for depreciation and cost recovery relating to such property would be disallowed.

Our obligation to purchase any property generally will be conditioned upon the delivery and verification of certain documents from the seller or developer, including, where appropriate:

●	plans and specifications;

●	evidence of marketable title subject to such liens and encumbrances as are acceptable to the manager;

●	auditable financial statements covering recent operations of properties having operating histories; and

●	title and liability insurance policies.

We may seek to enter into arrangements with the seller or developer of a property whereby the seller or developer agrees that, if during a stated period the property does not generate a specified cash flow, the seller or developer will pay in cash to us a sum necessary to reach the specified cash flow level, subject in some cases to negotiated dollar limitations. In determining whether to purchase a particular property, we may, in accordance with customary practices, obtain an option on such property. The amount paid for an option, if any, is normally surrendered if the property is not purchased and is normally credited against the purchase price if the property is purchased. The terms and conditions of any apartment lease that we enter into with our residents may vary substantially; however, we expect that a majority of our leases will be standardized leases customarily used between landlords and residents for residential properties. Such standardized leases generally have terms of one year or less. All prospective residents for our residential properties will be required to submit a credit application.

In purchasing, leasing and developing properties, we will be subject to risks generally incident to the ownership of real estate. For example, certain losses are not insurable and may only be insured subject to limitations. Insurance coverage may also vary based on the specific property, geography and market covered. Our insurance coverage generally varies based on replacement cost (estimated with a cost to square foot analysis based on the market and finish level). Although we also maintain an “all-perils policy” (with some standard exclusions) for each series property which seeks to provide insurance coverage for the properties at their full value, there is no guarantee that such coverage will actually be sufficient or cover all costs and damages in the case of any loss.

Leverage Policy

We may employ leverage to enhance total returns to our investors through a combination of senior financing on our real estate acquisitions, secured facilities, and capital markets financing transactions. We will seek to secure conservatively structured leverage that is long-term, non-recourse, non-mark-to-market financing to the extent obtainable on a cost effective basis. To the extent leverage is employed it may come either in the form of government-sponsored programs or other long-term, non-recourse, non-mark-to-market financing. The manager may from time to time modify our leverage policy in its discretion. However, it is our policy to not borrow more than 69% of the greater of cost (before deducting depreciation or other non-cash reserves) or fair market value of our assets. We cannot exceed the leverage limit of our leverage policy unless any excess in borrowing over such level is approved by the manager. To the extent a series does not employ leverage to fund the initial purchase of an asset, the series may subsequently determine to obtain financing for the asset in accordance with this leverage policy. In such case, unless the financing (or any other refinancing) proceeds are needed, in the manager’s discretion, to fund the operations of an asset or reserves, the manager may determine to distribute all or a portion of such proceeds to investors.

Acquisition Mechanics

Typically, each series will acquire its series property prior to the commencement or closing of that series’ offering. Each series property will be fully described in the offering circular as it may be amended to include new series offerings. In each such offering circular, information relating to the series property being offered, such as the description and specifications of the series property, the purchase price of the series property and the relevant terms of purchase, will be disclosed.

It is not anticipated that a series will own any assets other than its series property, plus cash reserves for maintenance, insurance and other expenses pertaining to the series property and amounts earned by the series from the monetization of the series property, if any.  Each series may hold the specific property that it acquires in a wholly-owned subsidiary which would be a limited liability company organized under laws of the state in which the series property is located.

A series may acquire its property either from an unaffiliated third party or from an affiliate of the manager. For a detailed description of our acquisition methods, please refer to Post-Qualification Amendment No. 18 to our Offering Statement on Form 1-A, filed with the Securities and Exchange Commission on January 22, 2024.

Operating Policies

Credit Risk Management. We may be exposed to various levels of credit and special hazard risk depending on the nature of our assets. The manager and its executive officers will review and monitor credit risk and other risks of loss associated with each investment. The manager will monitor the overall credit risk and levels of provision for loss.

Interest Rate Risk Management. We will follow an interest rate risk management policy intended to mitigate the negative effects of major interest rate changes. We intend to minimize our interest rate risk from borrowings by attempting to “match-fund,” which means the manager will seek to structure the key terms of our borrowings to generally correspond with the expected holding period of our assets.

Equity Capital Policies. Under the operating agreement, we have the authority to issue an unlimited number of additional interests or other securities. After your purchase in any series offering, the manager may elect to: (i) sell additional securities in future private offerings, or (ii) issue additional securities in public offerings. To the extent we issue additional equity interests after your purchase in an offering, your percentage ownership interest in us will be diluted. In addition, depending upon the terms and pricing of any additional offerings and the value of our investments, you may also experience dilution in the book value and fair value of your interests.

Additional Borrowings. We expect each series may seek, as applicable, to finance or refinance any outstanding indebtedness with an additional mortgage or other debt financing, including with either an affiliate or a third party. We expect that any third-party mortgage and/or other debt instruments that a series, or the Company on behalf of a series, enters into in connection with a financing or refinancing of a property will be secured by a security interest in the title of such property and any other assets of the series.

Disposition Policies

We intend to hold and manage the properties we acquire for a period of five to seven years. As each of our properties reaches what we believe to be its optimum value, we will consider disposing of the property. The determination of when a particular property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property is anticipated to appreciate or decline substantially, and how any existing leases on a property may impact the potential sales price. The manager may determine that it is in the best interests of shareholders to sell a property earlier than five years or to hold a property for more than seven years. Additionally, any sale of a property will be subject to lessee rights and we would attempt to time property sales with lessee rights in mind, either by timing sales with anticipated lease terminations or by assigning an existing lease to the property buyer where allowed under applicable laws.

When we determine to sell a particular property, we will seek to achieve a selling price that maximizes the capital appreciation for investors based on then-current market conditions. We cannot assure you that this objective will be realized.

Following the sale of a property, the manager will distribute the proceeds of such sale, net of the property disposition fee as described below, to the interest holders of the applicable series (after payment of any accrued liabilities or debt on the property or of the series at that time).

Property Disposition Fee

Upon the disposition and sale of a series property, each series will be charged a market rate property disposition fee that will cover property sale expenses such as brokerage commissions, and title, escrow and closing costs. It is expected that this disposition fee charged to a series will range from six to seven percent of the property sale price. To the extent that the actual property disposition fees are less than the amount charged to the series, the manager will receive the difference as income.

Description of the Property Management Agreement

The Company will appoint an affiliate of the manager or a third-party property management company to serve as property manager to manage the underlying property of each series pursuant to a series specific property management agreement.

The services provided by the property manager will include:

●	Collecting rent and maintaining books and records;

●	Ensuring compliance with local landlord/tenant and other applicable laws;

●	Routine property maintenance and responding to tenant maintenance requests;

●	Handling tenant on-boarding (move-in) and move-out; and

●	Investigating, selecting, and, on behalf of the applicable series, engaging and conducting business with such persons as the property manager deems necessary to ensure the proper performance of its obligations under the property management agreement, including but not limited to consultants, insurers, insurance agents, maintenance providers, bookkeepers and accountants and any and all persons acting in any other capacity deemed by the property manager necessary or desirable for the performance of any of the services under the property management agreement.

Each property management agreement will terminate on the earlier of: (i) the manager’s discretion to terminate a property management agreement at pre-determined renewal periods or by paying a termination fee, (ii) after the date on which the relevant series property has been liquidated and the obligations connected to the series property (including contingent obligations) have been terminated, (iii) the removal of the manager as managing member of our company and thus of all series (if the property manager is the manager), (iv) upon notice by one party to the other party of a party’s material breach of a property management agreement or (v) such other date as agreed between the parties to the property management agreement.

Each series will indemnify the property manager out of its assets against all liabilities and losses (including amounts paid in respect of judgments, fines, penalties or settlement of litigation, including legal fees and expenses) to which it becomes subject by virtue of serving as property manager under the respective property management agreements with respect to any act or omission that has not been determined by a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence.

Currently, we intend to enter into a property management agreement on behalf of each series with an affiliate of the manager or a third-party property management company. We reserve the right to change property managers at any time.

Property Management Fee

The company will appoint an affiliate of the manager or a third-party property management company to serve as property manager to manage the property of each series pursuant to a property management agreement. The fee arrangements for each property management company are set forth below:

Marketplace Homes

As compensation for the services provided by the property manager, each series will be charged a property management fee of $70 on a monthly basis and paid to the property manager pursuant to the property management agreement.

Streetlane (formerly Great Jones)

As compensation for the services provided by the property manager, each series will be charged a property management fee equal to eight percent (8%) of all rents and fees as remitted to the series or a minimum property management fee of $99 on a monthly basis and paid to the property manager pursuant to the property management agreement. As of October 2023, all properties formerly managed by Great Jones are now managed by Streetlane as a result of a merger between Streetlane and Great Jones. All property management agreements between the relevant series and Great Jones remain in full force and effect.

Mynd Property Management

As compensation for the services provided by the property manager, each series will be charged a property management fee equal to six percent (6%) of all rents and fees as remitted to the series or a minimum property management fee of $84 on a monthly basis and paid to the property manager pursuant to the property management agreement.

The property manager for each Series is specified in the latest Offering Circular under "The Series Properties Being Offered.”

Asset Management Fee

Each series will pay the manager an annual asset management fee equal to six tenths of a percent (0.6%) of the purchase price of the series property for that series. This fee will be paid out of the net operating rental income of a series on a quarterly basis.

Operating Expenses

Each series of our company will be responsible for the following costs and expenses attributable to the activities of our company related to such series (we refer to these as Operating Expenses):

●	any and all fees, costs and expenses incurred in connection with the management of a series property, including Home Ownership Association (HOA) fees, income taxes, marketing, security and maintenance;

●	any fees, costs and expenses incurred in connection with preparing any reports and accounts of each series, including any blue sky filings required in order for interest in a series to be made available to investors in certain states and any annual audit of the accounts of such series (if applicable) and any reports to be filed with the Commission including periodic reports on Forms 1-K, 1-SA and 1-U;

●	any and all insurance premiums or expenses, including directors and officers insurance of the directors and officers of the manager or a property manager, in connection with the series property;

●	any withholding or transfer taxes imposed on our company or a series or any of the members as a result of its or their earnings, investments or withdrawals;

●	any governmental fees imposed on the capital of our company or a series or incurred in connection with compliance with applicable regulatory requirements;

●	any legal fees and costs (including settlement costs) arising in connection with any litigation or regulatory investigation instituted against our company, a series or a property manager in connection with the affairs of our company or a series;

●	the fees and expenses of any administrator, if any, engaged to provide administrative services to our company or a series;

●	any fees, costs and expenses of a third-party registrar and transfer agent appointed by the manager in connection with a series;

●	the cost of the audit of our company’s annual financial statements and the preparation of its tax returns and circulation of reports to investors;

●	the cost of any audit of a series annual financial statements and the fees, costs and expenses incurred in connection with making of any tax filings on behalf of a series and circulation of reports to investors;

●	any indemnification payments to be made pursuant to the requirements of the operating agreement;

●	the fees and expenses of our company’s or a series’ counsel in connection with advice directly relating to our company’s or a series’ legal affairs;

●	the costs of any other outside appraisers, valuation firms, accountants, attorneys or other experts or consultants engaged by the manager in connection with the operations of our company or a series; and

●	any similar expenses that may be determined to be Operating Expenses, as determined by the manager in its reasonable discretion.

The manager will bear its own expenses of an ordinary nature, including all costs and expenses on account of rent, supplies, secretarial expenses, stationery, charges for furniture, fixtures and equipment, payroll taxes, remuneration and expenses paid to employees and utilities expenditures.

If the Operating Expenses exceed the amount of revenues generated from a series property and cannot be covered by any Operating Expense reserves on the balance sheet of such series property, the manager may (a) pay such Operating Expenses and not seek reimbursement, (b) loan the amount of the Operating Expenses to the applicable series, on which the manager may impose a reasonable rate of interest, and be entitled to reimbursement of such amount from future revenues generated by such series property (which we refer to as Operating Expenses Reimbursement Obligation(s)), and/or (c) cause additional interests to be issued in the such series in order to cover such additional amounts.

Allocations of Expenses

To the extent relevant, Offering Expenses, Acquisition Expenses, Operating Expenses, revenue generated from series properties and any indemnification payments made by the manager will be allocated among the various series interests in accordance with the manager’s allocation policy set forth below. The allocation policy requires the manager to allocate items that are allocable to a specific series to be borne by, or distributed to (as applicable), the applicable series.  If, however, an item is not allocable to a specific series but to our company in general, it will be allocated pro rata based on the value of the series properties or the number of properties, as reasonably determined by the manager or as otherwise set forth in the allocation policy. By way of example, as of the date hereof it is anticipated that revenues and expenses will be allocated as follows:

Revenue or Expense Item	Details	Allocation Policy (if revenue or expense is not clearly allocable to a specific series property)
Revenue	Each of the series will have monthly rental income from the series property.	Allocable directly to the applicable series property

Acquisition Expenses	Appraisal and valuation fees (if incurred pre-closing)	Allocable directly to the applicable series property
	Appraisal and valuation fees (if incurred post-closing)	Allocable directly to the applicable series property
	Pre-purchase inspection	Allocable directly to the applicable series property
	Closing Costs	Allocable directly to the applicable series property
	Interest expense, if any, when an underlying series property is purchased by a series through a loan prior to the closing of a series offering	Allocable directly to the applicable series property

Offering Expenses	Legal expenses related to the preparation of regulatory paperwork (offering materials) for a series	Not allocable; to be borne by the manager
	Audit and accounting work related to the regulatory paperwork or a series	Allocable directly to the applicable series property
	Compliance work including diligence related to the preparation of a series	Not allocable; to be borne by the manager
	Insurance of a series property as at time of acquisition	Allocable directly to the applicable series property
	Broker fees other than cash commissions (e.g., expense reimbursement) Brokerage fee payable per filing of a Form 1-A Post-Qualification Amendment ($1,000 per 1-A POS)	Not allocable; to be borne by the manager Allocable directly to the applicable series
	Preparation of marketing materials	Not allocable; to be borne by the manager

Operating Expense	Property management fees	Allocable directly to the applicable series property
	Asset management fees	Allocable directly to the applicable series property
	Audit and accounting work related to the regulatory paperwork of a Series	Allocable pro rata to the number of series properties
	Security (e.g., surveillance and patrols)	Allocable pro rata to the value of each series property
	Insurance	Allocable directly to the applicable series property
	Maintenance	Allocable directly to the applicable series property
	Property marketing or lease concessions, including special offers and terms	Allocable directly to the applicable series property
	Property disposition fee	Allocable directly to the applicable series property
	Interest expense, if any, when a series property holds any type of term loan or line of credit	Allocable directly to the applicable series property
	Audit, accounting and bookkeeping related to the reporting requirements of a series	Allocable pro rata to the number of series properties

Indemnification Payments	Indemnification payments under the operating agreement	Allocable pro rata to the value of each series property

Notwithstanding the foregoing, the manager may revise and update the allocation policy from time to time in its reasonable discretion without further notice to the investors.

The Arrived Platform

Arrived Holdings, Inc., the manager, owns and operates a web-based and mobile accessible investment platform, the Arrived platform. Through the use of the Arrived platform, investors can browse and screen the investments offered by each of our series, now existing or to be formed by our company in the future, and electronically sign legal documents to purchase series interests.

Competition

There are a number of established and emerging competitors in the real estate investment platform market. The market is fragmented, rapidly evolving, competitive, and with relatively low barriers to entry. We consider our competitive differentiators in our market to be:

●	our focus on the single-family residential rental market;

●	the ability for users to select which rental properties they would like to invest in;

●	consistent rental income with use of moderate amounts of leverage;

●	our unique investment strategy and approach to market selection;

●	lower minimum investment amounts; and

●	favorable tax treatment associated with REIT elections.

We face competition primarily from other real estate investment platform companies such as Roofstock, Inc., Fundrise LLC, and Compound Projects, LLC, as well as a range of emerging new entrants. In order to compete, we work tirelessly to innovate and improve our products, while at the same time preserving our unique culture and approach.

Conflicts of Interest

Conflicts of interest may exist or could arise in the future with the manager and its affiliates and our officers and/or directors who are also officers and/or directors of the manager. Conflicts may include, without limitation:

●	Each of our executive officers will also serve as an officer of other the manager and its affiliated entities. As a result, these persons will have a conflict of interest with respect to our agreements and arrangements with the manager and/or affiliates of the manager, which were not negotiated at arm’s length, and their terms may not have been as favorable to us as if they had been negotiated at arm’s length with an unaffiliated third party. The manager is not required to make available any particular individual personnel to us.

●	Our executive officers will not be required to devote a specific amount of time to our affairs. As a result, we cannot provide any assurances regarding the amount of time the manager will dedicate to the management of our business. Accordingly, we may compete with manager and any of its current and future programs, funds, vehicles, managed accounts, ventures or other entities owned and/or managed by the manager or one of its affiliates, which we refer to collectively as the manager-sponsored vehicles, for the time and attention of these officers in connection with our business. We may not receive the level of support and assistance that we might otherwise receive if we were internally managed.

●	Some or all of the series will acquire their properties from the manager or from an affiliate of the manager. Prior to a sale to a series, the manager will acquire a property, repair and improve the property, and seek to place a tenant in the property. The manager will then resell the property to a series at a value determined by the manager or affiliate of the manager, which may reflect a premium over the manager’s investment in the property. Accordingly, because the manager will be an interested party with respect to a sale of a property that it owns to a series, the manager’s interests in such a sale may not be aligned with the interests of the series or its investors. There can be no assurance that a property purchase price that a series will pay to the manager will be comparable to that which a series might pay to an unaffiliated third party property seller.

●	The manager may in the future form or sponsor additional manager-sponsored vehicles, which could have overlapping investment objectives. To the extent we have sufficient capital to acquire a property that the manager has determined to be suitable for us, that property will be allocated to us.

●	The manager does not assume any responsibility beyond the duties specified in the operating agreement and will not be responsible for any action of our board of directors in following or declining to follow the manager’s advice or recommendations. The manager’s liability is limited under the operating agreement and we have agreed to reimburse, indemnify and hold harmless the manager and its affiliates, with respect to all expenses, losses, damages, liabilities, demands, charges and claims in respect of, or arising from acts or omissions of, such indemnified parties not constituting bad faith, willful misconduct, gross negligence or reckless disregard of the manager’s duties under the operating agreement which has a material adverse effect on us. As a result, we could experience poor performance or losses for which the manager would not be liable.

Employees

Our company does not have any employees. All of the officers and directors of our company are employees of the manager.

Legal Proceedings

None of our company, any series, the manager, or any director or executive officer of our company or the manager is presently subject to any material legal proceedings.

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operation

Overview

Arrived Homes 3, LLC, a Delaware series limited liability company, was formed in January 2023 to permit public investment in individual residential properties. We believe people should have access to the wealth creation that real estate investment can provide. We believe in passive income, conservative debt, diversification, and aligned incentives.

Arrived is a marketplace for investing in real estate. We buy residential properties, divide them into multiple interests, and offer them as investments on a per interest basis through our web-based platform. Investors can manage their risk by spreading their investments across a portfolio of homes and they can invest in real estate without needing to apply for mortgages or take on personal debt.

Arrived does all of the work of sourcing, analyzing, maintaining, and managing all of the residential properties that we acquire. We analyze every property investment across several financial, market, and demographic characteristics to support our acquisition decision-making. Every investment we make is an investment in the communities in which Arrived operates, alongside other like-minded individuals. As our community network grows, so does our access to investment and housing opportunities.

Arrived arranges for a property manager to operate the properties as single-family rentals for tenants who can also invest through the same process as any other member of the Arrived Platform, becoming part owners of the homes they’re staying in at that time. By investing together, we align incentives towards creating value for everyone.

Since its formation in January 2023, our company has been engaged primarily in acquiring properties for its series offerings, developing the financial, offering and other materials to facilitate fundraising, and taking the steps necessary to effectuate the series offerings and the management of the associated series properties. As of December 31, 2023, our company has acquired 82 properties.

Emerging Growth Company

We may elect to become a public reporting company under the Exchange Act. If we elect to do so, we will be required to publicly report on an ongoing basis as an emerging growth company, as defined in the JOBS Act, under the reporting rules set forth under the Exchange Act. For so long as we remain an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not emerging growth companies, including, but not limited to:

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

●	being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

●	being exempt from the requirement to hold a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We would expect to take advantage of these reporting exemptions until we are no longer an emerging growth company. We would remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion; (ii) the date that we become a large accelerated filer as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter; or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

Distributions

In order to qualify as a REIT, a series must distribute annually to investors at least 90% of its REIT taxable income (computed without regard to the dividends paid deduction and excluding net capital gain), and to avoid federal income and excise taxes on retained taxable income and gains it must distribute 100% of such income and gains annually. Our manager may authorize distributions in excess of those required for us to maintain our REIT status and/or avoid such taxes on retained taxable income and gains depending on our financial condition and such other factors as our manager deems relevant.

Our company expects the manager to make distributions of any free cash flow on a monthly or other periodic basis as determined by the manager. However, the manager may change the timing of distributions in its sole discretion. Investors will be required to update their personal information on a regular basis to make sure they receive all allocated distributions. We will utilize a “mobile wallet” feature for payment of distributions (the “Arrived Homes Wallet”). The Arrived Homes Wallet will be used to allow investors to pay for subscriptions, receive distributions and reinvest distributions.

Critical Accounting Policies

Our accounting policies will conform with GAAP. The preparation of financial statements in conformity with GAAP will require us to use judgment in the application of accounting policies, including making estimates and assumptions. These judgments may affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. We intend to make these estimates and assumptions in an appropriate manner and in a way that accurately reflects our financial condition. We will continually test and evaluate our estimates and assumptions using our historical knowledge of the business, as well as other factors, to ensure that they are reasonable for reporting purposes. However, actual results may differ from our estimates and assumptions.

We believe our critical accounting policies govern the significant judgments and estimates used in the preparation of our financial statements. Please refer to Note 2, Summary of Significant Accounting Policies, included in the financial statements, for a more thorough discussion of our accounting policies and procedures.

Operating Results

Revenues

Revenues are generated at the series level and are derived from leases on the series property. All revenues generated by each series during the period January 4, 2023 (date of inception) through December 31, 2023 are listed in the table below. Such amounts are based on the audited financial statements of the company and each series included in this Annual Report on Form 1-K:

Series Name	December 31, 2023
Antares	$4,603
Aramis	1,091
Arkoma	11,474
Arya	605
Aspen	1,264
Athos	8,380
Barclay	14,004
Bean	1,144
Bennett	9,951
Benny	4,667
Bluebell	11,377
Bowling	14,661
Bradford	6,976
Brookwood	8,544
Bryant	13,338
Caden	14,125
Camellia	15,803
Caterpillar	4,111
Chilhowee	24,242
Claremore	9,738
Collinison	1,625

Cordero	13,974
Cristalino	5,071
Ellie	-
Emelina	15,930
Ethan	8,821
Frances	-
Glenncrest	-
Gordon	7,327
Haikey	10,789
Hamblen	16,692
Hancock	6,953
Hardman	2,578
Haven	11,393
Haverhill	2,758
Haybridge	-
Hedgecrest	-
Helmerich	11,526
Hermanos	20,785
Holmes	11,160
Keystone	-
Layla	-
Liberty	12,886
Lithonia	-
Lola	919
Lucas	13,497
Macomber	10,230
Mallard	12,328
Marcy	-
Meridian	8,396
Montgomery	-
Northbrook	-
Northridge	-
Oakland	-
Palmore	11,533
Pebblestone	-
Perdita	6,783
Phoebe	-
Pongo	8,799
Portsmouth	13,434
Rachel	-
Ratliff	1,625
Riverwood	7,276
Roanoke	10,759
Ross	-
Sansa	2,465
Sheezy	20,020
Sherwood	5,303
Summerglen	11,470
Tansel	6,197
Thomas	13,742
Tytus	9,271
Vanzant	-
Watson	8,091
Westhaven	12,053
Wheeler	12,288
Williamson	12,013
Woodland	7,813
Woodwind	11,865
Wynde	10,966
Wyndhurst	-
Zane	8,403
$597,902

Operating Expenses

The company incurred the following operating expenses during the period January 4, 2023 (date of inception) through December 31, 2023. The operating expenses incurred prior to the closing of an offering related to any of the series are being paid by our manager and are reimbursed by such series out of the gross offering proceeds upon closing of the relevant series offering. Such operating expenses include real estate taxes, property insurance, Home Ownership Association (HOA) fees, legal fees, other professional fees, depreciation, and repair and maintenance costs.

Upon closing, each individual series becomes responsible to fund its own operating expenses. The following table summarizes the total operating expenses by series as of December 31, 2023. Such amounts are based on the audited financial statements of the company and each series included in this Annual Report on Form 1-K:

December 31, 2023
Series Name	Operating Expenses	Depreciation	Total Expenses
Antares	$18,049	$4,257	$22,306
Aramis	18,049	4,123	22,172
Arkoma	10,205	3,786	13,991
Arya	14,368	411	14,779
Aspen	11,418	4,905	16,323
Athos	17,054	4,188	21,243
Barclay	8,837	4,909	13,746
Bean	10,793	1,343	12,136
Bennett	12,561	3,880	16,441
Benny	14,981	4,671	19,652
Bluebell	12,415	4,108	16,523
Bowling	11,590	4,293	15,883
Bradford	11,223	4,877	16,100
Brookwood	14,349	5,138	19,487
Bryant	17,208	5,033	22,241
Caden	20,897	5,156	26,053
Camellia	10,532	6,415	16,947
Caterpillar	19,577	4,124	23,701
Chilhowee	17,061	8,196	25,257
Claremore	10,806	3,771	14,577
Collinison	9,520	-	9,520
Cordero	21,434	4,568	26,002
Cristalino	33,866	6,338	40,203
Ellie	9,803	1,316	11,119
Emelina	20,566	6,066	26,632
Ethan	21,748	3,617	25,365
Frances	3,299	-	3,299
Glenncrest	2,974	-	2,974
Gordon	15,153	4,098	19,250
Haikey	11,610	3,368	14,977
Hamblen	22,748	4,702	27,450
Hancock	16,724	4,845	21,569
Hardman	9,942	-	9,942
Haven	18,882	3,824	22,705
Haverhill	18,016	4,299	22,315
Haybridge	7,415	822	8,237
Hedgecrest	7,346	822	8,168

Helmerich	11,562	4,039	15,602
Hermanos	20,368	9,122	29,489
Holmes	12,112	3,226	15,337
Keystone	6,169	-	6,169
Layla	8,243	-	8,243
Liberty	14,607	4,865	19,472
Lithonia	13,642	5,185	18,827
Lola	9,043	-	9,043
Lucas	16,117	4,087	20,204
Macomber	17,526	4,201	21,727
Mallard	13,140	3,339	16,479
Marcy	11,288	411	11,699
Meridian	17,873	4,240	22,113
Montgomery	16,567	3,752	20,319
Northbrook	6,516	-	6,516
Northridge	2,896	-	2,896
Oakland	3,678	704	4,381
Palmore	16,147	4,368	20,515
Pebblestone	6,269	-	6,269
Perdita	11,523	5,320	16,844
Phoebe	3,721	-	3,721
Pongo	9,725	5,320	15,045
Portsmouth	20,024	3,910	23,933
Rachel	4,006	-	4,006
Ratliff	9,924	732	10,656
Riverwood	24,250	5,321	29,570
Roanoke	17,006	4,604	21,609
Ross	4,182	-	4,182
Sansa	11,796	411	12,207
Sheezy	13,240	5,895	19,134
Sherwood	21,518	2,798	24,316
Summerglen	16,609	4,441	21,049
Tansel	29,456	5,222	34,678
Thomas	13,540	4,020	17,560
Tytus	13,239	4,176	17,415
Vanzant	6,552	-	6,552
Watson	12,644	3,226	15,869
Westhaven	14,511	4,678	19,189
Wheeler	11,112	3,819	14,931
Williamson	12,234	3,940	16,174
Woodland	16,225	3,293	19,519
Woodwind	16,021	4,672	20,693
Wynde	27,434	4,300	31,734
Wyndhurst	3,635	-	3,635
Zane	10,881	2,241	13,122
	$1,111,791	$270,143	$1,381,933

Other Expenses (Income)

During the period January 4, 2023 through December 31, 2023, some series incurred interest expenses, including mortgage interest and amortization of loan fees. The following table summarizes the total of such expenses incurred by each series during the period January 4, 2023 (date of inception through) December 31, 2023. Such amounts are based on the audited financial statements of the company and each series included in this Annual Report on Form 1-K:

Series Name	December 31, 2023
Antares	$-
Aramis	-
Arkoma	-
Arya	-
Aspen	-
Athos	-
Barclay	-
Bean	-
Bennett	-
Benny	-
Bluebell	-
Bowling	3,041
Bradford	-
Brookwood	-
Bryant	-
Caden	3,939
Camellia	-
Caterpillar	-
Chilhowee	-
Claremore	-
Collinison	-
Cordero	-
Cristalino	5,861
Ellie	-
Emelina	-
Ethan	-
Frances	-
Glenncrest	-
Gordon	-
Haikey	-
Hamblen	-
Hancock	-
Hardman	-
Haven	2,832
Haverhill	-
Haybridge	-
Hedgecrest	-
Helmerich	-
Hermanos	-
Holmes	-
Keystone	-
Layla	-
Liberty	-
Lithonia	-
Lola	-
Lucas	-
Macomber	-
Mallard	-
Marcy	-
Meridian	-
Montgomery	-
Northbrook	-
Northridge	-
Oakland	-

Palmore	-
Pebblestone	-
Perdita	-
Phoebe	-
Pongo	-
Portsmouth	-
Rachel	-
Ratliff	-
Riverwood	-
Roanoke	-
Ross	-
Sansa	-
Sheezy	-
Sherwood	-
Summerglen	-
Tansel	-
Thomas	-
Tytus	-
Vanzant	-
Watson	-
Westhaven	-
Wheeler	-
Williamson	-
Woodland	-
Woodwind	-
Wynde	-
Wyndhurst	-
Zane	-
$15,672

Liquidity and Capital Resources

From inception, our manager has financed the business activities of each series. Upon the first closing of a particular series offering, the manager is reimbursed out of the proceeds of the relevant offering. Until such time as the series have the capacity to generate cash flows from operations, our manager may cover any deficits through capital contributions, which may be reimbursed upon closing of the relevant offering.

Cash and Cash Equivalent Balances

Cash is held at the series level. The following table summarizes the cash and cash equivalents held by each series as of December 31, 2023. Such amounts are based on the audited financial statements of the company and each series included in this Annual Report on Form 1-K:

Series Name	December 31, 2023
Antares	$16,454
Aramis	17,696
Arkoma	26,399
Arya	19,482
Aspen	9,587
Athos	22,229
Barclay	30,661
Bean	17,617
Bennett	15,006
Benny	12,309
Bluebell	22,871
Bowling	15,852
Bradford	20,297
Brookwood	13,170
Bryant	11,462
Caden	10,861
Camellia	20,502
Caterpillar	19,632
Chilhowee	20,622
Claremore	17,900
Collinison	2,979
Cordero	19,302

Cristalino	7,769
Ellie	17,548
Emelina	5,191
Ethan	2,375
Frances	-
Glenncrest	-
Gordon	17,148
Haikey	18,832
Hamblen	14,963
Hancock	7,185
Hardman	20,323
Haven	8,774
Haverhill	4,238
Haybridge	25,648
Hedgecrest	25,648
Helmerich	18,024
Hermanos	20,497
Holmes	16,072
Keystone	20,391
Layla	25,430
Liberty	8,847
Lithonia	18,089
Lola	23,293
Lucas	14,661
Macomber	16,032
Mallard	22,147
Marcy	19,502
Meridian	14,399
Montgomery	9,225
Northbrook	22,111
Northridge	-
Oakland	474
Palmore	20,957
Pebblestone	19,914
Perdita	20,883
Phoebe	-
Pongo	23,895
Portsmouth	15,915
Rachel	-
Ratliff	24,017
Riverwood	10,050
Roanoke	22,821
Ross	-
Sansa	19,502
Sheezy	18,930
Sherwood	16,955
Summerglen	12,041
Tansel	18,170
Thomas	16,283
Tytus	19,860
Vanzant	-
Watson	15,170
Westhaven	18,441
Wheeler	18,711
Williamson	22,367
Woodland	3,099
Woodwind	14,885
Wynde	4,736
Wyndhurst	-
Zane	18,061
$1,223,390

Plan of Operations

We intend to hold and manage the series properties for five to seven years during which time we will operate the series properties as single-family rental income properties. During this period, we intend to distribute any Free Cash Flow to investors.

As each of our properties reaches what we believe to be its optimum value, we will consider disposing of the property. The determination of when a particular property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property is anticipated to appreciate or decline substantially, local regulatory changes, environmental and other factors that may reduce the desirability of single-family rentals in a particular market, and how operating history may impact the potential sales price. The manager may determine that it is in the best interests of members to sell a property earlier than five years or to hold a property for more than seven years.

We plan to launch a number of additional series and related offerings in the next twelve months.  As of the current date, we do not know how many series we will be offering. However, in any case, the aggregate dollar amount of all of the series interests that we will sell within the 12-month period will not exceed the maximum amount allowed under Regulation A. It is anticipated that the proceeds from any offerings closed during the next twelve months will be used to acquire additional properties.

Our Policies for Approving New Tenants

We intend to seek out tenants for our properties who are financially responsible and capable of paying their rent. We will conduct due diligence on prospective tenant applicants by (a) verifying their incomes, (b) running credit checks, (c) performing criminal background checks, and (d) requesting references from previous landlords. While we do not have specific standards for any of these items, we will use these screening methods to determine, prior to approving a lease, whether we believe a potential lessee is financially responsible.

Trend Information

Our results of operations are affected by a variety of factors, including conditions in the financial markets and the economic and political environments, particularly in the United States. Global economic conditions, including political environments, financial market performance, interest rates, credit spreads or other conditions beyond our control are unpredictable and could negatively affect the value of the series properties, our ability to acquire and manage single family rentals and the success of our current and future offerings. In addition to the aforementioned macroeconomic trends, we believe the following factors will influence our future performance:

-	Recent increases in interest rates may have a negative effect on the demand for our offerings due to the attractiveness of alternative investments.

-	The continuing increase in prices in the United States housing market may result in difficulties in sourcing properties and meeting demand for our offerings.

-	Continued increases in remote work arrangements may lead to greater rental activity in our target markets.

Recent Developments

Revenues

Revenues are generated at the series level and are derived from leases on the series property. All revenues generated by any series during the period January 1, 2024 through March 31, 2024 are listed below. For the avoidance of doubt, the below amounts are unaudited.

Series Name	March 31, 2024
Antares	$5,835
Aramis	6,135
Arkoma	4,785
Arya	4,185
Aspen	1,621
Athos	6,285
Barclay	5,985
Bean	6,435
Bennett	5,085
Benny	5,385
Bluebell	6,360
Bowling	4,615
Bradford	5,760
Brookwood	5,610
Bryant	6,285
Caden	5,085
Camellia	5,385
Caterpillar	5,385
Chilhowee	8,032
Claremore	3,390
Collinison	6,360
Cordero	4,366
Cristalino	3,274
Ellie	1,702
Emelina	5,235
Ethan	4,425
Frances	4,983
Glenncrest	5,786
Gordon	5,685
Haikey	5,385
Hamblen	6,285
Hancock	6,135
Hardman	7,485
Haven	4,185
Haverhill	12,610
Haybridge	2,095
Hedgecrest	599

Helmerich	5,385
Hermanos	7,185
Holmes	4,185
Keystone	4,667
Layla	4,640
Liberty	5,685
Lithonia	-
Lola	6,360
Lucas	6,135
Macomber	5,985
Mallard	5,235
Marcy	3,587
Meridian	5,550
Montgomery	1,819
Northbrook	-
Northridge	-
Oakland	149
Palmore	4,260
Pebblestone	3,439
Perdita	5,985
Phoebe	960
Pongo	6,285
Portsmouth	5,385
Rachel	960
Ratliff	4,240
Riverwood	6,120
Roanoke	9,784
Ross	6,651
Sansa	4,185
Sheezy	5,460
Sherwood	4,185
Summerglen	5,385
Tansel	7,185
Thomas	5,484
Tytus	6,135
Vanzant	3,817
Watson	4,185
Westhaven	8,080
Wheeler	4,947
Williamson	6,660
Woodland	3,885
Woodwind	5,085
Wynde	5,910
Wyndhurst	5,985
Zane	3,825
$405,269

Operating Expenses

The company incurred the following operating expenses during the period January 1, 2024 through March 31, 2024. The operating expenses incurred prior to the closing of an offering related to any of the series are being paid by our manager and are reimbursed by such series out of the gross offering proceeds upon closing of the relevant series offering. Such operating expenses include real estate taxes, property insurance, Home Ownership Association (HOA) fees, legal fees, other professional fees, depreciation, and repair and maintenance costs. Upon closing, each series becomes responsible for its own operating expenses.

During the period January 1, 2024 through March 31, 2024, at the close of the respective offerings for the series, each individual series became or will become, as applicable, responsible for its own operating expenses. The following table summarizes the total operating expenses incurred by each series during the period January 1, 2024 through March 31, 2024. For the avoidance of doubt, the below amounts are unaudited.

March 31, 2024
Series Name	Operating Expenses	Depreciation	Total Expenses
Antares	$2,520	$2,128	$4,649
Aramis	4,229	2,062	6,291
Arkoma	2,766	1,622	4,388
Arya	3,298	1,233	4,531
Aspen	6,425	1,839	8,264
Athos	5,142	2,289	7,431
Barclay	3,952	2,104	6,056
Bean	4,162	2,014	6,176
Bennett	2,447	1,455	3,902
Benny	3,404	1,751	5,156
Bluebell	2,915	2,054	4,969
Bowling	1,852	1,431	3,283
Bradford	2,470	2,090	4,561
Brookwood	2,667	1,927	4,594
Bryant	3,724	2,196	5,920
Caden	8,214	1,719	9,933
Camellia	2,053	2,405	4,459
Caterpillar	2,731	2,062	4,793
Chilhowee	3,392	2,235	5,627
Claremore	2,929	1,616	4,545
Collinison	3,197	2,076	5,273
Cordero	2,781	1,930	4,711
Cristalino	5,116	2,113	7,229
Ellie	4,840	1,974	6,814
Emelina	2,322	2,061	4,383
Ethan	1,911	1,638	3,549
Frances	5,317	1,279	6,596
Glenncrest	3,167	1,996	5,163
Gordon	3,087	1,756	4,843
Haikey	3,640	1,684	5,324
Hamblen	2,438	1,763	4,201
Hancock	3,277	2,113	5,391
Hardman	3,307	2,663	5,970
Haven	1,117	1,275	2,391
Haverhill	2,422	1,612	4,035

Haybridge	3,437	2,465	5,902
Hedgecrest	3,326	2,465	5,791
Helmerich	3,030	1,731	4,762
Hermanos	2,670	2,957	5,627
Holmes	1,818	1,210	3,027
Keystone	4,338	1,595	5,933
Layla	7,906	2,226	10,132
Liberty	3,448	2,085	5,533
Lithonia	23,833	1,944	25,778
Lola	3,154	2,072	5,226
Lucas	3,740	1,751	5,491
Macomber	4,060	2,143	6,202
Mallard	2,697	1,431	4,128
Marcy	3,833	1,233	5,067
Meridian	3,880	1,817	5,697
Montgomery	11,364	1,407	12,771
Northbrook	2,152	1,936	4,088
Northridge	4,582	1,178	5,760
Oakland	3,214	2,111	5,325
Palmore	2,334	1,728	4,061
Pebblestone	4,274	1,547	5,822
Perdita	2,623	2,280	4,903
Phoebe	4,961	1,273	6,233
Pongo	2,639	2,280	4,919
Portsmouth	1,898	1,466	3,364
Rachel	6,004	1,986	7,990
Ratliff	4,068	2,197	6,265
Riverwood	2,435	2,510	4,945
Roanoke	3,168	2,302	5,470
Ross	6,076	2,291	8,367
Sansa	1,399	1,233	2,632
Sheezy	2,479	1,608	4,087
Sherwood	1,646	1,199	2,845
Summerglen	2,320	1,665	3,986
Tansel	5,138	2,238	7,375
Thomas	2,173	1,507	3,681
Tytus	2,476	1,790	4,266
Vanzant	11,220	1,621	12,841
Watson	1,459	1,210	2,669
Westhaven	7,166	1,754	8,920
Wheeler	1,670	1,432	3,103
Williamson	2,623	1,970	4,593
Woodland	1,497	1,463	2,960
Woodwind	6,618	1,752	8,370
Wynde	2,565	2,012	4,577
Wyndhurst	7,997	2,128	10,125
Zane	1,527	1,120	2,648
	$318,166	$151,489	$469,655

Cash and Cash Equivalent Balances

Cash is held at the series level. The following table summarizes the cash and cash equivalents held by series as of March 31, 2024. For the avoidance of doubt, the below amounts are unaudited.

Series Name	March 31, 2024
Antares	$16,163
Aramis	9,045
Arkoma	27,616
Arya	9,819
Aspen	8,408
Athos	11,055
Barclay	33,198
Bean	13,018
Bennett	10,417
Benny	6,689
Bluebell	26,351
Bowling	21,026
Bradford	23,586
Brookwood	8,698
Bryant	5,491
Caden	11,526
Camellia	15,303
Caterpillar	18,425
Chilhowee	25,722
Claremore	16,734
Collinison	23,945
Cordero	17,148
Cristalino	4,508
Ellie	9,980
Emelina	12,253
Ethan	3,594
Frances	20,785
Glenncrest	2,207
Gordon	19,256
Haikey	16,668
Hamblen	14,489

Hancock	8,748
Hardman	18,608
Haven	9,034
Haverhill	629
Haybridge	19,139
Hedgecrest	22,853
Helmerich	16,788
Hermanos	29,353
Holmes	14,791
Keystone	16,601
Layla	19,504
Liberty	6,615
Lithonia	11,734
Lola	20,639
Lucas	11,741
Macomber	12,639
Mallard	22,404
Marcy	12,066
Meridian	4,918
Montgomery	4,918
Northbrook	20,396
Northridge	20,480
Oakland	100
Palmore	10,222
Pebblestone	14,811
Perdita	23,027
Phoebe	100
Pongo	27,078
Portsmouth	10,540
Rachel	21,214
Ratliff	19,605
Riverwood	9,476
Roanoke	23,727
Ross	25,438
Sansa	13,203
Sheezy	18,026
Sherwood	7,515
Summerglen	13,831
Tansel	6,733
Thomas	12,530
Tytus	20,623
Vanzant	21,828
Watson	14,941
Westhaven	10,676
Wheeler	17,721
Williamson	22,811
Woodland	7,286
Woodwind	10,407
Wynde	7,752
Wyndhurst	21,237
Zane	19,452
$1,219,631

Item 3. Directors AND Officers

General

The manager of our company is Arrived Holdings, Inc., a Delaware corporation. The manager has established a board of directors for our company, consisting of two members, Ryan Frazier and Kenneth Cason.

The nature of our business to be conducted or promoted by us must at all times be to engage in any lawful act or activity for which LLCs may be organized under the Delaware Limited Liability Company Act.

All of our directors and executive officers are employees of the manager. The executive offices of the manager are located at 1700 Westlake Avenue N, Suite 200, Seattle, WA 98109, and the telephone number of the manager’s executive offices is (814) 277-4833.

Executive Officers & Directors

The following table sets forth certain information with respect to each of the directors and executive officers of the manager:

Executive Officer	Age	Position Held with our Company(1) (2)	Position Held with the Manager
Ryan Frazier	35	Chief Executive Officer and Director	Chief Executive Officer, President and Director
Sue Korn	54	Chief Financial Officer	Chief Financial Officer
Kenneth Cason	37	Chief Technology Officer and Director	Chief Technology Officer and Director
Alejandro Chouza	43	Chief Operating Officer	Chief Operating Officer

(1)	The terms in office of Mr. Frazier, Mr. Cason, and Mr. Chouza began upon the organization of our company on January 4, 2023. Ms. Korn’s term in office began upon her appointment as CFO on January 11, 2024. The current executive officers and directors will serve in these capacities indefinitely, or until their successors are duly appointed or elected, as applicable.

(2)	The executive officers of the manager are currently devoting a significant amount of their working time to the operations of our company to satisfy their respective responsibilities to the management of our company. Our officers will be working on a part-time basis for our business and are expected to devote at least forty (40) hours per month to the operations and management of our company.

Biographical Information

Set forth below is biographical information of our executive officers and directors.

Ryan Frazier, our Chief Executive Officer and a director, has served as the Chief Executive Officer, President, and a director of Arrived Holdings, Inc. since its inception in February 2019 and as CEO and director of our company since its inception. In 2011, Mr. Frazier co-founded and was the CEO of DataRank, Inc., a social media listening platform used by Fortune 500 companies, including Procter & Gamble, Coca Cola, and The Clorox Company, to garner insights from their consumers. Mr. Frazier led DataRank through a merger with Simply Measured, Inc. in 2015, and again through a merger with Sprout Social, Inc. in 2017, after which he acted in the role of General Manager, leading the integration of the Simply Measured, Inc. and Sprout Social businesses in Sprout Social’s Seattle office. Mr. Frazier is an alumnus of Y Combinator, S13, and he graduated from the University of Arkansas in 2010 with a B.S. in International Business.

Sue Korn, our Chief Financial Officer, has served as the Chief Financial Officer of Arrived Holdings since January 2024. Ms. Korn began her career in equity research for diversified financial services companies at Kidder, Peabody in 1992, later moving to investment banking in Salomon Smith Barney’s Financial Institutions Group in 1997. She joined Providian Financial in 1998 where she oversaw planning and analysis, data management and reporting for a $33 billion credit card business. In 2011 she transitioned to FinTech, bringing her financial expertise to companies such as Prosper Marketplace (FP&A and back office operations), LendingClub (marketplace operations and treasury), Oportun (FP&A and accounting) and was co-founder/CFO/Head of Operations for online lender Vouch Financial. Ms. Korn graduated from Colby College with a B.A. in Philosophy/Math in 1991 and earned her M.B.A from Kellogg Graduate School of Management at Northwestern University in 1997 with majors in Finance, Management and Strategy and Organizational Behavior. She has held the Chartered Financial Analyst® designation since 1998.

Kenneth Cason, our Chief Technology Officer and a director, has served as the Chief Technology Officer and director of Arrived Holdings, Inc. since its inception in February 2019. Beginning in 2011, Mr. Cason served as the Co-Founder and Chief Technology Officer of DataRank, Inc. Mr. Cason worked extensively to help design and build large scale data collection, processing, and search systems. He remained employed with DataRank through two mergers; first with Simply Measured, Inc., in 2015, and then again with Sprout Social in 2017. During both mergers he worked to lead and integrate each company’s tech stack. Mr. Cason is an alumni of Y Combinator, S13, and he graduated from the University of Arkansas in 2010 with a B.S. in Computer Science and also received Associate degrees in Mathematics, Japanese and Chinese.

Alejandro Chouza, our Chief Operating Officer, has served as the Chief Operating Officer of Arrived Holdings, Inc. since its inception in February 2019. Mr. Chouza was previously the VP of Operations of Oyo Rooms beginning in May 2019. Prior to that, Mr. Chouza was the Regional General Manager of Uber Technologies, Inc., from September 2014 through May 2019, where he launched and managed operations in Mexico and the Northwest USA markets. Mr. Chouza graduated with a B.S. from Babson College and an M.B.A. from The Wharton School of the University of Pennsylvania.

There are no arrangements or understandings known to us pursuant to which any director was or is to be selected as a director or nominee. There are no agreements or understandings for any executive officer or director to resign at the request of another person and no officer or director is acting on behalf of nor will any of them act at the direction of any other person.

There are no family relationships between any director, executive officer, person nominated or chosen to become a director or executive officer or any significant employee.

The Manager and the Operating Agreement

The manager will be responsible for directing the management of our business and affairs, managing our day-to-day affairs, and implementing our investment strategy. The manager and its officers will not be required to devote all of their time to our business and are only required to devote such time to our affairs as their duties require.

The manager will perform its duties and responsibilities pursuant to the operating agreement. The manager will maintain a contractual, as opposed to a fiduciary relationship, with us and our investors. Furthermore, we have agreed to limit the liability of the manager and to indemnify the manager against certain liabilities.

The operating agreement further provides that our manager, in exercising its rights in its capacity as the managing member, will be entitled to consider only such interests and factors as it desires, including its own interests, and will have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting our company, any series of interests or any of the interest holders and will not be subject to any different standards imposed by the operating agreement, the LLC Act or under any other law, rule or regulation or in equity.  In addition, the operating agreement provides that our manager will not have any duty (including any fiduciary duty) to our company, any series or any of the interest holders.

Responsibilities of the Manager

The responsibilities of the manager include:

●	Investment Advisory, Origination and Acquisition Services such as approving and overseeing our overall investment strategy, which will consist of elements such as investment selection criteria, diversification strategies and asset disposition strategies;

●	Offering Services such as the development of our series offerings, including the determination of their specific terms;

●	Management Services such as investigating, selecting, and, on our behalf, engaging and conducting business with such persons as the manager deems necessary to the proper performance of its obligations under the operating agreement, including but not limited to consultants, accountants, lenders, technical managers, attorneys, corporate fiduciaries, escrow agents, depositaries, custodians, agents for collection, insurers, insurance agents, developers, construction companies, property managers and any and all persons acting in any other capacity deemed by the manager necessary or desirable for the performance of any of the services under the operating agreement;

●	Accounting and Other Administrative Services such as maintaining accounting data and any other information concerning our activities as will be required to prepare and to file all periodic financial reports and returns required to be filed with the Commission and any other regulatory agency, including annual financial statements, and managing and performing the various administrative functions necessary for our day-to-day operations;

●	Investor Services such as managing communications with our investors, including answering phone calls, preparing and sending written and electronic reports and other communications;

●	Financing Services such as monitoring and overseeing the service of our debt facilities and other financings, if any; and

●	Disposition Services such as evaluating and approving potential asset dispositions, sales or liquidity transactions.

Manager Affiliates

Our manager controls seven affiliated entities also conducting offerings under Tier 2 of Regulation A:

Arrived Homes, LLC – Arrived Homes, LLC was formed on July 13, 2020 as a Delaware series limited liability company to permit public investment in individual real estate properties that will be owned by individual series of Arrived Homes, LLC.

Arrived Homes II, LLC – Arrived Homes II, LLC was formed on February 2, 2022 as a Delaware series limited liability company to permit public investment in individual real estate properties that will be owned by individual series of Arrived Homes II, LLC.

Arrived Homes 4, LLC – Arrived Homes 4, LLC was formed on July 28, 2023 as a Delaware series limited liability company to permit public investment in individual real estate properties that will be owned by individual series of Arrived Homes 4, LLC.

Arrived STR, LLC – Arrived STR, LLC was formed on July 11, 2022 as a Delaware series limited liability company to permit public investment in individual real estate properties that will be owned by individual series of Arrived STR, LLC.

Arrived STR 2, LLC – Arrived STR 2, LLC was formed on January 12, 2023 as a Delaware series limited liability company to permit public investment in individual real estate properties that will be owned by individual series of Arrived STR 2, LLC.

Arrived SFR Genesis Fund, LLC– Arrived SFR Genesis Fund, LLC was formed on May 1, 2023 as a Delaware limited liability company, to originate, invest in and manage a diversified portfolio of single family residential real estate properties.

Arrived Debt Fund, LLC – Arrived Debt Fund, LLC was formed on December 21, 2023 as a Delaware limited liability company to invest in and manage a diversified portfolio of residential real estate investments.

Compensation of Executive Officers

We do not currently have any employees nor do we currently intend to hire any employees who will be compensated directly by our company. Each of our executive officers, who are also executive officers of the manager, manages our day-to-day affairs, oversees the review, selection and recommendation of investment opportunities, services acquired properties and monitors the performance of these properties to ensure that they are consistent with our investment objectives. Each of these individuals receives compensation for his or her services, including services performed for us on behalf of the manager, from the manager. We do not intend to pay any compensation to these individuals.

Compensation of the Manager

The manager will receive compensation and reimbursement for costs incurred relating to our series offerings (e.g., Offering Expenses and Acquisition Expenses). Neither the manager nor any of its affiliates will receive any selling commissions or dealer manager fees in connection with this or other series offerings. See “Management—Management Compensation” in our offering circular and Note 7, Related Party Transactions in our financial statements for further details.

Item 4. Security Ownership of Management and Certain Securityholders

Our company is managed by Arrived Holdings, Inc., the manager, who will also be the manager of all of our series. The manager currently does not own, and at the closing of each series offering is not expected to own, any of the interests in any series.

No executive officers and directors beneficially own more than 10% of any series of our company. Additionally, no other security holders beneficially own more than 10% of any series of our company.

The manager or an affiliate of the manager may purchase interests in any series of our company on the same terms as offered to investors. No brokerage fee will be paid on any interests purchased by the manager or its affiliates. Additionally, the manager may acquire interests in any series of our company in the event that a promissory note issued to the manager in connection with the acquisition of a series property, if outstanding, is not repaid on or prior to its maturity date, at which point, the outstanding balance of the promissory note will be converted into series interests under the same terms as in the applicable series offering.

The address of Arrived Holdings, Inc. is 1700 Westlake Avenue N, Suite 200, Seattle, WA 98109.

Item 5. INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN Transactions

Since our formation in January 2023, we have entered into a number of transactions in which we were a participant and the amount involved exceeded or exceeds the lesser of $120,000 and one percent of the average of our total assets as of the date of formation, and in which any related person had a direct or indirect material interest (other than compensation described under “Compensation of Directors and Executive Officers”). See “The Series Properties Being Offered” section in our offering circular contained in Post-Qualification Amendment No. 18 to our Offering Statement on Form 1-A for a description of the manager’s involvement in the purchase of properties on the relevant series’ behalf and the subsequent issuance of promissory notes by the series to the manager. See “Management—Management Compensation” section in our offering circular for a description of the fees paid to the manager. We believe the terms obtained or consideration that we paid or received, as applicable, in connection with such transactions were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions. With respect to the additional series that will be offering their interests by way of this offering circular and other future series, their properties will be acquired in accordance with one of the acquisition methods discussed in the section titled “Description of Business⸺Acquisition Mechanics” in our offering circular. Therefore, the manager is expected to continue to receive interest income from loans to the multiple series.

Item 6. Other Information

None.

Item 7. Financial Statements

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING FINANCIAL STATEMENTS

DECEMBER 31, 2023

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (PCAOB ID #00536)	F-2
CONSOLIDATED AND CONSOLIDATING BALANCE SHEET AS OF DECEMBER 31, 2023	F-3
CONSOLIDATED AND CONSOLIDATING STATEMENT OF COMPREHENSIVE INCOME (LOSS) FOR THE PERIOD JANUARY 4, 2023 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2023	F-15
CONSOLIDATED AND CONSOLIDATING STATEMENT OF CHANGES IN MEMBERS’ EQUITY (DEFICIT) FOR THE PERIOD JANUARY 4, 2023 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2023	F-27
CONSOLIDATED AND CONSOLIDATING STATEMENT OF CASH FLOWS FOR THE PERIOD JANUARY 4, 2023 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2023	F-39
NOTES TO CONSOLIDATED AND CONSOLIDATING FINANCIAL STATEMENTS	F-51 to F-65

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Manager and Members of
Arrived Homes 3, LLC and its Series

Seattle, Washington

Opinion on the Consolidated and Consolidating Financial Statements

We have audited the accompanying consolidated and consolidating balance sheet of Arrived Homes 3, LLC and its Series (the Company) as of December 31, 2023, and the related consolidated and consolidating statements of comprehensive income (loss), members’ equity (deficit), and cash flows for the period January 4, 2023 (date of inception) through December 31, 2023, and the related notes (collectively referred to as the consolidated and consolidating financial statements). In our opinion, the consolidated and consolidating financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023, and the results of their operations and their cash flows for the period January 4, 2023 (date of inception) through December 31, 2023, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated and consolidating financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the consolidated and consolidating financial statements, the Company’s lack of liquidity raises substantial doubt about their ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 3. The consolidated and consolidating financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated and consolidating financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated and consolidating financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated and consolidating financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated and consolidating financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated and consolidating financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated and consolidating financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Morison Cogen LLP

We have served as the Company’s auditor since 2023.

Blue Bell, Pennsylvania

April 29, 2024

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEET

AS OF DECEMBER 31, 2023

	Antares	Aramis	Arkoma	Arya	Aspen	Athos	Barclay
ASSETS
Current assets:
Cash	$16,454	$17,696	$26,399	$19,482	$9,587	$22,229	$30,661
Prepaid expenses	426	416	363	-	522	1,014	420
Due from (to) third party property manager	2,389	(8,482)	4,630	(9,011)	39	(4,252)	6,129
Total current assets	19,269	9,630	31,392	10,471	10,148	18,991	37,210
Due to (from) related parties	-	-	-	998	-	191	-
Property and equipment, net	307,908	298,235	234,160	180,464	264,885	294,516	303,675
Deposits	1,895	3,790	1,595	1,395	-	4,190	-
Total assets	$329,073	$311,654	$267,147	$193,329	$275,033	$317,888	$340,885

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)
Current liabilities:
Accrued expenses	$5,385	$1,725	$6,647	$2,227	$1,725	$9,149	$5,361
Accounts payable	-	-	-	-	-	-	32
Due to (from) related parties	1,894	184	3,105	-	1,870	-	6,017
Total Current liabilities	7,279	1,909	9,752	2,227	3,595	9,149	11,409
Tenant deposits	1,895	3,790	1,595	1,395	-	4,190	-
Total Liabilities	9,174	5,699	11,347	3,622	3,595	13,339	11,409
Members’ equity (deficit)
Members’ capital	337,601	327,037	258,317	203,882	286,498	317,411	329,217
Retained earnings (accumulated deficit)	(17,703)	(21,082)	(2,517)	(14,175)	(15,059)	(12,863)	258
Total members’ equity (deficit)	319,898	305,955	255,800	189,707	271,438	304,549	329,476
Total liabilities and members’ equity (deficit)	$329,073	$311,654	$267,147	$193,329	$275,033	$317,888	$340,885

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEET

AS OF DECEMBER 31, 2023

	Bean	Bennett	Benny	Bluebell	Bowling	Bradford	Brookwood
ASSETS
Current assets:
Cash	$17,617	$15,006	$12,309	$22,871	$15,852	$20,297	$13,170
Prepaid expenses	-	431	1,503	445	1,049	418	553
Due from (to) third party property manager	(3,561)	1,385	2,305	6,086	7,957	5,619	2,049
Total current assets	14,056	16,822	16,117	29,402	24,859	26,335	15,772
Due to (from) related parties	930	-	-	-	-	1,642	-
Property and equipment, net	294,095	209,522	252,216	297,119	205,582	301,785	277,469
Deposits	2,145	1,695	1,795	2,095	1,869	1,895	1,795
Total assets	$311,226	$228,039	$270,129	$328,616	$232,309	$331,657	$295,035

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)
Current liabilities:
Accrued expenses	$3,685	$4,738	$6,395	$5,631	$4,403	$4,977	$5,015
Accounts payable	-	-	-	-	-	-	-
Due to (from) related parties	-	4,926	3,736	2,562	14,907	-	5,816
Total Current liabilities	3,685	9,664	10,131	8,193	19,310	4,977	10,830
Tenant deposits	2,145	1,695	1,795	2,095	1,869	1,895	1,795
Total Liabilities	5,830	11,359	11,926	10,288	21,179	6,872	12,625
Members’ equity (deficit)
Members’ capital	316,389	223,169	273,188	323,473	215,393	333,909	293,354
Retained earnings (accumulated deficit)	(10,992)	(6,490)	(14,985)	(5,146)	(4,262)	(9,124)	(10,943)
Total members’ equity (deficit)	305,397	216,679	258,203	318,328	211,130	324,785	282,410
Total liabilities and members’ equity (deficit)	$311,226	$228,039	$270,129	$328,616	$232,309	$331,657	$295,035

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEET

AS OF DECEMBER 31, 2023

	Bryant	Caden	Camellia	Caterpillar	Chilhowee	Claremore	Collinison
ASSETS
Current assets:
Cash	$11,462	$10,861	$20,502	$19,632	$20,622	$17,900	$2,979
Prepaid expenses	984	929	586	979	1,011	587	-
Due from (to) third party property manager	6,065	4,846	(410)	546	9,467	6,225	(2,685)
Total current assets	18,511	16,636	20,678	21,158	31,100	24,713	294
Due to (from) related parties	-	-	-	-	-	-	19,911
Property and equipment, net	282,393	246,919	263,332	298,290	318,646	233,259	303,588
Deposits	2,049	1,695	1,795	1,795	2,495	2,543	2,095
Total assets	$302,953	$265,249	$285,805	$321,243	$352,241	$260,515	$325,887

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)
Current liabilities:
Accrued expenses	$10,376	$4,369	$5,422	$4,584	$9,804	$6,513	$2,091
Accounts payable	-	-	-	-	-	-	-
Due to (from) related parties	1,956	12,309	5,546	651	6,357	4,570	-
Total Current liabilities	12,332	16,678	10,968	5,235	16,162	11,083	2,091
Tenant deposits	2,049	1,695	1,795	1,795	2,495	2,543	2,095
Total Liabilities	14,381	18,373	12,763	7,030	18,657	13,625	4,186
Members’ equity (deficit)
Members’ capital	297,474	262,743	274,186	333,803	334,600	251,729	329,596
Retained earnings (accumulated deficit)	(8,903)	(15,866)	(1,144)	(19,590)	(1,015)	(4,839)	(7,895)
Total members’ equity (deficit)	288,572	246,877	273,042	314,213	333,585	246,890	321,701
Total liabilities and members’ equity (deficit)	$302,953	$265,249	$285,805	$321,243	$352,241	$260,515	$325,887

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEET

AS OF DECEMBER 31, 2023

	Cordero	Cristalino	Ellie	Emelina	Ethan	Frances	Glenncrest
ASSETS
Current assets:
Cash	$19,302	$7,769	$17,548	$5,191	$2,375	$-	$-
Prepaid expenses	436	709	-	583	403	-	-
Due from (to) third party property manager	5,634	2,589	(3,395)	5,331	3,263	(1,012)	(299)
Total current assets	25,372	11,068	14,152	11,106	6,041	(1,012)	(299)
Due to (from) related parties	-	-	289	-	-	-	-
Property and equipment, net	271,391	303,505	288,230	251,990	197,507	280,547	292,009
Deposits	2,495	-	-	2,195	1,475	-	-
Total assets	$299,257	$314,573	$302,671	$265,291	$205,023	$279,535	$291,710

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)
Current liabilities:
Accrued expenses	$7,245	$2,871	$2,821	$4,339	$3,828	$1,725	$2,078
Accounts payable	-	-	-	-	-	-	-
Due to (from) related parties	2,362	18,154	-	8,397	4,438	280,820	292,606
Total Current liabilities	9,607	21,025	2,821	12,736	8,266	282,545	294,684
Tenant deposits	2,495	-	-	2,195	1,475	-	-
Total Liabilities	12,102	21,025	2,821	14,931	9,741	282,545	294,684
Members’ equity (deficit)
Members’ capital	299,184	334,541	310,969	261,061	211,827	289	-
Retained earnings (accumulated deficit)	(12,028)	(40,993)	(11,119)	(10,702)	(16,544)	(3,299)	(2,974)
Total members’ equity (deficit)	287,156	293,548	299,850	250,360	195,283	(3,010)	(2,974)
Total liabilities and members’ equity (deficit)	$299,257	$314,573	$302,671	$265,291	$205,023	$279,535	$291,710

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEET

AS OF DECEMBER 31, 2023

	Gordon	Haikey	Hamblen	Hancock	Hardman	Haven	Haverhill
ASSETS
Current assets:
Cash	$17,148	$18,832	$14,963	$7,185	$20,323	$8,774	$4,238
Prepaid expenses	452	333	911	381	-	1,140	513
Due from (to) third party property manager	5,334	5,457	5,982	4,796	(2,634)	4,116	(109)
Total current assets	22,934	24,621	21,856	12,362	17,688	14,030	4,642
Due to (from) related parties	-	-	-	-	-	-	-
Property and equipment, net	253,459	243,587	253,919	272,350	390,558	183,104	232,169
Deposits	1,895	1,795	2,095	2,045	2,495	1,395	1,745
Total assets	$278,287	$270,004	$277,870	$286,757	$410,741	$198,530	$238,556

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)
Current liabilities:
Accrued expenses	$5,074	$6,500	$7,549	$4,932	$1,918	$3,900	$1,725
Accounts payable	-	-	-	-	-	-	-
Due to (from) related parties	2,580	4,503	5,450	4,665	103	13,666	4,241
Total Current liabilities	7,653	11,003	12,999	9,597	2,021	17,567	5,966
Tenant deposits	1,895	1,795	2,095	2,045	2,495	1,395	1,745
Total Liabilities	9,548	12,798	15,094	11,642	4,516	18,962	7,711
Members’ equity (deficit)
Members’ capital	280,662	261,394	273,534	289,731	413,590	193,712	250,402
Retained earnings (accumulated deficit)	(11,923)	(4,189)	(10,758)	(14,616)	(7,364)	(14,144)	(19,557)
Total members’ equity (deficit)	268,739	257,206	262,776	275,115	406,226	179,568	230,845
Total liabilities and members’ equity (deficit)	$278,287	$270,004	$277,870	$286,757	$410,741	$198,530	$238,556

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEET

AS OF DECEMBER 31, 2023

	Haybridge	Hedgecrest	Helmerich	Hermanos	Holmes	Keystone	Layla
ASSETS
Current assets:
Cash	$25,648	$25,648	$18,024	$20,497	$16,072	$20,391	$25,430
Prepaid expenses	-	-	630	1,645	330	-	-
Due from (to) third party property manager	(2,314)	(2,245)	7,388	7,085	4,034	(1,340)	(3,124)
Total current assets	23,334	23,403	26,043	29,228	20,436	19,051	22,306
Due to (from) related parties	1,064	1,064	-	-	-	-	-
Property and equipment, net	360,771	360,771	249,871	318,156	174,185	349,835	326,548
Deposits	-	-	1,795	2,395	1,395	-	-
Total assets	$385,170	$385,239	$277,708	$349,779	$196,015	$368,886	$348,854

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)
Current liabilities:
Accrued expenses	$2,543	$2,543	$6,895	$6,281	$6,153	$1,725	$2,100
Accounts payable	-	-	-	-	-	-	-
Due to (from) related parties	-	-	1,498	24,763	3,592	638	538
Total Current liabilities	2,543	2,543	8,392	31,043	9,745	2,363	2,637
Tenant deposits	-	-	1,795	2,395	1,395	-	-
Total Liabilities	2,543	2,543	10,187	33,438	11,140	2,363	2,637
Members’ equity (deficit)
Members’ capital	390,863	390,863	271,597	325,045	189,053	372,691	354,460
Retained earnings (accumulated deficit)	(8,237)	(8,168)	(4,076)	(8,704)	(4,177)	(6,169)	(8,243)
Total members’ equity (deficit)	382,626	382,695	267,521	316,341	184,876	366,522	346,216
Total liabilities and members’ equity (deficit)	$385,170	$385,239	$277,708	$349,779	$196,015	$368,886	$348,854

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEET

AS OF DECEMBER 31, 2023

	Liberty	Lithonia	Lola	Lucas	Macomber	Mallard	Marcy
ASSETS
Current assets:
Cash	$8,847	$18,089	$23,293	$14,661	$16,032	$22,147	$19,502
Prepaid expenses	879	559	-	997	962	404	-
Due from (to) third party property manager	5,263	134	(3,040)	5,873	5,357	3,226	(6,535)
Total current assets	14,989	18,781	20,253	21,531	22,351	25,778	12,967
Due to (from) related parties	4,196	-	-	6,369	-	-	993
Property and equipment, net	255,173	279,987	303,905	258,455	277,976	206,527	180,464
Deposits	1,895	-	2,095	2,495	1,995	2,195	-
Total assets	$276,252	$298,769	$326,253	$288,850	$302,322	$234,499	$194,424

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)
Current liabilities:
Accrued expenses	$9,485	$5,042	$2,072	$10,842	$10,266	$5,240	$2,222
Accounts payable	-	-	-	-	-	-	-
Due to (from) related parties	-	5,046	587	-	929	5,395	-
Total Current liabilities	9,485	10,088	2,659	10,842	11,195	10,635	2,222
Tenant deposits	1,895	-	2,095	2,495	1,995	2,195	-
Total Liabilities	11,380	10,088	4,754	13,337	13,190	12,830	2,222
Members’ equity (deficit)
Members’ capital	271,459	307,508	329,623	282,220	300,629	225,821	203,902
Retained earnings (accumulated deficit)	(6,586)	(18,827)	(8,124)	(6,707)	(11,497)	(4,151)	(11,699)
Total members’ equity (deficit)	264,873	288,681	321,499	275,513	289,132	221,670	192,203
Total liabilities and members’ equity (deficit)	$276,252	$298,769	$326,253	$288,850	$302,322	$234,499	$194,424

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEET

AS OF DECEMBER 31, 2023

	Meridian	Montgomery	Northbrook	Northridge	Oakland	Palmore	Pebblestone
ASSETS
Current assets:
Cash	$14,399	$9,225	$22,111	$-	$474	$20,957	$19,914
Prepaid expenses	519	408	-	-	-	1,461	-
Due from (to) third party property manager	4,436	(3,740)	(1,053)	(819)	(763)	(9,418)	(1,439)
Total current assets	19,354	5,893	21,058	(819)	(289)	13,001	18,475
Due to (from) related parties	-	-	-	-	-	-	-
Property and equipment, net	262,257	202,635	283,937	261,912	308,906	204,763	339,409
Deposits	1,850	-	-	-	-	1,645	-
Total assets	$283,461	$208,527	$304,995	$261,093	$308,617	$219,409	$357,883

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)
Current liabilities:
Accrued expenses	$5,196	$1,725	$2,068	$1,725	$2,169	$4,384	$1,725
Accounts payable	-	-	-	-	-	-	-
Due to (from) related parties	37	1,420	672	262,264	310,829	6,477	643
Total Current liabilities	5,233	3,145	2,740	263,989	312,998	10,861	2,368
Tenant deposits	1,850	-	-	-	-	1,645	-
Total Liabilities	7,083	3,145	2,740	263,989	312,998	12,506	2,368
Members’ equity (deficit)
Members’ capital	290,096	225,702	308,771	-	-	215,885	361,784
Retained earnings (accumulated deficit)	(13,717)	(20,319)	(6,516)	(2,896)	(4,381)	(8,982)	(6,269)
Total members’ equity (deficit)	276,379	205,383	302,255	(2,896)	(4,381)	206,903	355,515
Total liabilities and members’ equity (deficit)	$283,461	$208,527	$304,995	$261,093	$308,617	$219,409	$357,883

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEET

AS OF DECEMBER 31, 2023

	Perdita	Phoebe	Pongo	Portsmouth	Rachel	Ratliff	Riverwood
ASSETS
Current assets:
Cash	$20,883	$-	$23,895	$15,915	$-	$24,017	$10,050
Prepaid expenses	451	-	451	371	-	-	402
Due from (to) third party property manager	5,062	(660)	6,599	2,628	(961)	(2,521)	2,209
Total current assets	26,396	(660)	30,945	18,914	(961)	21,496	12,661
Due to (from) related parties	-	-	-	-	-	-	-
Property and equipment, net	329,108	279,028	329,108	211,116	291,255	321,513	295,031
Deposits	1,995	-	3,143	2,693	-	2,095	1,995
Total assets	$357,499	$278,368	$363,196	$232,723	$290,294	$345,104	$309,687

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)
Current liabilities:
Accrued expenses	$5,255	$1,725	$5,644	$7,169	$2,051	$2,389	$5,236
Accounts payable	-	-	-	-	-	-	-
Due to (from) related parties	642	280,364	960	3,370	291,712	379	725
Total Current liabilities	5,897	282,089	6,604	10,539	293,764	2,767	5,961
Tenant deposits	1,995	-	3,143	2,693	-	2,095	1,995
Total Liabilities	7,892	282,089	9,747	13,231	293,764	4,862	7,956
Members’ equity (deficit)
Members’ capital	359,668	-	359,695	229,991	536	349,272	324,025
Retained earnings (accumulated deficit)	(10,061)	(3,721)	(6,246)	(10,500)	(4,006)	(9,031)	(22,294)
Total members’ equity (deficit)	349,607	(3,721)	353,449	219,491	(3,470)	340,241	301,731
Total liabilities and members’ equity (deficit)	$357,499	$278,368	$363,196	$232,723	$290,294	$345,104	$309,687

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEET

AS OF DECEMBER 31, 2023

	Roanoke	Ross	Sansa	Sheezy	Sherwood	Summerglen	Tansel
ASSETS
Current assets:
Cash	$22,821	$-	$19,502	$18,930	$16,955	$12,041	$18,170
Prepaid expenses	457	-	-	434	284	674	806
Due from (to) third party property manager	4,065	(1,016)	(4,521)	5,385	(7,443)	6,228	(10,441)
Total current assets	27,343	(1,016)	14,980	24,749	9,796	18,943	8,535
Due to (from) related parties	-	-	941	-	1,385	-	3,030
Property and equipment, net	332,988	336,021	180,464	229,192	173,066	239,788	322,994
Deposits	2,495	-	-	2,045	1,395	1,795	2,395
Total assets	$362,825	$335,005	$196,386	$255,986	$185,641	$260,526	$336,955

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)
Current liabilities:
Accrued expenses	$8,634	$1,990	$4,646	$8,100	$5,372	$7,274	$5,957
Accounts payable	-	-	-	-	-	-	-
Due to (from) related parties	120	336,661	-	2,198	-	5,254	-
Total Current liabilities	8,755	338,651	4,646	10,298	5,372	12,528	5,957
Tenant deposits	2,495	-	-	2,045	1,395	1,795	2,395
Total Liabilities	11,250	338,651	4,646	12,343	6,767	14,323	8,352
Members’ equity (deficit)
Members’ capital	362,426	536	201,482	242,758	197,887	255,782	357,084
Retained earnings (accumulated deficit)	(10,850)	(4,182)	(9,743)	886	(19,013)	(9,579)	(28,481)
Total members’ equity (deficit)	351,576	(3,646)	191,739	243,643	178,874	246,203	328,603
Total liabilities and members’ equity (deficit)	$362,825	$335,005	$196,386	$255,986	$185,641	$260,526	$336,955

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEET

AS OF DECEMBER 31, 2023

	Thomas	Tytus	Vanzant	Watson	Westhaven	Wheeler	Williamson
ASSETS
Current assets:
Cash	$16,283	$19,860	$-	$15,170	$18,441	$18,711	$22,367
Prepaid expenses	445	368	-	330	432	409	473
Due from (to) third party property manager	1,789	5,598	(4,477)	4,151	3,448	4,769	6,321
Total current assets	18,517	25,827	(4,477)	19,652	22,320	23,890	29,161
Due to (from) related parties	-	-	-	-	-	-	-
Property and equipment, net	217,073	258,292	356,166	174,185	252,596	206,227	284,999
Deposits	1,795	1,995	-	1,395	3,243	1,649	3,293
Total assets	$237,385	$286,114	$351,688	$195,231	$278,159	$231,766	$317,453

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)
Current liabilities:
Accrued expenses	$4,829	$9,050	$1,725	$5,736	$7,520	$4,980	$7,922
Accounts payable	-	-	-	-	-	-	-
Due to (from) related parties	5,124	924	356,515	3,263	4,455	5,140	2,569
Total Current liabilities	9,952	9,974	358,240	8,999	11,975	10,120	10,492
Tenant deposits	1,795	1,995	-	1,395	3,243	1,649	3,293
Total Liabilities	11,747	11,969	358,240	10,394	15,218	11,769	13,784
Members’ equity (deficit)
Members’ capital	229,456	282,289	-	192,616	270,078	222,641	307,829
Retained earnings (accumulated deficit)	(3,818)	(8,144)	(6,552)	(7,778)	(7,136)	(2,644)	(4,161)
Total members’ equity (deficit)	225,638	274,145	(6,552)	184,838	262,942	219,997	303,669
Total liabilities and members’ equity (deficit)	$237,385	$286,114	$351,688	$195,231	$278,159	$231,766	$317,453

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEET

AS OF DECEMBER 31, 2023

	Woodland	Woodwind	Wynde	Wyndhurst	Zane	Consolidated
ASSETS
Current assets:
Cash	$3,099	$14,885	$4,736	$-	$18,061	$1,223,390
Prepaid expenses	316	506	411	-	295	35,608
Due from (to) third party property manager	3,865	1,582	5,976	(542)	3,732	120,179
Total current assets	7,280	16,973	11,124	(542)	22,087	1,379,176
Due to (from) related parties	995	-	-	-	-	43,999
Property and equipment, net	165,392	252,302	253,323	312,177	162,078	21,914,309
Deposits	1,295	1,695	1,895	-	1,275	121,579
Total assets	$174,961	$270,970	$266,342	$311,635	$185,441	$23,459,064

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)
Current liabilities:
Accrued expenses	$4,459	$5,026	$4,708	$2,248	$4,333	$393,105
Accounts payable	-	-	-	-	-	32
Due to (from) related parties	-	5,711	11,143	312,500	916	2,974,360
Total Current liabilities	4,459	10,737	15,851	314,748	5,249	3,367,497
Tenant deposits	1,295	1,695	1,895	-	1,275	121,579
Total Liabilities	5,754	12,432	17,746	314,748	6,524	3,489,076
Members’ equity (deficit)
Members’ capital	180,913	267,366	269,364	522	183,635	20,769,690
Retained earnings (accumulated deficit)	(11,706)	(8,828)	(20,768)	(3,635)	(4,719)	(799,703)
Total members’ equity (deficit)	169,207	258,538	248,596	(3,113)	178,916	19,969,988
Total liabilities and members’ equity (deficit)	$174,961	$270,970	$266,342	$311,635	$185,441	$23,459,064

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF COMPREHENSIVE NET INCOME (LOSS)

FOR THE PERIOD JANUARY 4, 2023 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2023

	Antares	Aramis	Arkoma	Arya	Aspen	Athos	Barclay

Rental income	$4,603	$1,091	$11,474	$605	$1,264	$8,380	$14,004

Operating expenses:
Depreciation	4,257	4,123	3,786	411	4,905	4,188	4,909
Insurance	645	629	562	108	576	1,825	636
Management fees	967	875	646	814	287	1,272	499
Management fees, related party	313	317	595	90	1,230	680	917
Repairs & maintenance	7,577	8,196	858	7,435	518	4,084	467
Property taxes	2,067	2,246	1,738	330	2,074	2,285	781
Other operating expenses	6,479	5,786	5,807	5,591	6,734	6,908	5,537
Total operating expenses	22,306	22,172	13,991	14,779	16,323	21,243	13,746

Income (loss) from operations	(17,703)	(21,082)	(2,517)	(14,175)	(15,059)	(12,863)	258

Other income (expense)
Interest expense	-	-	-	-	-	-	-
Total other income (expense)	-	-	-	-	-	-	-
Net income (loss)	$(17,703)	$(21,082)	$(2,517)	$(14,175)	$(15,059)	$(12,863)	$258

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF COMPREHENSIVE NET INCOME (LOSS)

FOR THE PERIOD JANUARY 4, 2023 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2023

	Bean	Bennett	Benny	Bluebell	Bowling	Bradford	Brookwood

Rental income	$1,144	$9,951	$4,667	$11,377	$14,661	$6,976	$8,544

Operating expenses:
Depreciation	1,343	3,880	4,671	4,108	4,293	4,877	5,138
Insurance	243	469	1,051	686	704	632	592
Management fees	380	591	321	521	1,141	361	511
Management fees, related party	314	1,253	1,311	790	1,410	583	1,525
Repairs & maintenance	3,100	3,564	2,774	1,006	300	1,285	3,339
Property taxes	805	1,080	2,057	3,651	730	2,279	2,739
Other operating expenses	5,950	5,605	7,468	5,762	7,306	6,083	5,642
Total operating expenses	12,136	16,441	19,652	16,523	15,883	16,100	19,487

Income (loss) from operations	(10,992)	(6,490)	(14,985)	(5,146)	(1,222)	(9,124)	(10,943)

Other income (expense)
Interest expense	-	-	-	-	3,041	-	-
Total other income (expense)	-	-	-	-	3,041	-	-
Net income (loss)	$(10,992)	$(6,490)	$(14,985)	$(5,146)	$(4,262)	$(9,124)	$(10,943)

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF COMPREHENSIVE NET INCOME (LOSS)

FOR THE PERIOD JANUARY 4, 2023 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2023

	Bryant	Caden	Camellia	Caterpillar	Chilhowee	Claremore	Collinison

Rental income	$13,338	$14,125	$15,803	$4,111	$24,242	$9,738	$1,625

Operating expenses:
Depreciation	5,033	5,156	6,415	4,124	8,196	3,771	-
Insurance	1,779	643	656	1,345	1,103	1,016	90
Management fees	1,191	1,484	1,063	386	1,247	390	342
Management fees, related party	1,697	1,820	1,397	437	2,789	1,266	60
Repairs & maintenance	1,535	8,896	-	5,559	3,619	189	2,715
Property taxes	3,971	251	1,101	3,326	3,549	1,741	293
Other operating expenses	7,037	7,802	6,317	8,523	4,754	6,204	6,021
Total operating expenses	22,241	26,053	16,947	23,701	25,257	14,577	9,520

Income (loss) from operations	(8,903)	(11,928)	(1,144)	(19,590)	(1,015)	(4,839)	(7,895)

Other income (expense)
Interest expense	-	3,939	-	-	-	-	-
Total other income (expense)	-	3,939	-	-	-	-	-
Net income (loss)	$(8,903)	$(15,866)	$(1,144)	$(19,590)	$(1,015)	$(4,839)	$(7,895)

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF COMPREHENSIVE NET INCOME (LOSS)

FOR THE PERIOD JANUARY 4, 2023 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2023

	Cordero	Cristalino	Ellie	Emelina	Ethan	Frances	Glenncrest

Rental income	$13,974	$5,071	$-	$15,930	$8,821	$-	$-

Operating expenses:
Depreciation	4,568	6,338	1,316	6,066	3,617	-	-
Insurance	551	204	228	643	515	-	87
Management fees	1,499	2,420	274	1,952	562	46	-
Management fees, related party	1,648	1,395	287	1,824	988	417	435
Repairs & maintenance	9,416	18,347	2,741	5,550	12,350	463	-
Property taxes	1,754	2,029	788	2,263	599	(376)	64
Other operating expenses	6,566	9,471	5,485	8,333	6,735	2,749	2,388
Total operating expenses	26,002	40,203	11,119	26,632	25,365	3,299	2,974

Income (loss) from operations	(12,028)	(35,132)	(11,119)	(10,702)	(16,544)	(3,299)	(2,974)

Other income (expense)
Interest expense	-	5,861	-	-	-	-	-
Total other income (expense)	-	5,861	-	-	-	-	-
Net income (loss)	$(12,028)	$(40,993)	$(11,119)	$(10,702)	$(16,544)	$(3,299)	$(2,974)

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF COMPREHENSIVE NET INCOME (LOSS)

FOR THE PERIOD JANUARY 4, 2023 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2023

	Gordon	Haikey	Hamblen	Hancock	Hardman	Haven	Haverhill

Rental income	$7,327	$10,789	$16,692	$6,953	$2,578	$11,393	$2,758

Operating expenses:
Depreciation	4,098	3,368	4,702	4,845	-	3,824	4,299
Insurance	551	665	538	577	83	575	512
Management fees	661	430	1,528	1,228	484	1,402	546
Management fees, related party	561	1,346	1,801	1,491	66	1,206	1,056
Repairs & maintenance	3,435	1,053	9,435	4,306	3,435	7,790	6,198
Property taxes	2,722	1,597	2,114	2,209	355	841	3,165
Other operating expenses	7,223	6,518	7,333	6,914	5,519	7,067	6,539
Total operating expenses	19,250	14,977	27,450	21,569	9,942	22,705	22,315

Income (loss) from operations	(11,923)	(4,189)	(10,758)	(14,616)	(7,364)	(11,313)	(19,557)

Other income (expense)
Interest expense	-	-	-	-	-	2,832	-
Total other income (expense)	-	-	-	-	-	2,832	-
Net income (loss)	$(11,923)	$(4,189)	$(10,758)	$(14,616)	$(7,364)	$(14,144)	$(19,557)

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF COMPREHENSIVE NET INCOME (LOSS)

FOR THE PERIOD JANUARY 4, 2023 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2023

	Haybridge	Hedgecrest	Helmerich	Hermanos	Holmes	Keystone	Layla

Rental income	$-	$-	$11,526	$20,785	$11,160	$-	$-

Operating expenses:
Depreciation	822	822	4,039	9,122	3,226	-	-
Insurance	216	216	1,093	651	440	-	97
Management fees	175	175	424	1,889	826	87	239
Management fees, related party	-	-	1,445	2,513	1,038	-	162
Repairs & maintenance	1,749	1,749	366	5,426	2,656	865	2,390
Property taxes	660	660	1,883	2,379	1,454	82	297
Other operating expenses	4,615	4,546	6,352	7,510	5,698	5,135	5,059
Total operating expenses	8,237	8,168	15,602	29,489	15,337	6,169	8,243

Income (loss) from operations	(8,237)	(8,168)	(4,076)	(8,704)	(4,177)	(6,169)	(8,243)

Other income (expense)
Interest expense	-	-	-	-	-	-	-
Total other income (expense)	-	-	-	-	-	-	-
Net income (loss)	$(8,237)	$(8,168)	$(4,076)	$(8,704)	$(4,177)	$(6,169)	$(8,243)

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF COMPREHENSIVE NET INCOME (LOSS)

FOR THE PERIOD JANUARY 4, 2023 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2023

	Liberty	Lithonia	Lola	Lucas	Macomber	Mallard	Marcy

Rental income	$12,886	$-	$919	$13,497	$10,230	$12,328	$-

Operating expenses:
Depreciation	4,865	5,185	-	4,087	4,201	3,339	411
Insurance	1,585	598	90	1,819	1,736	550	108
Management fees	1,437	172	302	1,251	1,303	991	546
Management fees, related party	721	1,274	154	845	673	634	90
Repairs & maintenance	1,539	1,966	2,315	1,445	3,840	4,314	5,463
Property taxes	3,183	3,720	276	3,982	3,678	557	330
Other operating expenses	6,142	5,911	5,906	6,775	6,295	6,093	4,751
Total operating expenses	19,472	18,827	9,043	20,204	21,727	16,479	11,699

Income (loss) from operations	(6,586)	(18,827)	(8,124)	(6,707)	(11,497)	(4,151)	(11,699)

Other income (expense)
Interest expense	-	-	-	-	-	-	-
Total other income (expense)	-	-	-	-	-	-	-
Net income (loss)	$(6,586)	$(18,827)	$(8,124)	$(6,707)	$(11,497)	$(4,151)	$(11,699)

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF COMPREHENSIVE NET INCOME (LOSS)

FOR THE PERIOD JANUARY 4, 2023 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2023

	Meridian	Montgomery	Northbrook	Northridge	Oakland	Palmore	Pebblestone

Rental income	$8,396	$-	$-	$-	$-	$11,533	$-

Operating expenses:
Depreciation	4,240	3,752	-	-	704	4,368	-
Insurance	677	543	85	-	166	468	-
Management fees	991	737	44	17	-	2,028	83
Management fees, related party	727	1,263	-	-	461	1,205	-
Repairs & maintenance	7,814	3,430	438	169	55	5,330	825
Property taxes	480	693	564	-	563	286	83
Other operating expenses	7,185	9,901	5,385	2,710	2,433	6,830	5,278
Total operating expenses	22,113	20,319	6,516	2,896	4,381	20,515	6,269

Income (loss) from operations	(13,717)	(20,319)	(6,516)	(2,896)	(4,381)	(8,982)	(6,269)

Other income (expense)
Interest expense	-	-	-	-	-	-	-
Total other income (expense)	-	-	-	-	-	-	-
Net income (loss)	$(13,717)	$(20,319)	$(6,516)	$(2,896)	$(4,381)	$(8,982)	$(6,269)

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF COMPREHENSIVE NET INCOME (LOSS)

FOR THE PERIOD JANUARY 4, 2023 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2023

	Perdita	Phoebe	Pongo	Portsmouth	Rachel	Ratliff	Riverwood

Rental income	$6,783	$-	$8,799	$13,434	$-	$1,625	$7,276

Operating expenses:
Depreciation	5,320	-	5,320	3,910	-	732	5,321
Insurance	682	-	682	469	87	174	609
Management fees	415	60	380	1,444	41	279	329
Management fees, related party	595	414	686	1,473	433	220	541
Repairs & maintenance	3,486	600	1,685	8,844	410	1,965	12,320
Property taxes	764	16	764	1,757	265	585	3,893
Other operating expenses	5,581	2,631	5,527	6,036	2,771	6,702	6,558
Total operating expenses	16,844	3,721	15,045	23,933	4,006	10,656	29,570

Income (loss) from operations	(10,061)	(3,721)	(6,246)	(10,500)	(4,006)	(9,031)	(22,294)

Other income (expense)
Interest expense	-	-	-	-	-	-	-
Total other income (expense)	-	-	-	-	-	-	-
Net income (loss)	$(10,061)	$(3,721)	$(6,246)	$(10,500)	$(4,006)	$(9,031)	$(22,294)

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF COMPREHENSIVE NET INCOME (LOSS)

FOR THE PERIOD JANUARY 4, 2023 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2023

	Roanoke	Ross	Sansa	Sheezy	Sherwood	Summerglen	Tansel

Rental income	$10,759	$-	$2,465	$20,020	$5,303	$11,470	$6,197

Operating expenses:
Depreciation	4,604	-	411	5,895	2,798	4,441	5,222
Insurance	692	100	108	823	440	1,049	1,391
Management fees	940	46	630	1,009	1,433	487	1,833
Management fees, related party	776	500	147	1,997	249	1,617	542
Repairs & maintenance	5,198	460	4,898	2,257	11,053	4,708	14,434
Property taxes	2,414	305	330	2,540	1,283	1,996	2,197
Other operating expenses	6,986	2,771	5,683	4,614	7,059	6,752	9,059
Total operating expenses	21,609	4,182	12,207	19,134	24,316	21,049	34,678

Income (loss) from operations	(10,850)	(4,182)	(9,743)	886	(19,013)	(9,579)	(28,481)

Other income (expense)
Interest expense	-	-	-	-	-	-	-
Total other income (expense)	-	-	-	-	-	-	-
Net income (loss)	$(10,850)	$(4,182)	$(9,743)	$886	$(19,013)	$(9,579)	$(28,481)

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF COMPREHENSIVE NET INCOME (LOSS)

FOR THE PERIOD JANUARY 4, 2023 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2023

	Thomas	Tytus	Vanzant	Watson	Westhaven	Wheeler	Williamson

Rental income	$13,742	$9,271	$-	$8,091	$12,053	$12,288	$12,013

Operating expenses:
Depreciation	4,020	4,176	-	3,226	4,678	3,819	3,940
Insurance	484	559	-	440	468	547	600
Management fees	837	514	255	705	789	759	438
Management fees, related party	1,373	652	533	932	1,622	1,255	826
Repairs & maintenance	3,798	1,902	3,659	2,781	2,965	1,676	180
Property taxes	1,254	3,634	(233)	1,454	2,104	337	4,579
Other operating expenses	5,794	5,979	2,338	6,332	6,564	6,538	5,611
Total operating expenses	17,560	17,415	6,552	15,869	19,189	14,931	16,174

Income (loss) from operations	(3,818)	(8,144)	(6,552)	(7,778)	(7,136)	(2,644)	(4,161)

Other income (expense)
Interest expense	-	-	-	-	-	-	-
Total other income (expense)	-	-	-	-	-	-	-
Net income (loss)	$(3,818)	$(8,144)	$(6,552)	$(7,778)	$(7,136)	$(2,644)	$(4,161)

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF COMPREHENSIVE NET INCOME (LOSS)

FOR THE PERIOD JANUARY 4, 2023 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2023

	Woodland	Woodwind	Wynde	Wyndhurst	Zane	Consolidated

Rental income	$7,813	$11,865	$10,966	$-	$8,403	$597,902

Operating expenses:
Depreciation	3,293	4,672	4,300	-	2,241	270,143
Insurance	448	545	635	93	453	45,432
Management fees	1,881	775	2,584	-	694	61,589
Management fees, related party	295	1,487	1,457	467	334	69,942
Repairs & maintenance	6,093	5,346	15,504	240	2,735	324,876
Property taxes	301	2,261	760	285	305	121,178
Other operating expenses	7,208	5,607	6,495	2,549	6,361	488,773
Total operating expenses	19,519	20,693	31,734	3,635	13,122	1,381,933

Income (loss) from operations	(11,706)	(8,828)	(20,768)	(3,635)	(4,719)	(784,031)

Other income (expense)
Interest expense	-	-	-	-	-	15,672
Total other income (expense)	-	-	-	-	-	15,672
Net income (loss)	$(11,706)	$(8,828)	$(20,768)	$(3,635)	$(4,719)	$(799,703)

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)

FOR THE PERIOD JANUARY 4, 2023 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2023

	Antares	Aramis	Arkoma	Arya	Aspen	Athos	Barclay

Balance at January 4, 2023	$-	$-	$-	$-	$-	$-	$-
Issuance of membership units, net of offering costs	338,767	325,737	262,196	203,882	290,592	317,232	336,299
Deemed contribution from Manager	2,494	1,300	(761)	-	-	3,958	(3,445)
Distributions	(3,660)	-	(3,118)	-	(4,094)	(3,779)	(3,636)
Net income (loss)	(17,703)	(21,082)	(2,517)	(14,175)	(15,059)	(12,863)	258
Balance at December 31, 2023	$319,898	$305,955	$255,800	$189,707	$271,438	$304,549	$329,476

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)

FOR THE PERIOD JANUARY 4, 2023 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2023

	Bean	Bennett	Benny	Bluebell	Bowling	Bradford	Brookwood

Balance at January 4, 2023	$-	$-	$-	$-	$-	$-	$-
Issuance of membership units, net of offering costs	315,457	231,957	281,819	328,666	224,923	334,496	303,880
Deemed contribution from Manager	931	-	520	(1,287)	(1,495)	2,665	-
Distributions	-	(8,788)	(9,151)	(3,906)	(8,035)	(3,252)	(10,527)
Net income (loss)	(10,992)	(6,490)	(14,985)	(5,146)	(4,262)	(9,124)	(10,943)
Balance at December 31, 2023	$305,397	$216,679	$258,203	$318,328	$211,130	$324,785	$282,410

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)

FOR THE PERIOD JANUARY 4, 2023 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2023

	Bryant	Caden	Camellia	Caterpillar	Chilhowee	Claremore	Collinison

Balance at January 4, 2023	$-	$-	$-	$-	$-	$-	$-
Issuance of membership units, net of offering costs	304,351	271,534	284,971	330,900	347,392	257,198	329,596
Deemed contribution from Manager	375	321	-	5,762	763	375	-
Distributions	(7,251)	(9,112)	(10,785)	(2,859)	(13,555)	(5,844)	-
Net income (loss)	(8,903)	(15,866)	(1,144)	(19,590)	(1,015)	(4,839)	(7,895)
Balance at December 31, 2023	$288,572	$246,877	$273,042	$314,213	$333,585	$246,890	$321,701

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)

FOR THE PERIOD JANUARY 4, 2023 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2023

	Cordero	Cristalino	Ellie	Emelina	Ethan	Frances	Glenncrest

Balance at January 4, 2023	$-	$-	$-	$-	$-	$-	$-
Issuance of membership units, net of offering costs	307,098	334,132	309,658	268,340	216,125	-	-
Deemed contribution from Manager	375	4,764	1,311	1,730	375	289	-
Distributions	(8,289)	(4,355)	-	(9,009)	(4,673)	-	-
Net income (loss)	(12,028)	(40,993)	(11,119)	(10,702)	(16,544)	(3,299)	(2,974)
Balance at December 31, 2023	$287,156	$293,548	$299,850	$250,360	$195,283	$(3,010)	$(2,974)

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)

FOR THE PERIOD JANUARY 4, 2023 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2023

	Gordon	Haikey	Hamblen	Hancock	Hardman	Haven	Haverhill

Balance at January 4, 2023	$-	$-	$-	$-	$-	$-	$-
Issuance of membership units, net of offering costs	281,165	267,474	283,164	296,090	413,590	200,903	255,945
Deemed contribution from Manager	2,846	-	1,102	375	-	206	-
Distributions	(3,349)	(6,080)	(10,731)	(6,734)	-	(7,396)	(5,543)
Net income (loss)	(11,923)	(4,189)	(10,758)	(14,616)	(7,364)	(14,144)	(19,557)
Balance at December 31, 2023	$268,739	$257,206	$262,776	$275,115	$406,226	$179,568	$230,845

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)

FOR THE PERIOD JANUARY 4, 2023 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2023

	Haybridge	Hedgecrest	Helmerich	Hermanos	Holmes	Keystone	Layla

Balance at January 4, 2023	$-	$-	$-	$-	$-	$-	$-
Issuance of membership units, net of offering costs	390,838	390,838	277,529	334,936	196,322	372,691	354,460
Deemed contribution from Manager	25	25	375	1,366	375	-	-
Distributions	-	-	(6,307)	(11,257)	(7,644)	-	-
Net income (loss)	(8,237)	(8,168)	(4,076)	(8,704)	(4,177)	(6,169)	(8,243)
Balance at December 31, 2023	$382,626	$382,695	$267,521	$316,341	$184,876	$366,522	$346,216

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)

FOR THE PERIOD JANUARY 4, 2023 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2023

	Liberty	Lithonia	Lola	Lucas	Macomber	Mallard	Marcy

Balance at January 4, 2023	$-	$-	$-	$-	$-	$-	$-
Issuance of membership units, net of offering costs	275,433	306,290	329,623	279,063	302,176	232,088	203,902
Deemed contribution from Manager	(397)	11,172	-	7,084	2,052	(2,752)	-
Distributions	(3,578)	(9,954)	-	(3,927)	(3,599)	(3,515)	-
Net income (loss)	(6,586)	(18,827)	(8,124)	(6,707)	(11,497)	(4,151)	(11,699)
Balance at December 31, 2023	$264,873	$288,681	$321,499	$275,513	$289,132	$221,670	$192,203

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)

FOR THE PERIOD JANUARY 4, 2023 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2023

	Meridian	Montgomery	Northbrook	Northridge	Oakland	Palmore	Pebblestone

Balance at January 4, 2023	$-	$-	$-	$-	$-	$-	$-
Issuance of membership units, net of offering costs	291,625	228,273	308,771	-	-	223,658	361,784
Deemed contribution from Manager	1,942	399	-	-	-	(38)	-
Distributions	(3,471)	(2,969)	-	-	-	(7,735)	-
Net income (loss)	(13,717)	(20,319)	(6,516)	(2,896)	(4,381)	(8,982)	(6,269)
Balance at December 31, 2023	$276,379	$205,383	$302,255	$(2,896)	$(4,381)	$206,903	$355,515

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)

FOR THE PERIOD JANUARY 4, 2023 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2023

	Perdita	Phoebe	Pongo	Portsmouth	Rachel	Ratliff	Riverwood

Balance at January 4, 2023	$-	$-	$-	$-	$-	$-	$-
Issuance of membership units, net of offering costs	362,584	-	362,287	238,923	-	348,489	324,593
Deemed contribution from Manager	614	-	1,327	375	536	784	2,944
Distributions	(3,530)	-	(3,919)	(9,307)	-	-	(3,511)
Net income (loss)	(10,061)	(3,721)	(6,246)	(10,500)	(4,006)	(9,031)	(22,294)
Balance at December 31, 2023	$349,607	$(3,721)	$353,449	$219,491	$(3,470)	$340,241	$301,731

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)

FOR THE PERIOD JANUARY 4, 2023 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2023

	Roanoke	Ross	Sansa	Sheezy	Sherwood	Summerglen	Tansel

Balance at January 4, 2023	$-	$-	$-	$-	$-	$-	$-
Issuance of membership units, net of offering costs	366,492	-	203,902	251,518	198,895	264,954	356,037
Deemed contribution from Manager	694	536	-	2,134	1,352	865	5,279
Distributions	(4,760)	-	(2,419)	(10,894)	(2,360)	(10,037)	(4,232)
Net income (loss)	(10,850)	(4,182)	(9,743)	886	(19,013)	(9,579)	(28,481)
Balance at December 31, 2023	$351,576	$(3,646)	$191,739	$243,643	$178,874	$246,203	$328,603

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)

FOR THE PERIOD JANUARY 4, 2023 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2023

	Thomas	Tytus	Vanzant	Watson	Westhaven	Wheeler	Williamson

Balance at January 4, 2023	$-	$-	$-	$-	$-	$-	$-
Issuance of membership units, net of offering costs	238,767	284,003	-	196,922	280,637	231,529	310,534
Deemed contribution from Manager	-	1,977	-	375	375	375	1,664
Distributions	(9,311)	(3,691)	-	(4,681)	(10,934)	(9,264)	(4,368)
Net income (loss)	(3,818)	(8,144)	(6,552)	(7,778)	(7,136)	(2,644)	(4,161)
Balance at December 31, 2023	$225,638	$274,145	$(6,552)	$184,838	$262,942	$219,997	$303,669

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)

FOR THE PERIOD JANUARY 4, 2023 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2023

	Woodland	Woodwind	Wynde	Wyndhurst	Zane	Consolidated

Balance at January 4, 2023	$-	$-	$-	$-	$-	$-
Issuance of membership units, net of offering costs	180,681	277,268	275,551	-	186,045	21,056,436
Deemed contribution from Manager	2,966	-	375	522	199	73,746
Distributions	(2,734)	(9,902)	(6,562)	-	(2,608)	(360,491)
Net income (loss)	(11,706)	(8,828)	(20,768)	(3,635)	(4,719)	(799,703)
Balance at December 31, 2023	$169,207	$258,538	$248,596	$(3,113)	$178,916	$19,969,988

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF CASH FLOWS

FOR THE PERIOD JANUARY 4, 2023 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2023

	Antares	Aramis	Arkoma	Arya	Aspen	Athos	Barclay

Cash Flows from Operating Activities:
Net income (loss)	$(17,703)	$(21,082)	$(2,517)	$(14,175)	$(15,059)	$(12,863)	$258
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation	4,257	4,123	3,786	411	4,905	4,188	4,909
Amortization	-	-	-	-	-	-	-
(Increase) Decrease in assets
Prepaid expenses	(426)	(416)	(363)	-	(522)	(1,014)	(420)
Deposits	(1,895)	(3,790)	(1,595)	(1,395)	-	(4,190)	-
Due (from) to third party property managers	(2,389)	8,482	(4,630)	9,011	(39)	4,252	(6,129)
Increase (decrease) in liabilities
Accrued expenses	5,385	1,725	6,647	2,227	1,725	9,149	5,361
Accounts payable	-	-	-	-	-	-	32
Tenant Deposits	1,895	3,790	1,595	1,395	-	4,190	-
Due to (from) related parties	32,031	28,330	24,164	17,251	26,789	24,040	30,986
Net cash provided by (used in) operating activities	21,155	21,164	27,087	14,725	17,799	27,753	34,998
Cash flows from financing activities
Repayments of amounts due to related party	(339,808)	(329,204)	(259,766)	(199,125)	(294,710)	(318,977)	(337,000)
Net proceeds from the issuance of membership units	338,767	325,737	262,196	203,882	290,592	317,232	336,299
Distributions	(3,660)	-	(3,118)	-	(4,094)	(3,779)	(3,636)
Net cash provided by (used in) financing activities	(4,701)	(3,467)	(688)	4,757	(8,212)	(5,524)	(4,337)
Net change in cash	16,454	17,696	26,399	19,482	9,587	22,229	30,661
Cash at beginning of period	-	-	-	-	-	-	-
Cash at end of period	$16,454	$17,696	$26,399	$19,482	$9,587	$22,229	$30,661

Cash paid for income taxes	$-	$-	$-	$-	$-	$-	$-
Cash paid for interest expenses	$-	$-	$-	$-	$-	$-	$-

Supplemental disclosure of non-cash investing and financing activities:
Advance from related party for acquisition of property	$310,000	$300,000	$237,000	$180,000	$267,750	$290,000	$307,000
Deemed contribution from Manager	$2,494	$1,300	$(761)	$-	$-	$3,958	$(3,445)

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF CASH FLOWS

FOR THE PERIOD JANUARY 4, 2023 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2023

	Bean	Bennett	Benny	Bluebell	Bowling	Bradford	Brookwood

Cash Flows from Operating Activities:
Net income (loss)	$(10,992)	$(6,490)	$(14,985)	$(5,146)	$(4,262)	$(9,124)	$(10,943)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation	1,343	3,880	4,671	4,108	4,293	4,877	5,138
Amortization	-	-	-	-	1,456	-	-
(Increase) Decrease in assets
Prepaid expenses	-	(431)	(1,503)	(445)	(1,049)	(418)	(553)
Deposits	(2,145)	(1,695)	(1,795)	(2,095)	(1,869)	(1,895)	(1,795)
Due (from) to third party property managers	3,561	(1,385)	(2,305)	(6,086)	(7,957)	(5,619)	(2,049)
Increase (decrease) in liabilities
Accrued expenses	3,685	4,738	6,395	5,631	4,403	4,977	5,015
Accounts payable	-	-	-	-	-	-	-
Tenant Deposits	2,145	1,695	1,795	2,095	1,869	1,895	1,795
Due to (from) related parties	27,333	25,058	29,584	28,438	31,478	29,295	31,386
Net cash provided by (used in) operating activities	24,930	25,370	21,857	26,499	28,361	23,987	27,993
Cash flows from financing activities
Repayments of amounts due to related party	(322,770)	(233,534)	(282,216)	(328,389)	(229,397)	(334,934)	(308,177)
Net proceeds from the issuance of membership units	315,457	231,957	281,819	328,666	224,923	334,496	303,880
Distributions	-	(8,788)	(9,151)	(3,906)	(8,035)	(3,252)	(10,527)
Net cash provided by (used in) financing activities	(7,313)	(10,365)	(9,548)	(3,629)	(12,509)	(3,690)	(14,823)
Net change in cash	17,617	15,006	12,309	22,871	15,852	20,297	13,170
Cash at beginning of period	-	-	-	-	-	-	-
Cash at end of period	$17,617	$15,006	$12,309	$22,871	$15,852	$20,297	$13,170

Cash paid for income taxes	$-	$-	$-	$-	$-	$-	$-
Cash paid for interest expenses	$-	$-	$-	$-	$(1,585)	$-	$-

Supplemental disclosure of non-cash investing and financing activities:
Advance from related party for acquisition of property	$292,720	$211,650	$255,000	$300,000	$208,000	$305,000	$280,500
Deemed contribution from Manager	$931	$-	$520	$(1,287)	$(1,495)	$2,665	$-

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF CASH FLOWS

FOR THE PERIOD JANUARY 4, 2023 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2023

	Bryant	Caden	Camellia	Caterpillar	Chilhowee	Claremore	Collinison

Cash Flows from Operating Activities:
Net income (loss)	$(8,903)	$(15,866)	$(1,144)	$(19,590)	$(1,015)	$(4,839)	$(7,895)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation	5,033	5,156	6,415	4,124	8,196	3,771	-
Amortization	-	1,750	-	-	-	-	-
(Increase) Decrease in assets
Prepaid expenses	(984)	(929)	(586)	(979)	(1,011)	(587)	-
Deposits	(2,049)	(1,695)	(1,795)	(1,795)	(2,495)	(2,543)	(2,095)
Due (from) to third party property managers	(6,065)	(4,846)	410	(546)	(9,467)	(6,225)	2,685
Increase (decrease) in liabilities
Accrued expenses	10,376	4,369	5,422	4,584	9,804	6,513	2,091
Accounts payable	-	-	-	-	-	-	-
Tenant Deposits	2,049	1,695	1,795	1,795	2,495	2,543	2,095
Due to (from) related parties	22,602	33,754	16,058	36,159	37,714	28,364	8,202
Net cash provided by (used in) operating activities	22,059	23,388	26,575	23,751	44,220	26,995	5,084
Cash flows from financing activities
Repayments of amounts due to related party	(307,697)	(274,949)	(280,259)	(332,160)	(357,435)	(260,449)	(331,701)
Net proceeds from the issuance of membership units	304,351	271,534	284,971	330,900	347,392	257,198	329,596
Distributions	(7,251)	(9,112)	(10,785)	(2,859)	(13,555)	(5,844)	-
Net cash provided by (used in) financing activities	(10,597)	(12,527)	(6,073)	(4,119)	(23,599)	(9,095)	(2,105)
Net change in cash	11,462	10,861	20,502	19,632	20,622	17,900	2,979
Cash at beginning of period	-	-	-	-	-	-	-
Cash at end of period	$11,462	$10,861	$20,502	$19,632	$20,622	$17,900	$2,979

Cash paid for income taxes	$-	$-	$-	$-	$-	$-	$-
Cash paid for interest expenses	$-	$(2,189)	$-	$-	$-	$-	$-

Supplemental disclosure of non-cash investing and financing activities:
Advance from related party for acquisition of property	$279,900	$250,000	$255,000	$300,000	$323,840	$234,500	$301,000
Deemed contribution from Manager	$375	$321	$-	$5,762	$763	$375	$-

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF CASH FLOWS

FOR THE PERIOD JANUARY 4, 2023 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2023

	Cordero	Cristalino	Ellie	Emelina	Ethan	Frances	Glenncrest

Cash Flows from Operating Activities:
Net income (loss)	$(12,028)	$(40,993)	$(11,119)	$(10,702)	$(16,544)	$(3,299)	$(2,974)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation	4,568	6,338	1,316	6,066	3,617	-	-
Amortization	-	2,135	-	-	-	-	-
(Increase) Decrease in assets
Prepaid expenses	(436)	(709)	-	(583)	(403)	-	-
Deposits	(2,495)	-	-	(2,195)	(1,475)	-	-
Due (from) to third party property managers	(5,634)	(2,589)	3,395	(5,331)	(3,263)	1,012	299
Increase (decrease) in liabilities
Accrued expenses	7,245	2,871	2,821	4,339	3,828	1,725	2,078
Accounts payable	-	-	-	-	-	-	-
Tenant Deposits	2,495	-	-	2,195	1,475	-	-
Due to (from) related parties	7,236	50,222	27,857	25,933	17,134	562	597
Net cash provided by (used in) operating activities	951	17,275	24,271	19,722	4,368	-	-
Cash flows from financing activities
Repayments of amounts due to related party	(280,458)	(339,282)	(316,381)	(273,862)	(213,445)	-	-
Net proceeds from the issuance of membership units	307,098	334,132	309,658	268,340	216,125	-	-
Distributions	(8,289)	(4,355)	-	(9,009)	(4,673)	-	-
Net cash provided by (used in) financing activities	18,351	(9,505)	(6,723)	(14,531)	(1,994)	-	-
Net change in cash	19,302	7,769	17,548	5,191	2,375	-	-
Cash at beginning of period	-	-	-	-	-	-	-
Cash at end of period	$19,302	$7,769	$17,548	$5,191	$2,375	$-	$-

Cash paid for income taxes	$-	$-	$-	$-	$-	$-	$-
Cash paid for interest expenses	$-	$(3,726)	$-	$-	$-	$-	$-

Supplemental disclosure of non-cash investing and financing activities:
Advance from related party for acquisition of property	$255,000	$310,000	$286,660	$250,000	$193,000	$277,990	$290,000
Deemed contribution from Manager	$375	$4,764	$1,311	$1,730	$375	$289	$-

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF CASH FLOWS

FOR THE PERIOD JANUARY 4, 2023 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2023

	Gordon	Haikey	Hamblen	Hancock	Hardman	Haven	Haverhill

Cash Flows from Operating Activities:
Net income (loss)	$(11,923)	$(4,189)	$(10,758)	$(14,616)	$(7,364)	$(14,144)	$(19,557)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation	4,098	3,368	4,702	4,845	-	3,824	4,299
Amortization	-	-	-	-	-	1,203	-
(Increase) Decrease in assets
Prepaid expenses	(452)	(333)	(911)	(381)	-	(1,140)	(513)
Deposits	(1,895)	(1,795)	(2,095)	(2,045)	(2,495)	(1,395)	(1,745)
Due (from) to third party property managers	(5,334)	(5,457)	(5,982)	(4,796)	2,634	(4,116)	109
Increase (decrease) in liabilities
Accrued expenses	5,074	6,500	7,549	4,932	1,918	3,900	1,725
Accounts payable	-	-	-	-	-	-	-
Tenant Deposits	1,895	1,795	2,095	2,045	2,495	1,395	1,745
Due to (from) related parties	29,327	28,812	31,521	24,976	35,190	30,412	26,294
Net cash provided by (used in) operating activities	20,789	28,702	26,121	14,959	32,378	19,937	12,358
Cash flows from financing activities
Repayments of amounts due to related party	(281,457)	(271,264)	(283,590)	(297,131)	(425,645)	(204,670)	(258,521)
Net proceeds from the issuance of membership units	281,165	267,474	283,164	296,090	413,590	200,903	255,945
Distributions	(3,349)	(6,080)	(10,731)	(6,734)	-	(7,396)	(5,543)
Net cash provided by (used in) financing activities	(3,641)	(9,870)	(11,158)	(7,775)	(12,055)	(11,163)	(8,119)
Net change in cash	17,148	18,832	14,963	7,185	20,323	8,774	4,238
Cash at beginning of period	-	-	-	-	-	-	-
Cash at end of period	$17,148	$18,832	$14,963	$7,185	$20,323	$8,774	$4,238

Cash paid for income taxes	$-	$-	$-	$-	$-	$-	$-
Cash paid for interest expenses	$-	$-	$-	$-	$-	$(1,629)	$-

Supplemental disclosure of non-cash investing and financing activities:
Advance from related party for acquisition of property	$255,000	$244,600	$256,280	$270,000	$387,500	$185,000	$234,600
Deemed contribution from Manager	$2,846	$-	$1,102	$375	$-	$206	$-

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF CASH FLOWS

FOR THE PERIOD JANUARY 4, 2023 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2023

	Haybridge	Hedgecrest	Helmerich	Hermanos	Holmes	Keystone	Layla

Cash Flows from Operating Activities:
Net income (loss)	$(8,237)	$(8,168)	$(4,076)	$(8,704)	$(4,177)	$(6,169)	$(8,243)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation	822	822	4,039	9,122	3,226	-	-
Amortization	-	-	-	-	-	-	-
(Increase) Decrease in assets
Prepaid expenses	-	-	(630)	(1,645)	(330)	-	-
Deposits	-	-	(1,795)	(2,395)	(1,395)	-	-
Due (from) to third party property managers	2,314	2,245	(7,388)	(7,085)	(4,034)	1,340	3,124
Increase (decrease) in liabilities
Accrued expenses	2,543	2,543	6,895	6,281	6,153	1,725	2,100
Accounts payable	-	-	-	-	-	-	-
Tenant Deposits	-	-	1,795	2,395	1,395	-	-
Due to (from) related parties	31,499	31,499	26,891	38,785	21,057	32,407	30,539
Net cash provided by (used in) operating activities	28,941	28,941	25,730	36,752	21,894	29,304	27,519
Cash flows from financing activities
Repayments of amounts due to related party	(394,131)	(394,131)	(278,928)	(339,934)	(194,501)	(381,604)	(356,549)
Net proceeds from the issuance of membership units	390,838	390,838	277,529	334,936	196,322	372,691	354,460
Distributions	-	-	(6,307)	(11,257)	(7,644)	-	-
Net cash provided by (used in) financing activities	(3,293)	(3,293)	(7,706)	(16,255)	(5,822)	(8,912)	(2,089)
Net change in cash	25,648	25,648	18,024	20,497	16,072	20,391	25,430
Cash at beginning of period	-	-	-	-	-	-	-
Cash at end of period	$25,648	$25,648	$18,024	$20,497	$16,072	$20,391	$25,430

Cash paid for income taxes	$-	$-	$-	$-	$-	$-	$-
Cash paid for interest expenses	$-	$-	$-	$-	$-	$-	$-

Supplemental disclosure of non-cash investing and financing activities:
Advance from related party for acquisition of property	$360,000	$360,000	$254,340	$310,000	$176,290	$346,780	$323,670
Deemed contribution from Manager	$25	$25	$375	$1,366	$375	$-	$-

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF CASH FLOWS

FOR THE PERIOD JANUARY 4, 2023 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2023

	Liberty	Lithonia	Lola	Lucas	Macomber	Mallard	Marcy

Cash Flows from Operating Activities:
Net income (loss)	$(6,586)	$(18,827)	$(8,124)	$(6,707)	$(11,497)	$(4,151)	$(11,699)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation	4,865	5,185	-	4,087	4,201	3,339	411
Amortization	-	-	-	-	-	-	-
(Increase) Decrease in assets
Prepaid expenses	(879)	(559)	-	(997)	(962)	(404)	-
Deposits	(1,895)	-	(2,095)	(2,495)	(1,995)	(2,195)	-
Due (from) to third party property managers	(5,263)	(134)	3,040	(5,873)	(5,357)	(3,226)	6,535
Increase (decrease) in liabilities
Accrued expenses	9,485	5,042	2,072	10,842	10,266	5,240	2,222
Accounts payable	-	-	-	-	-	-	-
Tenant Deposits	1,895	-	2,095	2,495	1,995	2,195	-
Due to (from) related parties	11,182	42,129	28,703	18,726	23,377	22,584	17,256
Net cash provided by (used in) operating activities	12,804	32,836	25,691	20,078	20,028	23,381	14,725
Cash flows from financing activities
Repayments of amounts due to related party	(275,813)	(311,083)	(332,021)	(280,553)	(302,573)	(229,807)	(199,125)
Net proceeds from the issuance of membership units	275,433	306,290	329,623	279,063	302,176	232,088	203,902
Distributions	(3,578)	(9,954)	-	(3,927)	(3,599)	(3,515)	-
Net cash provided by (used in) financing activities	(3,958)	(14,747)	(2,398)	(5,417)	(3,996)	(1,234)	4,777
Net change in cash	8,847	18,089	23,293	14,661	16,032	22,147	19,502
Cash at beginning of period	-	-	-	-	-	-	-
Cash at end of period	$8,847	$18,089	$23,293	$14,661	$16,032	$22,147	$19,502

Cash paid for income taxes	$-	$-	$-	$-	$-	$-	$-
Cash paid for interest expenses	$-	$-	$-	$-	$-	$-	$-

Supplemental disclosure of non-cash investing and financing activities:
Advance from related party for acquisition of property	$250,000	$283,050	$301,130	$255,000	$275,000	$208,000	$180,000
Deemed contribution from Manager	$(397)	$11,172	$-	$7,084	$2,052	$(2,752)	$-

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF CASH FLOWS

FOR THE PERIOD JANUARY 4, 2023 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2023

	Meridian	Montgomery	Northbrook	Northridge	Oakland	Palmore	Pebblestone

Cash Flows from Operating Activities:
Net income (loss)	$(13,717)	$(20,319)	$(6,516)	$(2,896)	$(4,381)	$(8,982)	$(6,269)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation	4,240	3,752	-	-	704	4,368	-
Amortization	-	-	-	-	-	-	-
(Increase) Decrease in assets
Prepaid expenses	(519)	(408)	-	-	-	(1,461)	-
Deposits	(1,850)	-	-	-	-	(1,645)	-
Due (from) to third party property managers	(4,436)	3,740	1,053	819	763	9,418	1,439
Increase (decrease) in liabilities
Accrued expenses	5,196	1,725	2,068	1,725	2,169	4,384	1,725
Accounts payable	-	-	-	-	-	-	-
Tenant Deposits	1,850	-	-	-	-	1,645	-
Due to (from) related parties	26,339	21,481	26,805	352	1,219	18,454	31,567
Net cash provided by (used in) operating activities	17,101	9,972	23,410	-	474	26,180	28,463
Cash flows from financing activities
Repayments of amounts due to related party	(290,857)	(226,050)	(310,070)	-	-	(221,146)	(370,333)
Net proceeds from the issuance of membership units	291,625	228,273	308,771	-	-	223,658	361,784
Distributions	(3,471)	(2,969)	-	-	-	(7,735)	-
Net cash provided by (used in) financing activities	(2,702)	(747)	(1,299)	-	-	(5,223)	(8,548)
Net change in cash	14,399	9,225	22,111	-	474	20,957	19,914
Cash at beginning of period	-	-	-	-	-	-	-
Cash at end of period	$14,399	$9,225	$22,111	$-	$474	$20,957	$19,914

Cash paid for income taxes	$-	$-	$-	$-	$-	$-	$-
Cash paid for interest expenses	$-	$-	$-	$-	$-	$-	$-

Supplemental disclosure of non-cash investing and financing activities:
Advance from related party for acquisition of property	$265,000	$205,000	$281,990	$269,900	$307,000	$200,000	$336,420
Deemed contribution from Manager	$1,942	$399	$-	$-	$-	$(38)	$-

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF CASH FLOWS

FOR THE PERIOD JANUARY 4, 2023 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2023

	Perdita	Phoebe	Pongo	Portsmouth	Rachel	Ratliff	Riverwood

Cash Flows from Operating Activities:
Net income (loss)	$(10,061)	$(3,721)	$(6,246)	$(10,500)	$(4,006)	$(9,031)	$(22,294)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation	5,320	-	5,320	3,910	-	732	5,321
Amortization	-	-	-	-	-	-	-
(Increase) Decrease in assets
Prepaid expenses	(451)	-	(451)	(371)	-	-	(402)
Deposits	(1,995)	-	(3,143)	(2,693)	-	(2,095)	(1,995)
Due (from) to third party property managers	(5,062)	660	(6,599)	(2,628)	961	2,521	(2,209)
Increase (decrease) in liabilities
Accrued expenses	5,255	1,725	5,644	7,169	2,051	2,389	5,236
Accounts payable	-	-	-	-	-	-	-
Tenant Deposits	1,995	-	3,143	2,693	-	2,095	1,995
Due to (from) related parties	31,220	1,336	32,251	25,947	994	30,778	19,114
Net cash provided by (used in) operating activities	26,221	-	29,919	23,527	-	27,389	4,765
Cash flows from financing activities
Repayments of amounts due to related party	(364,392)	-	(364,392)	(237,228)	-	(351,861)	(315,797)
Net proceeds from the issuance of membership units	362,584	-	362,287	238,923	-	348,489	324,593
Distributions	(3,530)	-	(3,919)	(9,307)	-	-	(3,511)
Net cash provided by (used in) financing activities	(5,338)	-	(6,024)	(7,612)	-	(3,372)	5,285
Net change in cash	20,883	-	23,895	15,915	-	24,017	10,050
Cash at beginning of period	-	-	-	-	-	-	-
Cash at end of period	$20,883	$-	$23,895	$15,915	$-	$24,017	$10,050

Cash paid for income taxes	$-	$-	$-	$-	$-	$-	$-
Cash paid for interest expenses	$-	$-	$-	$-	$-	$-	$-

Supplemental disclosure of non-cash investing and financing activities:
Advance from related party for acquisition of property	$332,500	$276,105	$332,500	$213,000	$288,620	$319,160	$288,000
Deemed contribution from Manager	$614	$-	$1,327	$375	$536	$784	$2,944

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF CASH FLOWS

FOR THE PERIOD JANUARY 4, 2023 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2023

	Roanoke	Ross	Sansa	Sheezy	Sherwood	Summerglen	Tansel

Cash Flows from Operating Activities:
Net income (loss)	$(10,850)	$(4,182)	$(9,743)	$886	$(19,013)	$(9,579)	$(28,481)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation	4,604	-	411	5,895	2,798	4,441	5,222
Amortization	-	-	-	-	-	-	-
(Increase) Decrease in assets
Prepaid expenses	(457)	-	-	(434)	(284)	(674)	(806)
Deposits	(2,495)	-	-	(2,045)	(1,395)	(1,795)	(2,395)
Due (from) to third party property managers	(4,065)	1,016	4,521	(5,385)	7,443	(6,228)	10,441
Increase (decrease) in liabilities
Accrued expenses	8,634	1,990	4,646	8,100	5,372	7,274	5,957
Accounts payable	-	-	-	-	-	-	-
Tenant Deposits	2,495	-	-	2,045	1,395	1,795	2,395
Due to (from) related parties	32,997	1,176	17,308	26,891	17,827	30,228	31,165
Net cash provided by (used in) operating activities	30,862	-	17,144	35,952	14,143	25,461	23,497
Cash flows from financing activities
Repayments of amounts due to related party	(369,773)	-	(199,125)	(257,646)	(193,724)	(268,337)	(357,132)
Net proceeds from the issuance of membership units	366,492	-	203,902	251,518	198,895	264,954	356,037
Distributions	(4,760)	-	(2,419)	(10,894)	(2,360)	(10,037)	(4,232)
Net cash provided by (used in) financing activities	(8,041)	-	2,358	(17,022)	2,812	(13,420)	(5,327)
Net change in cash	22,821	-	19,502	18,930	16,955	12,041	18,170
Cash at beginning of period	-	-	-	-	-	-	-
Cash at end of period	$22,821	$-	$19,502	$18,930	$16,955	$12,041	$18,170

Cash paid for income taxes	$-	$-	$-	$-	$-	$-	$-
Cash paid for interest expenses	$-	$-	$-	$-	$-	$-	$-

Supplemental disclosure of non-cash investing and financing activities:
Advance from related party for acquisition of property	$335,000	$333,070	$180,000	$233,000	$175,000	$241,870	$326,500
Deemed contribution from Manager	$694	$536	$-	$2,134	$1,352	$865	$5,279

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF CASH FLOWS

FOR THE PERIOD JANUARY 4, 2023 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2023

	Thomas	Tytus	Vanzant	Watson	Westhaven	Wheeler	Williamson

Cash Flows from Operating Activities:
Net income (loss)	$(3,818)	$(8,144)	$(6,552)	$(7,778)	$(7,136)	$(2,644)	$(4,161)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation	4,020	4,176	-	3,226	4,678	3,819	3,940
Amortization	-	-	-	-	-	-	-
(Increase) Decrease in assets
Prepaid expenses	(445)	(368)	-	(330)	(432)	(409)	(473)
Deposits	(1,795)	(1,995)	-	(1,395)	(3,243)	(1,649)	(3,293)
Due (from) to third party property managers	(1,789)	(5,598)	4,477	(4,151)	(3,448)	(4,769)	(6,321)
Increase (decrease) in liabilities
Accrued expenses	4,829	9,050	1,725	5,736	7,520	4,980	7,922
Accounts payable	-	-	-	-	-	-	-
Tenant Deposits	1,795	1,995	-	1,395	3,243	1,649	3,293
Due to (from) related parties	25,951	26,622	350	20,728	30,526	25,242	32,080
Net cash provided by (used in) operating activities	28,747	25,737	-	17,429	31,708	26,219	32,987
Cash flows from financing activities
Repayments of amounts due to related party	(241,920)	(286,189)	-	(194,501)	(282,970)	(229,774)	(316,785)
Net proceeds from the issuance of membership units	238,767	284,003	-	196,922	280,637	231,529	310,534
Distributions	(9,311)	(3,691)	-	(4,681)	(10,934)	(9,264)	(4,368)
Net cash provided by (used in) financing activities	(12,464)	(5,876)	-	(2,259)	(13,267)	(7,508)	(10,620)
Net change in cash	16,283	19,860	-	15,170	18,441	18,711	22,367
Cash at beginning of period	-	-	-	-	-	-	-
Cash at end of period	$16,283	$19,860	$-	$15,170	$18,441	$18,711	$22,367

Cash paid for income taxes	$-	$-	$-	$-	$-	$-	$-
Cash paid for interest expenses	$-	$-	$-	$-	$-	$-	$-

Supplemental disclosure of non-cash investing and financing activities:
Advance from related party for acquisition of property	$219,300	$260,000	$355,000	$176,290	$255,000	$208,000	$285,000
Deemed contribution from Manager	$-	$1,977	$-	$375	$375	$375	$1,664

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF CASH FLOWS

FOR THE PERIOD JANUARY 4, 2023 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2023

	Woodland	Woodwind	Wynde	Wyndhurst	Zane	Consolidated

Cash Flows from Operating Activities:
Net income (loss)	$(11,706)	$(8,828)	$(20,768)	$(3,635)	$(4,719)	(799,703)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation	3,293	4,672	4,300	-	2,241	270,143
Amortization	-	-	-	-	-	6,544
(Increase) Decrease in assets
Prepaid expenses	(316)	(506)	(411)	-	(295)	(35,608)
Deposits	(1,295)	(1,695)	(1,895)	-	(1,275)	(121,579)
Due (from) to third party property managers	(3,865)	(1,582)	(5,976)	542	(3,732)	(120,179)
Increase (decrease) in liabilities
Accrued expenses	4,459	5,026	4,708	2,248	4,333	393,105
Accounts payable	-	-	-	-	-	32
Tenant Deposits	1,295	1,695	1,895	-	1,275	121,579
Due to (from) related parties	10,555	29,192	28,907	845	17,564	1,955,728
Net cash provided by (used in) operating activities	2,421	27,974	10,760	-	15,392	1,670,061
Cash flows from financing activities
Repayments of amounts due to related party	(177,269)	(280,455)	(275,013)	-	(180,768)	(21,142,616)
Net proceeds from the issuance of membership units	180,681	277,268	275,551	-	186,045	21,056,436
Distributions	(2,734)	(9,902)	(6,562)	-	(2,608)	(360,491)
Net cash provided by (used in) financing activities	678	(13,089)	(6,024)	-	2,669	(446,672)
Net change in cash	3,099	14,885	4,736	-	18,061	1,223,390
Cash at beginning of period	-	-	-	-	-	-
Cash at end of period	$3,099	$14,885	$4,736	$-	$18,061	$1,223,390

Cash paid for income taxes	$-	$-	$-	$-	$-	$-
Cash paid for interest expenses	$-	$-	$-	$-	$-	$(9,128)

Supplemental disclosure of non-cash investing and financing activities:
Advance from related party for acquisition of property	$160,000	$255,000	$250,000	$311,400	$163,000	$21,905,375
Deemed contribution from Manager	$2,966	$-	$375	$522	$199	$73,746

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

NOTES TO THE CONSOLIDATED AND CONSOLIDATING FINANCIAL STATEMENTS

DECEMBER 31, 2023

NOTE 1: NATURE OF OPERATIONS

Arrived Homes 3, LLC (“Arrived Homes 3”) is a Delaware series limited liability company formed on January 4, 2023 under the laws of Delaware. Arrived Homes 3, LLC was formed to permit public investment in individual single family rental homes, each of which will be held by a separate property-owning subsidiary owned by a separate Series of limited liability interests, or “Series”, that Arrived Holdings, Inc. (the “Manager”) established. As a Delaware series limited liability company, the debts,s liabilities, obligations, and expenses incurred, contracted for or otherwise existing with respect to a particular Series are segregated and enforceable only against the assets of such Series, as provided under Delaware law.

The following lists represents each Arrived Homes 3, LLC’s Series and each Series’ wholly-owned limited liability company (“LLC”), which was used to acquire the Series’ single family rental property, along with the date the Series was formed and the date the Series’ LLC acquired the single family rental property.

SERIES OFFERING TABLE

December 31, 2023
Series Name	State LLC Name and wholly owned subsidiary of the Series	Date Formed	Acquisition Date
Antares	Arrived GA Antares, LLC	4/24/2023	5/5/2023
Aramis	Arrived GA Aramis, LLC	4/27/2023	5/4/2023
Arkoma	Arrived AR Arkoma, LLC	4/6/2023	4/18/2023
Arya	Arrived AR Arya, LLC	9/27/2023	10/18/2023
Aspen	Arrived GA Aspen, LLC	2/27/2023	3/16/2023
Athos	Arrived GA Athos, LLC	4/27/2023	5/9/2023
Barclay	Arrived NC Barclay, LLC	4/17/2023	4/26/2023
Bean	Arrived TN Bean, LLC	2/23/2023	9/13/2023
Bennett	Arrived GA Bennett, LLC	2/27/2023	3/16/2023
Benny	Arrived OK Benny, LLC	2/22/2023	3/21/2023
Bluebell	Arrived KY Bluebell, LLC	4/6/2023	5/4/2023
Bowling	Arrived Series Bowling, a series of Arrived Homes 3, LLC	12/7/2022	2/14/2023
Bradford	Arrived NC Bradford, LLC	4/6/2023	4/25/2023
Brookwood	Arrived GA Brookwood, LLC	2/27/2023	3/9/2023
Bryant	Arrived GA Bryant, LLC	3/21/2023	4/20/2023
Caden	Arrived Series Caden, a series of Arrived Homes 3, LLC	1/23/2023	2/21/2023
Camellia	Arrived Series Camellia, a series of Arrived Homes 3, LLC	1/23/2023	2/14/2023
Caterpillar	Arrived FL Caterpillar, LLC	4/21/2023	5/2/2023
Chilhowee	Arrived TN Chilhowee, LLC	1/21/2023	1/21/2023
Claremore	Arrived OK Claremore, LLC	2/17/2023	4/27/2023
Collinison	Arrived TN Collinison, LLC	10/30/2023	11/15/2023
Cordero	Arrived NM Cordero, LLC	1/24/2023	4/18/2023
Cristalino	Arrived NM Cristalino, LLC	12/21/2022	2/13/2023
Ellie	Arrived TN Ellie, LLC	9/11/2023	9/13/2023
Emelina	Arrived Series Emelina, a series of Arrived Homes 3, LLC	1/10/2023	2/8/2023
Ethan	Arrived Series Ethan, a series of Arrived Homes 3, LLC	3/16/2023	4/27/2023
Frances	Arrived MS Frances, LLC	10/18/2023	12/6/2023
Glenncrest	Arrived Series Glenncrest, a series of Arrived Homes 3, LLC	11/1/2023	11/15/2023
Gordon	Arrived GA Gordon, LLC	3/21/2023	4/11/2023
Haikey	Arrived OK Haikey, LLC	2/17/2023	5/17/2023
Hamblen	Arrived TN Hamblen, LLC	3/10/2023	3/30/2023
Hancock	Arrived GA Hancock, LLC	3/28/2023	4/27/2023

Hardman	Arrived TN Hardman, LLC	10/24/2023	11/2/2023
Haven	Arrived Series Haven, a series of Arrived Homes 3, LLC	11/30/2022	2/21/2023
Haverhill	Arrived GA Haverhill, LLC	2/27/2023	3/16/2023
Haybridge	Arrived NC Haybridge, LLC	9/28/2023	10/18/2023
Hedgecrest	Arrived NC Hedgecrest, LLC	9/28/2023	10/18/2023
Helmerich	Arrived OK Helmerich, LLC	2/17/2023	4/19/2023
Hermanos	Arrived NM Hermanos, LLC	12/22/2022	1/31/2023
Holmes	Arrived AR Holmes, LLC	3/7/2023	3/29/2023
Keystone	Arrived TN Keystone, LLC	10/31/2023	12/6/2023
Layla	Arrived TN Layla, LLC	10/23/2023	11/15/2023
Liberty	Arrived GA Liberty, LLC	3/10/2023	4/25/2023
Lithonia	Arrived GA Lithonia, LLC	2/27/2023	3/16/2023
Lola	Arrived TN Lola, LLC	10/23/2023	11/15/2023
Lucas	Arrived GA Lucas, LLC	3/21/2023	4/20/2023
Macomber	Arrived GA Macomber, LLC	3/28/2023	5/2/2023
Mallard	Arrived Series Mallard, a series of Arrived Homes 3, LLC	3/16/2023	4/28/2023
Marcy	Arrived AR Marcy, LLC	9/27/2023	10/18/2023
Meridian	Arrived Series Meridian, a series of Arrived Homes 3, LLC	3/28/2023	4/21/2023
Montgomery	Arrived Series Montgomery, a series of Arrived Homes 3, LLC	2/28/2023	3/22/2023
Northbrook	Arrived MS Northbrook, LLC	10/18/2023	11/20/2023
Northridge	Arrived KY Northridge, LLC	11/21/2023	12/13/2023
Oakland	Arrived TN Oakland, LLC	10/19/2023	10/25/2023
Palmore	Arrived Series Palmore, a series of Arrived Homes 3, LLC	1/26/2023	2/23/2023
Pebblestone	Arrived TN Pebblestone, LLC	10/31/2023	12/6/2023
Perdita	Arrived NC Perdita, LLC	4/17/2023	4/27/2023
Phoebe	Arrived TN Phoebe, LLC	12/13/2023	12/27/2023
Pongo	Arrived NC Pongo, LLC	4/17/2023	4/27/2023
Portsmouth	Arrived VA Portsmouth, LLC	3/2/2023	3/15/2023
Rachel	Arrived TN Rachel, LLC	11/1/2023	11/29/2023
Ratliff	Arrived TN Ratliff, LLC	10/19/2023	10/25/2023
Riverwood	Arrived GA Riverwood, LLC	3/21/2023	4/26/2023
Roanoke	Arrived VA Roanoke, LLC	4/28/2023	5/11/2023
Ross	Arrived TN Ross, LLC	11/1/2023	11/29/2023
Sansa	Arrived AR Sansa, LLC	9/27/2023	10/18/2023
Sheezy	Arrived TN Sheezy, LLC	1/21/2023	1/21/2023
Sherwood	Arrived AR Sherwood, LLC	3/28/2023	4/25/2023
Summerglen	Arrived OK Summerglen, LLC	2/17/2023	3/29/2023
Tansel	Arrived GA Tansel, LLC	4/18/2023	4/26/2023
Thomas	Arrived GA Thomas, LLC	2/27/2023	3/16/2023
Tytus	Arrived OH Tytus, LLC	4/13/2023	4/27/2023
Vanzant	Arrived AR Vanzant, LLC	11/29/2023	12/6/2023
Watson	Arrived AR Watson, LLC	3/7/2023	3/29/2023
Westhaven	Arrived VA Westhaven, LLC	3/2/2023	3/31/2023
Wheeler	Arrived Series Wheeler, a series of Arrived Homes 3, LLC	3/6/2023	3/31/2023
Williamson	Arrived VA Williamson, LLC	3/2/2023	5/8/2023
Woodland	Arrived Series Woodland, a series of Arrived Homes 3, LLC	3/21/2023	4/19/2023
Woodwind	Arrived GA Woodwind, LLC	2/27/2023	3/9/2023
Wynde	Arrived Series Wynde, a series of Arrived Homes 3, LLC	3/28/2023	4/26/2023
Wyndhurst	Arrived Series Wyndhurst, a series of Arrived Homes 3, LLC	11/17/2023	11/29/2023
Zane	Arrived Series Zane, a series of Arrived Homes 3, LLC	4/13/2023	5/5/2023

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company and Series conform to accounting principles generally accepted in the United States of America (GAAP). The Series has adopted a calendar year as its fiscal year.

The Company is an emerging growth company as the term is used in The Jumpstart Our Business Startups Act, enacted on April 5, 2012 and has elected to comply with certain reduced public company reporting requirements, however, the Company may adopt accounting standards based on the effective dates for public entities.

Principles of Consolidation

These consolidated and consolidating financial statements include the accounts of Arrived Homes 3, LLC (the “Company”) and each Series listed in Note 1 (collectively the “Series”). All inter-company transactions and balances have been eliminated on consolidation.

Use of Estimates

The preparation of the consolidated and consolidating financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosures of contingent assets and liabilities at the date of the consolidated and consolidating financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ significantly from those estimates.

Deferred Offering Costs

The Company and Series complies with the requirements of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 340-10-S99-1 with regards to offering costs. Prior to the completion of an offering, offering costs are capitalized. The deferred offering costs are charged to members’ equity upon the completion of an offering or to expense if the offering is not completed. Offering costs include offering expense reimbursements and sourcing fees as noted below.

Per the operating agreement, the Manager is eligible to receive up to a maximum of 2% of the gross offering proceeds per the Series offering, as reimbursement for offering expenses including legal, accounting, escrow, underwriting, filing and compliance costs, as applicable, related to a specific offering.

Upon completion of an offering, the Series may also be required to pay the Manager sourcing fees as defined in the offering documents. The Manager is responsible for sourcing and analyzing the Series’ property.

Fair Value of Financial Instruments

FASB guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3 - Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The carrying amounts of the Company’s and Series’ financial instruments, such as cash, prepaid expenses, and other current liabilities approximate fair values due to the short-term nature of these instruments.

Management Fee

The Manager will receive from each Series an annual asset management fee equal to six-tenths of a percent (0.6%) of the Series purchase price per year. Additionally, pursuant to the operating agreement, the Manager will receive reimbursements for out-of-pocket expenses in connection with the Series’ organization and offering, the Series’ operations, the acquisition of properties and in connection with third parties service providers. The Manager may also receive a portion of the property management fee and the property disposition fee as described below. The Manager reserves the right to waive any fees or reimbursements it is due in its’ sole discretion and if so, these expenses will still be recognized by the Series with a corresponding credit to contributed capital.

Property Management Fee

The company will appoint an affiliate of the manager or a third-party property management company to serve as property manager to manage the property of each series pursuant to a property management agreement. The fee arrangements for each property management company are set forth below:

Marketplace Homes

As compensation for the services provided by the property manager, each series will be charged a property management fee of $70 on a monthly basis and paid to the property manager pursuant to the property management agreement.

Streetlane (formerly Great Jones)

As compensation for the services provided by the property manager, each series will be charged a property management fee equal to eight percent (8%) of all rents and fees as remitted to the series or a minimum property management fee of $99 on a monthly basis and paid to the property manager pursuant to the property management agreement. As of October 2023, all properties formerly managed by Great Jones are now managed by Streetlane as a result of a merger between Streetlane and Great Jones. All property management agreements between the relevant series and Great Jones remain in full force and effect.

Mynd Property Management

As compensation for the services provided by the property manager, each series will be charged a property management fee equal to six percent (6%) of all rents and fees as remitted to the series or a minimum property management fee of $84 on a monthly basis and paid to the property manager pursuant to the property management agreement.

The property manager for each Series is specified in the latest Offering Circular under "The Series Properties Being Offered.”

Property Disposition Fee

Upon the disposition and sale of the Series’ property, the Manager will charge the Series a market rate property disposition fee that will cover property sale expenses such as brokerage commissions, and title, escrow and closing costs. It is expected that the disposition fee charged to the Series will range from six to seven percent of the property sale price. To the extent that the actual property disposition fees are less than the amount charged to the Series, the Manager will receive the difference.

Prepaid and Accrued Expenses

Prepaid expenses consist of prepaid insurance. Accrued expenses include accrued property taxes, dividends, audit and tax fees, and interest payable on the Series’ mortgage.

Deposits

Deposits classified as assets represent security deposits paid or incurred by the Series. Tenant deposit liabilities represent security deposits received by tenant customers. This encompasses deposits administered by property management entities and liabilities associated with tenant deposits.

Due From (To) Third-party Property Managers

Due from (to) third-party property managers are uncollateralized obligations due under normal trade terms generally requiring payment within 30 days from the approved prior month financial statements. Due from (to) property managers are presented net of receipts and expenses for the reported month. The Company uses a loss-rate approach based on historical loss information, adjusted for management’s expectations about current and future economic conditions, as the basis to determine expected cash receipts and distributions. Management exercises significant judgment in determining expected credit losses. Key inputs include macroeconomic factors, industry trends, and the creditworthiness of counterparties. Management believes that the composition of receivables at year-end is consistent with historical conditions as credit terms and practices and the property managers have not changed significantly.

The Company and Series determined it was not necessary to record an allowance for credit losses as of December 31, 2023.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. The Serie’s property and equipment includes the cost of the purchased property, including the building and related land. The Company allocates certain capitalized title fees and relevant acquisition expenses to the capitalized costs of the building. All capitalized property costs, except for the value attributable to the land, are depreciated using the straight-line method over the estimated useful life of 27.5 years. Additions and property improvements in excess of $5,000 are capitalized and depreciated using the straight-line method over the estimated useful lives of 5-7 years, while routine repairs and maintenance are charged to expense as incurred. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in the statement of comprehensive income.

Impairment of Long-Lived Assets

The Company and Series continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Series assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Series recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell. The Series did not record any impairment losses on long-lived assets for the period ended December 31, 2023.

Operating Expenses

The Series is responsible for the costs and expenses attributable to the activities of the Series. The Manager will bear its own expenses of an ordinary nature. If the operating expenses exceed the amount of revenues generated from a Series property and cannot be covered by any operating expense reserves on the balance sheet of the Series, the Manager may (a) pay such operating expenses and not seek reimbursement, in which case the expenses would be recognized by the Series with a credit to contributed capital. (b) loan the amount of the operating expenses to the Series, on which the Manager and its affiliates may impose a reasonable rate of interest and be entitled to reimbursement of such amount from future revenues generated by Series’ property, and/or (c) cause additional interests to be issued in the Series in order to cover such additional amounts.

Revenue Recognition

The Company and Series adopted ASU 2014-09, Revenue from Contracts with Customers, and its related amendments (collectively known as “ASC 606”), effective at inception using the modified retrospective transition approach applied to all contracts. There were no cumulative impacts that were made. The Company and Series determines revenue recognition through the following steps:

●	Identification of a contract with a customer;

●	Identification of the performance obligations in the contract;

●	Determination of the transaction price;

●	Allocation of the transaction price to the performance obligations in the contract; and

●	Recognition of revenue when or as the performance obligations are satisfied.

Revenue is recognized when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration the Series expects to be entitled to in exchange for those goods or services. As a practical expedient, the Series does not adjust the transaction price for the effects of a significant financing component if, at contract inception, the period between customer payment and the transfer of goods or services is expected to be one year or less.

The Company and Series recognizes rental revenue on a monthly basis when earned.

Comprehensive Income (Loss)

The Company and Series follows FASB ASC 220 in reporting comprehensive income. Comprehensive income is a more inclusive financial reporting methodology that includes disclosure of certain financial information that historically has not been recognized in the calculation of net income. Since the Company has no items of other comprehensive income (loss), comprehensive income (loss) is equal to net income (loss).

Organizational Costs

In accordance with FASB ASC 720, Organizational Costs, including accounting fees, legal fees, and costs of incorporation, are expensed as incurred.

Income Taxes

The Company follows FASB ASC 740 when accounting for income taxes, which requires an asset and liability approach to financial accounting and reporting for income taxes.  Deferred income tax assets and liabilities are computed annually for temporary differences between the financial statements and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income.  Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.  Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

Each Arrived Homes 3 series is organized as an LLC for legal purposes and makes a subsequent election with the IRS to be treated as a C corporation for tax purposes, pursuant to subchapter C or the Internal Revenue Code.

Furthermore, each series complies with the requirements to be a Real Estate Investment Trust (“REIT”), a special type of C corporation that files tax form 1120-REIT.  A REIT may not be required to pay income tax at the corporate level because this form of corporation is permitted to deduct dividends paid to members’ as an expense.  Therefore, if a REIT paid out all profit and capital gains to its members it could potentially report no taxable income.  Tax losses of REITs are not allocated directly to members but, under current law, losses may be accumulated and carried forward indefinitely and be used to offset up to 80% of taxable income in any future year, thereby reducing the reported taxable income of the REIT.

Most states give REIT’s a deduction for dividends paid.  Since our series generally pay dividends in excess of the taxable income generated, there would be no state tax liability in these states.  In states that do not give a deduction for dividends paid, there may be a state income tax due that is assessed based on the tax table for that particular state.    There is no state tax liability for members based on the locations of properties held in the REIT’s.  The rules for state tax loss carryforwards vary by state as some conform to the Federal rules while others have restrictions on timeframes and/or the percentage of loss that can be carried forward.

Recently issued and not yet adopted and adopted accounting pronouncements

In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842). This ASU requires a lessee to recognize a right-of-use asset and a lease liability under most operating leases in its balance sheet. The ASU is effective for annual and interim periods beginning after December 15, 2021. Early adoption is permitted. The Company and Series adopted this standard upon inception and it did not have a material impact on their consolidated and consolidating financial statements.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606) and has issued subsequent amendments to this guidance. This new standard will replace all current guidance on this topic and eliminate all industry-specific guidance. The new revenue recognition standard provides a unified model to determine when and how revenue is recognized. The core principle is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration for which the entity expects to be entitled in exchange for those goods or services. The guidance is effective for interim and annual periods beginning after December 31, 2018. The standard may be applied either retrospectively to each period presented or as a cumulative-effect adjustment as of the date of adoption. The Company and Series adopted this standard upon inception and it did not have a material impact on their consolidated and consolidating financial statements.

In June 2016, the FASB issued Accounting Standards Update (ASU) No. 2016-13, Financial Instruments – Credit Losses (Topic 326), Measurement of Credit Losses on Financial Instruments, as modified by FASB ASU No. 2019-10 and other subsequently issued related ASUs. The amendments in this Update affect loans, debt securities, trade receivables, and any other financial assets that have the contractual right to receive cash. The ASU requires an entity to recognize expected credit losses rather than incurred losses for financial assets. The amendments in this Update are effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. The Company and Series adopted this new guidance upon inception utilizing the modified retrospective transition method. The adoption of this standard did not have a material impact on the Company’s and Series’ consolidated and consolidating financial statements, but did change how the allowance for credit losses is determined.

Management does not believe that any other recently issued, but not yet adopted, accounting standards could have a material effect on the accompanying consolidated and consolidating financial statements. As new accounting pronouncements are issued, the Company and Series will adopt those that are applicable under the circumstances.

NOTE 3: GOING CONCERN

The accompanying consolidated and consolidating financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company and Series has a lack of liquidity, nominal cash, and has limited operations since inception. These factors, among others, raise substantial doubt about the ability of the Company and Series to continue as a going concern for a reasonable period of time. The Company and Series’ ability to continue as a going concern in the next twelve months from the date of this Annual Report is dependent upon their ability to continue to generate cash flow from their rental properties and/or obtain financing from the Manager. However, there are assurances that the Company and Series can continue to generate cash flow from their rental properties or that the Manager will always be in the position to provide funding when needed. The consolidated and consolidating financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company and Series be unable to continue as a going concern.

NOTE 4: PROPERTY AND EQUIPMENT

Property and equipment, net consists of the following:

Series	Building	Land	Property Improvements	Total	Less: Accumulated Depreciation	Property and equipment, net
Antares	$234,124	$78,041	$-	$312,165	$(4,257)	$307,908
Aramis	226,769	75,590	-	302,358	(4,123)	298,235
Arkoma	178,459	59,486	-	237,946	(3,786)	234,160
Arya	135,657	45,219	-	180,876	(411)	180,464
Aspen	202,343	67,448	-	269,791	(4,905)	264,885
Athos	219,648	73,216	5,840	298,704	(4,188)	294,516
Barclay	231,439	77,146	-	308,585	(4,909)	303,675
Bean	221,579	73,860	-	295,438	(1,343)	294,095
Bennett	160,052	53,351	-	213,402	(3,880)	209,522
Benny	192,665	64,222	-	256,887	(4,671)	252,216
Bluebell	225,920	75,307	-	301,226	(4,108)	297,119
Bowling	157,406	52,469	-	209,875	(4,293)	205,582
Bradford	229,997	76,666	-	306,663	(4,877)	301,785
Brookwood	211,955	70,652	-	282,607	(5,138)	277,469
Bryant	211,467	70,489	5,470	287,426	(5,033)	282,393
Caden	189,056	63,019	-	252,075	(5,156)	246,919
Camellia	192,475	64,158	13,114	269,747	(6,415)	263,332
Caterpillar	226,811	75,604	-	302,414	(4,124)	298,290
Chilhowee	245,882	80,960	-	326,842	(8,196)	318,646
Claremore	177,773	59,258	-	237,030	(3,771)	233,259
Collinison	228,338	75,250	-	303,588	-	303,588
Cordero	190,960	63,653	21,346	275,959	(4,568)	271,391
Cristalino	232,382	77,461	-	309,843	(6,338)	303,505
Ellie	217,159	72,386	-	289,546	(1,316)	288,230
Emelina	188,311	62,770	6,975	258,056	(6,066)	251,990
Ethan	146,204	48,735	6,186	201,124	(3,617)	197,507
Frances	211,050	69,498	-	280,547	-	280,547
Glenncrest	219,509	72,500	-	292,009	-	292,009
Gordon	193,167	64,389	-	257,556	(4,098)	253,459
Haikey	185,216	61,739	-	246,955	(3,368)	243,587
Hamblen	193,966	64,655	-	258,621	(4,702)	253,919
Hancock	204,015	68,005	5,175	277,195	(4,845)	272,350
Hardman	292,918	97,639	-	390,558	-	390,558
Haven	140,196	46,732	-	186,928	(3,824)	183,104
Haverhill	177,351	59,117	-	236,468	(4,299)	232,169
Haybridge	271,195	90,398	-	361,593	(822)	360,771
Hedgecrest	271,195	90,398	-	361,593	(822)	360,771
Helmerich	190,433	63,478	-	253,910	(4,039)	249,871
Hermanos	232,856	77,619	16,803	327,278	(9,122)	318,156
Holmes	133,058	44,353	-	177,411	(3,226)	174,185
Keystone	263,140	86,695	-	349,835	-	349,835
Layla	244,911	81,637	-	326,548	-	326,548
Liberty	189,606	63,202	7,230	260,038	(4,865)	255,173
Lithonia	213,879	71,293	-	285,172	(5,185)	279,987
Lola	227,929	75,976	-	303,905	-	303,905
Lucas	192,650	64,217	5,675	262,542	(4,087)	258,455

Macomber	207,833	69,278	5,068	282,178	(4,201)	277,976
Mallard	157,399	52,466	-	209,866	(3,339)	206,527
Marcy	135,657	45,219	-	180,876	(411)	180,464
Meridian	199,873	66,624	-	266,497	(4,240)	262,257
Montgomery	154,790	51,597	-	206,387	(3,752)	202,635
Northbrook	212,953	70,984	-	283,937	-	283,937
Northridge	194,437	67,475	-	261,912	-	261,912
Oakland	232,207	77,402	-	309,609	(704)	308,906
Palmore	151,605	50,535	6,990	209,131	(4,368)	204,763
Pebblestone	255,302	84,106	-	339,409	-	339,409
Perdita	250,821	83,607	-	334,428	(5,320)	329,108
Phoebe	210,002	69,026	-	279,028	-	279,028
Pongo	250,821	83,607	-	334,428	(5,320)	329,108
Portsmouth	161,270	53,757	-	215,026	(3,910)	211,116
Rachel	218,441	72,814	-	291,255	-	291,255
Ratliff	241,684	80,561	-	322,245	(732)	321,513
Riverwood	217,223	72,408	10,721	300,352	(5,321)	295,031
Roanoke	253,193	84,398	-	337,591	(4,604)	332,988
Ross	252,016	84,005	-	336,021	-	336,021
Sansa	135,657	45,219	-	180,876	(411)	180,464
Sheezy	176,837	58,250	-	235,087	(5,895)	229,192
Sherwood	131,898	43,966	-	175,864	(2,798)	173,066
Summerglen	183,172	61,057	-	244,229	(4,441)	239,788
Tansel	246,162	82,054	-	328,216	(5,222)	322,994
Thomas	165,820	55,273	-	221,093	(4,020)	217,073
Tytus	196,851	65,617	-	262,468	(4,176)	258,292
Vanzant	267,416	88,750	-	356,166	-	356,166
Watson	133,058	44,353	-	177,411	(3,226)	174,185
Westhaven	192,956	64,319	-	257,274	(4,678)	252,596
Wheeler	157,535	52,512	-	210,047	(3,819)	206,227
Williamson	216,704	72,235	-	288,939	(3,940)	284,999
Woodland	121,075	40,358	7,252	168,685	(3,293)	165,392
Woodwind	192,730	64,243	-	256,974	(4,672)	252,302
Wynde	188,783	62,928	5,914	257,624	(4,300)	253,323
Wyndhurst	234,133	78,044	-	312,177	-	312,177
Zane	123,239	41,080	-	164,319	(2,241)	162,078

	$16,544,616	$5,510,078	$129,758	$22,184,452	$(270,143)	$21,914,309

For the period January 4, 2023 (date of inception) through December 31, 2023, depreciation expense was $270,143.

NOTE 5: MEMBERS’ EQUITY (DEFICIT)

Each Series is managed by Arrived Holdings, Inc., a Delaware corporation and managing member of the Company (the “Manager”). Pursuant to the terms of the operating agreement, the Manager will provide certain management and advisory services, as well as management team and appropriate support personnel to the Series.

The Manager will be responsible for directing the management of Series’ business and affairs, managing the day-to-day affairs, and implementing the Series’ investment strategy. The Manager has a unilateral ability to amend the operating agreement and the allocation policy in certain circumstances without the consent of the investors. The investors only have limited voting rights with respect to the Series.

The Manager has sole discretion in determining what distributions, if any, are made to interest holders except as otherwise limited by law or the operating agreement. The Series expects the Manager to make distributions on a quarterly basis. However, the Manager may change the timing of distributions or determine that no distributions shall be made, in its sole discretion.

Membership Interests

As of December 31, 2023, the Series closed on its public offerings for net proceeds of $21,056,436. The following is a summary of the public offerings by each Series.

December 31, 2023
Series	# of Units Issued	Net proceeds from the issuance of membership units	Brokerage fee (1%)	Offering expense (2%)
Antares	36,602	$338,767	$3,660	$7,323
Aramis	35,272	325,737	3,527	7,066
Arkoma	28,344	262,196	2,834	5,670
Arya	21,993	203,882	2,199	4,399
Aspen	31,493	290,592	3,149	6,299
Athos	34,352	317,232	3,435	6,883
Barclay	36,361	336,299	3,636	7,265
Bean	34,106	315,457	3,411	6,832
Bennett	25,108	231,957	2,511	5,022
Benny	30,497	281,819	3,052	6,119
Bluebell	35,507	328,666	3,551	7,103
Bowling	24,349	224,923	2,435	4,872
Bradford	36,134	334,496	3,613	7,231
Brookwood	32,896	303,880	3,290	6,580
Bryant	32,961	304,351	3,298	6,611
Caden	29,379	271,534	2,942	5,884
Camellia	30,809	284,971	3,083	6,166
Caterpillar	35,738	330,900	3,574	7,156
Chilhowee	37,653	347,392	3,765	7,533
Claremore	27,829	257,198	2,783	5,569
Collinison	35,607	329,596	3,561	7,123
Cordero	33,155	307,098	3,318	6,635
Cristalino	36,213	334,132	3,629	7,259
Ellie	33,474	309,658	3,347	6,695
Emelina	29,047	268,340	2,909	5,821
Ethan	23,365	216,125	2,339	4,677
Frances	-	-	-	-
Glenncrest	-	-	-	-
Gordon	30,443	281,165	3,044	6,091
Haikey	28,951	267,474	2,897	5,799
Hamblen	30,655	283,164	3,068	6,139
Hancock	32,067	296,090	3,209	6,431
Hardman	44,735	413,590	4,474	8,947

Haven	21,753	200,903	2,175	4,352
Haverhill	27,716	255,945	2,772	5,543
Haybridge	42,241	390,838	4,224	8,448
Hedgecrest	42,241	390,838	4,224	8,448
Helmerich	30,032	277,529	3,003	6,018
Hermanos	36,296	334,936	3,635	7,279
Holmes	21,217	196,322	2,128	4,260
Keystone	40,297	372,691	4,030	8,059
Layla	38,293	354,460	3,829	7,661
Liberty	29,816	275,433	2,982	5,975
Lithonia	33,173	306,290	3,319	6,641
Lola	35,610	329,623	3,561	7,126
Lucas	30,209	279,063	3,021	6,046
Macomber	32,715	302,176	3,272	6,543
Mallard	25,109	232,088	2,511	5,021
Marcy	21,995	203,902	2,200	4,399
Meridian	31,551	291,625	3,155	6,310
Montgomery	24,704	228,273	2,474	4,953
Northbrook	33,357	308,771	3,336	6,673
Northridge	-	-	-	-
Oakland	-	-	-	-
Palmore	24,173	223,658	2,417	4,835
Pebblestone	39,117	361,784	3,912	7,824
Perdita	39,218	362,584	3,922	7,844
Phoebe	-	-	-	-
Pongo	39,188	362,287	3,919	7,844
Portsmouth	25,852	238,923	2,585	5,172
Rachel	-	-	-	-
Ratliff	37,654	348,489	3,765	7,536
Riverwood	35,112	324,593	3,511	7,046
Roanoke	39,665	366,492	3,967	7,952
Ross	-	-	-	-
Sansa	21,995	203,902	2,200	4,399
Sheezy	27,235	251,518	2,724	5,459
Sherwood	21,451	198,895	2,145	4,290
Summerglen	28,678	264,954	2,868	5,738
Tansel	38,471	356,037	3,847	7,696
Thomas	25,863	238,767	2,586	5,197
Tytus	30,758	284,003	3,076	6,161
Vanzant	-	-	-	-
Watson	21,277	196,922	2,128	4,260
Westhaven	30,372	280,637	3,037	6,086
Wheeler	25,037	231,529	2,504	5,017
Williamson	33,603	310,534	3,360	6,726
Woodland	19,529	180,681	1,953	3,906
Woodwind	30,007	277,268	3,001	6,001
Wynde	29,828	275,551	2,986	5,973
Wyndhurst	-	-	-	-
Zane	20,062	186,045	2,006	4,019
	2,277,565	$21,056,436	$227,809	$455,936

In connection with the public offering, each Series incurred brokerage fees of 1% of gross proceeds, which is paid directly to the broker as a deduction from gross proceeds. Additionally, for the period January 4, 2023 through December 31, 2023, in accordance with the operating agreement, the Manager receives reimbursements for out-of-pocket expenses, up to 2% of gross proceeds from membership interest issuance which amounted to $455,936; reimbursements for sourcing fees, also per the agreement, can reach up to 3.5% of gross proceeds from membership interest issuance which amounted to $671,620; reimbursements for financing and holding expenses up to 2.5% of gross proceeds from membership interest issuance which amounted to $363,850.

Distributions

For the period January 4, 2023 (date of inception) through December 31, 2023, 58 Series made distributions to the investors of the respective series totaling $360,491 which were recorded as a reduction to members’ capital.

The following table reflects the total 2023 dividend distributions by Series.

Series	2023 Distributions
Antares	$3,660
Aramis	-
Arkoma	3,118
Arya	-
Aspen	4,094
Athos	3,779
Barclay	3,636
Bean	-
Bennett	8,788
Benny	9,151
Bluebell	3,906
Bowling	8,035
Bradford	3,252
Brookwood	10,527
Bryant	7,251
Caden	9,112
Camellia	10,785
Caterpillar	2,859
Chilhowee	13,555
Claremore	5,844
Collinison	-
Cordero	8,289
Cristalino	4,355
Ellie	-
Emelina	9,009
Ethan	4,673
Frances	-
Glenncrest	-
Gordon	3,349
Haikey	6,080
Hamblen	10,731
Hancock	6,734
Hardman	-
Haven	7,396
Haverhill	5,543
Haybridge	-
Hedgecrest	-
Helmerich	6,307
Hermanos	11,257
Holmes	7,644
Keystone	-
Layla	-
Liberty	3,578
Lithonia	9,954
Lola	-
Lucas	3,927

Macomber	3,599
Mallard	3,515
Marcy	-
Meridian	3,471
Montgomery	2,969
Northbrook	-
Northridge	-
Oakland	-
Palmore	7,735
Pebblestone	-
Perdita	3,530
Phoebe	-
Pongo	3,919
Portsmouth	9,307
Rachel	-
Ratliff	-
Riverwood	3,511
Roanoke	4,760
Ross	-
Sansa	2,419
Sheezy	10,894
Sherwood	2,360
Summerglen	10,037
Tansel	4,232
Thomas	9,311
Tytus	3,691
Vanzant	-
Watson	4,681
Westhaven	10,934
Wheeler	9,264
Williamson	4,368
Woodland	2,734
Woodwind	9,902
Wynde	6,562
Wyndhurst	-
Zane	2,608
$360,491

NOTE 7: RELATED PARTY TRANSACATIONS

The Series’ Manager, Arrived Holdings, Inc., is a managing member with common management of the Series.

Due from (to) Related Party

The Series enters into various transactions with the Manager and affiliates of the Manager in the normal course of operating and financing activities. As of December 31, 2023, certain Series owed an aggregate of $2,974,360, including the initial funding for the certain properties’ purchases. As of December 31, 2023, certain Series were owed an aggregate of $43,999 from the Manager and certain Series repaid the Manager an aggregate of $21,142,616 after the Series’ respective offerings. The advances are non-interest bearing with no stated repayment terms.

Deemed Contributions

For the period January 4, 2023 (date of inception) through December 31, 2023, certain Series received deemed contributions from the Manager totaling $73,746 in exchange for forgiveness of amounts previously due.

Management Compensation

The following table reflects details of the total management fees paid by Series during the period January 4, 2023 (date of inception) through December 31, 2023.

Series	Sourcing fees	Financing and holding expenses	Offering expense	Asset management fee	Reimbursement of acquisition expenses	Property management fee, related party
Antares	$10,850	$5,420	$7,323	$155	$2,500	$158
Aramis	10,500	5,890	7,066	300	2,500	17
Arkoma	8,290	4,450	5,670	237	2,500	358
Arya	6,300	3,150	4,399	90	2,500	-
Aspen	9,370	5,520	6,299	1,205	2,500	25
Athos	10,150	5,820	6,883	290	2,500	390
Barclay	10,740	5,670	7,265	307	2,500	610
Bean	10,240	5,120	6,832	293	2,500	22
Bennett	7,400	4,190	5,022	952	2,500	301
Benny	8,920	5,060	6,119	1,148	2,500	163
Bluebell	10,500	5,250	7,103	300	2,500	490
Bowling	7,280	3,980	4,872	1,040	2,500	370
Bradford	10,670	5,330	7,231	305	2,500	278
Brookwood	9,810	5,400	6,580	1,262	2,500	263
Bryant	9,790	5,560	6,611	1,120	2,500	577
Caden	8,750	4,680	5,884	1,250	2,500	570
Camellia	8,920	4,950	6,166	1,148	2,500	249
Caterpillar	10,500	5,250	7,156	300	2,500	137
Chilhowee	11,330	6,510	7,533	1,619	-	1,169
Claremore	8,200	4,540	5,569	938	2,500	328
Collinison	10,530	5,260	7,123	-	2,500	60
Cordero	8,920	5,580	6,635	1,020	2,500	628
Cristalino	10,850	6,260	7,259	1,395	2,500	-
Ellie	10,030	5,010	6,695	287	2,500	-
Emelina	8,750	4,650	5,821	1,250	2,500	574
Ethan	6,750	3,760	4,677	772	2,500	216
Frances	-	-	-	417	-	-
Glenncrest	-	-	-	435	-	-
Gordon	8,920	5,210	6,091	255	2,500	306
Haikey	8,560	4,780	5,799	978	2,500	368
Hamblen	8,960	5,220	6,139	1,025	2,500	775
Hancock	9,450	5,490	6,431	1,215	2,500	276
Hardman	13,560	6,780	8,947	-	2,500	66
Haven	6,470	3,630	4,352	925	2,500	281

Haverhill	8,210	4,690	5,543	1,056	2,500	-
Haybridge	12,600	6,300	8,448	-	2,500	-
Hedgecrest	12,600	6,300	8,448	-	2,500	-
Helmerich	8,900	4,870	6,018	1,017	2,500	428
Hermanos	10,850	6,260	7,279	1,550	2,500	963
Holmes	6,170	3,290	4,260	705	2,500	333
Keystone	12,130	6,060	8,059	-	2,500	-
Layla	11,320	5,660	7,661	162	2,500	-
Liberty	8,750	5,020	5,975	250	2,500	471
Lithonia	9,900	5,580	6,641	1,274	2,500	-
Lola	10,530	5,260	7,126	151	2,500	3
Lucas	8,920	5,040	6,046	255	2,500	590
Macomber	9,620	5,540	6,543	275	2,500	398
Mallard	7,280	4,190	5,021	208	2,500	426
Marcy	6,300	3,150	4,399	90	2,500	-
Meridian	9,270	5,150	6,310	265	2,500	462
Montgomery	7,170	4,170	4,953	1,263	2,500	-
Northbrook	9,860	4,930	6,673	-	2,500	-
Northridge	-	-	-	-	-	-
Oakland	-	-	-	461	-	-
Palmore	7,000	3,820	4,835	900	2,500	305
Pebblestone	11,770	5,880	7,824	-	2,500	-
Perdita	11,630	6,200	7,844	333	2,500	263
Phoebe	-	-	-	414	-	-
Pongo	11,630	6,200	7,844	333	2,500	354
Portsmouth	7,450	4,390	5,172	959	2,500	515
Rachel	-	-	-	433	-	-
Ratliff	11,170	5,580	7,536	160	2,500	60
Riverwood	10,080	5,890	7,046	288	2,500	253
Roanoke	11,720	6,520	7,952	335	2,500	441
Ross	-	-	-	500	-	-
Sansa	6,300	3,150	4,399	90	2,500	57
Sheezy	8,150	4,500	5,459	1,165	-	832
Sherwood	6,120	3,060	4,290	175	2,500	74
Summerglen	8,460	4,760	5,738	1,127	2,500	490
Tansel	11,420	5,710	7,696	327	2,500	216
Thomas	7,670	4,410	5,197	987	2,500	387
Tytus	9,100	5,240	6,161	260	2,500	392
Vanzant	-	-	-	533	-	-
Watson	6,170	3,290	4,260	705	2,500	227
Westhaven	8,920	5,040	6,086	1,148	2,500	474
Wheeler	7,280	4,040	5,017	832	2,500	423
Williamson	9,970	5,440	6,726	285	2,500	541
Woodland	5,600	3,150	3,906	160	2,500	135
Woodwind	8,920	4,880	6,001	1,148	2,500	339
Wynde	8,750	5,020	5,973	1,000	2,500	457
Wyndhurst	-	-	-	467	-	-
Zane	5,700	2,850	4,019	82	2,500	252
	$671,620	$363,850	$455,936	$48,355	$177,500	$21,588

NOTE 8: INCOME TAXES

Deferred taxes are recognized for temporary differences between the basis of assets and liabilities for financial statement and income tax purposes. The differences relate primarily to net operating loss carryforwards. As of December 31, 2023, the Company and Series had net deferred tax assets before valuation allowance of $207,983, solely attributable to net loss carryforwards.

The Company and Series recognizes deferred tax assets to the extent that it believes that these assets are more likely than not to be realized. In making such a determination, the Company and Series considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations. The Company and Series assessed the need for a valuation allowance against its net deferred tax assets and determined a full valuation allowance is required due to the current uncertainty of the future realization of the deferred tax assets.

Deferred tax assets were calculated using the Company’s and Series’ combined effective tax rates, which it estimated to be ranging from 21.0% to 28% based on the state of the respective Series. The effective rate is reduced to 0% for 2023 due to the full valuation allowance on its net deferred tax assets.

The Company’s and Series’ ability to utilize net operating loss carryforwards will depend on its ability to generate adequate future taxable income. As of December 31, 2023, the Company and Series had net operating loss carryforwards available to offset future taxable income in the amount of $799,703.

The Company’s and Series’ policy is to record interest and penalties associated with unrecognized tax benefits as additional income taxes in the consolidated statement of comprehensive loss. As of January 4, 2023 (date of inception), the Company and Series had no unrecognized tax benefits and no charge during 2023, and accordingly, the Company and Series did not recognize any interest or penalties during 2023 related to unrecognized tax benefits. There is no accrual for uncertain tax positions as of December 31, 2023.

The Company and Series are not presently subject to any income tax audit in any taxing jurisdiction, though their 2023 tax year remains open to examination.

NOTE 9: SUBSEQUENT EVENTS

On January 24, 2024, the Manager established Arrived TN Laurel, LLC, which closed on the acquisition of a property.

On February 2, 2024, the Manager established Arrived NC Sedgefield, LLC, which closed on the acquisition of a property.

In January 2024, six Series closed equity offerings. The following table reflects details of the acquired properties and the closed equity offerings:

Acquisitions after December 31, 2023:

Series Member Name	Full Name	Address	Contract Date	Acquisition Date	Purchase Price
Laurel	Arrived TN Laurel, LLC	1112 Ridge Parke, Kingsport, TN 37663	12/26/2023	1/24/2024	$335,245
Sedgefield	Arrived NC Sedgefield, LLC	4005 Tenderten Way, Greensboro, NC 27405	1/8/2024	2/2/2024	302,900
					$638,145

Offerings closed and funded after December 31, 2023:

Series Member Name	Full Name	Address	Offering Closed Date	Offering Raised
Wyndhurst	Arrived Series Wyndhurst, a series of Arrived Homes 3, LLC	185 List Road, Huntsville, AL 35810	1/18/2024	$367,160
Ross	Arrived TN Ross, LLC	138 Lindsell Road, Athens, TN 37303	1/26/2024	393,740
Rachel	Arrived TN Rachel, LLC	186 Lindsell Road, Athens, TN 37303	1/31/2024	341,620
Vanzant	Arrived AR Vanzant, LLC	1016 Clayton Road, Cave Springs, AR 72718	1/26/2024	415,850
Frances	Arrived MS Frances, LLC	8967 Mary Frances Drive, Southaven, MS 38671	1/31/2024	327,690
Northridge	Arrived KY Northridge, LLC	441 Deluth Drive, Bowling Green, KY 42101	1/12/2024	319,550
				$647,240

ITEM 8. EXHIBITS

Exhibit No.	Description
2.1*	Certificate of Formation of Arrived Homes 3, LLC
2.2*	Amended and Restated Limited Liability Company Agreement of Arrived Homes 3, LLC
3.1*	Form of Series Designation of Arrived Series [*], a series of Arrived Homes 3, LLC
4.1*	Form of Subscription Agreement of Arrived Series [*], a Series of Arrived Homes 3, LLC
6.1*	Broker Dealer Agreement, dated January 4, 2023 between Arrived Homes 3, LLC and Dalmore Group, LLC
6.2*	Transfer Registrar Services Agreement, dated January 13, 2023, between Arrived Homes 3, LLC and Colonial Stock Transfer Company
6.3*	Form of Promissory Note
6.4*	Software and Services License Agreement, dated [*], 202[*], by and between North Capital Investment Technology, Inc. and Arrived Holdings, Inc.
6.5*	Form of Property Management Agreement dated [*], 202[*], between Marketplace Homes and Arrived Series [*], a series of Arrived Homes 3, LLC
6.6*	Purchase and Sale Agreement dated December 20, 2022 between Arrived Holdings, Inc./Assignee and Seller for Arrived Series Chilhowee property
6.6.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Chilhowee dated December 21, 2022 for Arrived Series Chilhowee property
6.7*	Purchase and Sale Agreement dated November 29, 2022 between Arrived Holdings, Inc./Assignee and Seller for Arrived Series Sheezy property
6.7.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Sheezy dated November 30, 2022 for Arrived Series Sheezy property
6.8*	Purchase and Sale Agreement dated December 12, 2022 between Arrived Holdings, Inc./Assignee and Seller for Arrived Series Bowling Property
6.8.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Bowling dated December 16,2022 for Arrived Series Bowling Property
6.9*	Purchase and Sale Agreement dated January 23, 2023 between Arrived Holdings, Inc./Assignee and Seller for Arrived Series Caden Property
6.9.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Caden dated January 22,2023 for Arrived Series Caden Property
6.10*	Purchase and Sale Agreement dated January 23, 2023 between Arrived Holdings, Inc./Assignee and Seller for Arrived Series Cristalino Property
6.10.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Cristalino dated December 21,2022 for Arrived Series Cristalino Property
6.10.2*	Counteroffer to Offer dated December 19, 2022 between Arrived Holdings, Inc./Assignee and Seller for Arrived Series Cristalino Property
6.10.3*	Addendum to Purchase and Sale Agreement dated December 16, 2022 between Arrived Holdings, Inc./Assignee and Seller for Arrived Series Cristalino Property

6.11*	Purchase and Sale Agreement dated January 5, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Emelina Property
6.11.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Emelina dated January 10, 2023 for Arrived Series Emelina Property
6.12*	Purchase and Sale Agreement dated December 20, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Haven Property
6.12.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Haven dated December 21,2022 for Arrived Series Haven Property
6.12.2*	Addendum to Purchase and Sale Agreement dated January 3, 2023 between Arrived Holdings, Inc./Assignee and Seller for Arrived Series Haven Property
6.13*	Purchase and Sale Agreement dated December 19, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Hermanos Property
6.13.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Hermanos dated January 10, 2023 for Arrived Series Hermanos Property
6.13.2*	Counteroffer to Offer dated January 5, 2023 between Arrived Holdings, Inc./Assignee and Seller for Arrived Series Hermanos Property
6.14*	Form of Property Management Agreement dated [*], 202[*], between Great Jones and Arrived Series [*], a series of Arrived Homes 3, LLC
6.15*	Purchase and Sale Agreement dated February 21, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Aspen Property
6.15.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Aspen dated February 28, 2023 for Arrived Series Aspen Property
6.16*	Purchase and Sale Agreement dated February 21, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Bennett Property
6.16.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Bennett dated February 28, 2023 for Arrived Series Bennett Property
6.17*	Purchase and Sale Agreement dated February 21, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Brookwood Property
6.17.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Brookwood dated February 28, 2023 for Arrived Series Brookwood Property
6.18*	Purchase and Sale Agreement dated January 13, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Camellia Property
6.18.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Camellia dated January 23,2023 for Arrived Series Camellia Property.
6.19*	Purchase and Sale Agreement dated February 21, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Haverhill Property
6.19.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Haverhill dated February 28, 2023 for Arrived Series Haverhill Property
6.20*	Purchase and Sale Agreement dated February 21, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Lithonia Property
6.20.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Lithonia dated February 28, 2023 for Arrived Series Lithonia Property
6.21*	Purchase and Sale Agreement dated January 24, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Palmore Property
6.21.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Palmore dated January 28, 2023 for Arrived Series Palmore Property

6.22*	Purchase and Sale Agreement dated February 21, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Thomas Property
6.22.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Thomas dated January 28, 2023 for Arrived Series Thomas Property
6.23*	Purchase and Sale Agreement dated February 21, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Woodwind Property
6.23.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Woodwind dated February 28, 2023 for Arrived Series Woodwind Property
6.24*	Form of Property Management Agreement dated [*], 202[*], between Mynd and Arrived Series [*], a series of Arrived Homes 3, LLC
6.25*	Purchase and Sale Agreement dated February 19, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Benny Property
6.25.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Benny dated February 22, 2023 for Arrived Series Benny Property
6.26*	Purchase and Sale Agreement dated February 21, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Montgomery Property
6.26.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Montgomery dated February 24, 2023 for Arrived Series Montgomery Property
6.26.2*	Addendum to Purchase and Sale Agreement dated February 21, 2023 between Arrived Holdings, Inc./Assignee and Seller for Arrived Series Montgomery Property
6.27*	Purchase and Sale Agreement dated February 13, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Portsmouth Property
6.27.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Portsmouth dated March 6, 2023 for Arrived Series Portsmouth Property
6.28*	Purchase and Sale Agreement dated March 8, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Summerglen Property
6.28.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Summerglen dated March 8, 2023 for Arrived Series Summerglen Property
6.28.2*	Addendum to Purchase and Sale Agreement dated February 8, 2023 between Arrived Holdings, Inc./Assignee and Seller for Arrived Series Summerglen Property
6.29*	Purchase and Sale Agreement dated February 21, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Westhaven Property
6.29.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Westhaven dated February 24, 2023 for Arrived Series Westhaven Property
6.30*	Form of Property Management Agreement dated [*], 202[*], between Darwin Homes and Arrived Series [*], a series of Arrived Homes 3, LLC
6.31*	Purchase and Sale Agreement dated March 6, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Cordero Property
6.31.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Cordero dated March 7, 2023 for Arrived Series Cordero Property
6.32*	Purchase and Sale Agreement dated March 13, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Ethan Property
6.32.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Ethan dated March 16, 2023 for Arrived Series Ethan Property

6.33*	Purchase and Sale Agreement dated March 13, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Hamblen Property
6.33.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Hamblen dated March 10, 2023 for Arrived Series Hamblen Property
6.34*	Purchase and Sale Agreement dated February 25, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Holmes Property
6.34.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Holmes dated March 7, 2023 for Arrived Series Holmes Property
6.35*	Purchase and Sale Agreement dated February 25, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Watson Property
6.35.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Watson dated March 7, 2023 for Arrived Series Watson Property
6.36*	Purchase and Sale Agreement dated March 3, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Wheeler Property
6.36.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Wheeler dated March 6, 2023 for Arrived Series Wheeler Property
6.37*	Purchase and Sale Agreement dated March 16, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Bryant Property
6.37.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Bryant dated March 22, 2023 for Arrived Series Bryant Property
6.37.2*	Addendum to Purchase and Sale Agreement dated March 24, 2023 between Arrived Holdings, Inc./Assignee and Seller for Arrived Series Bryant Property
6.38*	Purchase and Sale Agreement dated March 8, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Claremore Property
6.38.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Claremore dated March 1, 2023 for Arrived Series Claremore Property
6.38.2*	Addendum to Purchase and Sale Agreement dated March 14, 2023 between Arrived Holdings, Inc./Assignee and Seller for Arrived Series Claremore Property
6.39*	Purchase and Sale Agreement dated February 6, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Haikey Property
6.39.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Haikey dated March 1, 2023 for Arrived Series Haikey Property
6.40*	Purchase and Sale Agreement dated March 24, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Hancock Property
6.40.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Hancock dated March 28, 2023 for Arrived Series Hancock Property
6.41*	Purchase and Sale Agreement dated February 8, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Helmerich Property
6.41.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Helmerich dated March 1, 2023 for Arrived Series Helmerich Property
6.41.2*	Addendum to Purchase and Sale Agreement dated March 15, 2023 between Arrived Holdings, Inc./Assignee and Seller for Arrived Series Helmerich Property
6.42*	Purchase and Sale Agreement dated March 21, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Wynde Property

6.42.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Wynde dated April 5, 2023 for Arrived Series Wynde Property
6.43*	Purchase and Sale Agreement dated April 18, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Arkoma Property
6.43.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Arkoma dated March 1, 2023 for Arrived Series Arkoma Property
6.43.2*	Addendum to Purchase and Sale Agreement dated March 21, 2023 between Arrived Holdings, Inc./Assignee and Seller for Arrived Series Arkoma Property
6.44*	Purchase and Sale Agreement dated March 17, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Gordon Property
6.44.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Gordon dated March 30, 2023 for Arrived Series Gordon Property
6.45*	Purchase and Sale Agreement dated March 30, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Lucas Property
6.45*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Lucas dated April 4, 2023 for Arrived Series Lucas Property
6.46*	Purchase and Sale Agreement dated April 18, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Macomber Property
6.46.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Macomber dated March 1, 2023 for Arrived Series Macomber Property
6.47*	Purchase and Sale Agreement dated March 22, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Meridian Property
6.47.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Meridian dated March 28, 2023 for Arrived Series Meridian Property
6.47.2*	Counteroffer to Offer dated March 21, 2023 between Arrived Holdings, Inc./Assignee and Seller for Arrived Series Meridian Property
6.48*	Purchase and Sale Agreement dated March 27, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Perdita Property
6.48.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Perdita dated April 18, 2023 for Arrived Series Perdita Property
6.49*	Purchase and Sale Agreement dated March 27, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Pongo Property
6.49.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Pongo dated April 19, 2023 for Arrived Series Pongo Property
6.50*	Purchase and Sale Agreement dated March 22, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Woodland Property
6.50.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Woodland dated March 17, 2023 for Arrived Series Woodland Property
6.51*	Purchase and Sale Agreement dated April 10, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Antares Property
6.51.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Antares dated April 24, 2023 for Arrived Series Antares Property
6.51.2*	Counteroffer to Offer dated April 10, 2023 between Arrived Holdings, Inc./Assignee and Seller for Arrived Series Antares Property

6.52*	Purchase and Sale Agreement dated April 13, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Aramis Property
6.52.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Aramis dated April 14, 2023 for Arrived Series Aramis Property
6.53*	Purchase and Sale Agreement dated April 11, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Athos Property
6.53.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Athos dated April 13, 2023 for Arrived Series Athos Property
6.53.2*	Counteroffer to Offer dated April 11, 2023 between Arrived Holdings, Inc./Assignee and Seller for Arrived Series Athos Property
6.54*	Purchase and Sale Agreement dated April 11, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Barclay Property
6.54.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Barclay dated April 17, 2023 for Arrived Series Barclay Property
6.55*	Purchase and Sale Agreement dated September 29, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Bean Property
6.55.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Bean dated September 2, 2023 for Arrived Series Bean Property
6.56*	Purchase and Sale Agreement dated April 6, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Bluebell Property
6.56.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Bluebell dated April 17, 2023 for Arrived Series Bluebell Property
6.57*	Purchase and Sale Agreement dated April 6, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Bradford Property
6.57.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Bradford dated April 6, 2023 for Arrived Series Bradford Property
6.58*	Purchase and Sale Agreement dated April 8, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Caterpillar Property
6.58.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Caterpillar dated April 21, 2023 for Arrived Series Caterpillar Property
6.58.2*	Addendum to Purchase and Sale Agreement dated April 10, 2023 between Arrived Holdings, Inc./Assignee and Seller for Arrived Series Caterpillar Property
6.59*	Purchase and Sale Agreement dated August 2, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Ellie Property
6.59.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Ellie dated September 11, 2023 for Arrived Series Ellie Property
6.60*	Purchase and Sale Agreement dated March 8, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Liberty Property
6.60.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Liberty dated March 10, 2023 for Arrived Series Liberty Property
6.61*	Purchase and Sale Agreement dated March 9, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Mallard Property

6.61.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Mallard dated March 16, 2023 for Arrived Series Mallard Property
6.61.2*	Addendum to Purchase and Sale Agreement dated March 9, 2023 between Arrived Holdings, Inc./Assignee and Seller for Arrived Series Mallard Property
6.62*	Purchase and Sale Agreement dated March 17, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Riverwood Property
6.62.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Riverwood dated April 21, 2023 for Arrived Series Riverwood Property
6.63*	Purchase and Sale Agreement dated April 12, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Roanoke Property
6.63.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Roanoke dated April 13, 2023 for Arrived Series Roanoke Property
6.63.2*	Addendum to Purchase and Sale Agreement dated April 13, 2023 between Arrived Holdings, Inc./Assignee and Seller for Arrived Series Roanoke Property
6.64*	Purchase and Sale Agreement dated March 24, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Sherwood Property
6.64.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Sherwood dated March 28, 2023 for Arrived Series Sherwood Property
6.65*	Purchase and Sale Agreement dated April 5, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Tansel Property
6.65.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Tansel dated April 18, 2023 for Arrived Series Tansel Property
6.66*	Purchase and Sale Agreement dated March 30, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Tytus Property
6.66.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Tansel dated April 5, 2023 for Arrived Series Tytus Property
6.67*	Purchase and Sale Agreement dated February 17, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Williamson Property
6.67.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Williamson dated March 6, 2023 for Arrived Series Williamson Property
6.68*	Purchase and Sale Agreement dated April 8, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Zane Property
6.68.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Zane dated April 13, 2023 for Arrived Series Zane Property
6.69*	Purchase and Sale Agreement dated September 1, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Arya Property
6.69.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Arya dated October 4, 2023 for Arrived Series Arya Property
6.70*	Purchase and Sale Agreement dated July 28, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Marcy Property
6.70.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Marcy dated October 4, 2023 for Arrived Series Marcy Property
6.71*	Purchase and Sale Agreement dated September 1, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Sansa Property
6.71.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Sansa dated October 4, 2023 for Arrived Series Sansa Property

6.72*	Purchase and Sale Agreement dated September 19, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Haybridge Property
6.72.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Haybridge dated September 28, 2023 for Arrived Series Haybridge Property
6.72.2*	Addendum to Purchase and Sale Agreement dated September 9, 2023 between Arrived Holdings, Inc./Assignee and Seller for Arrived Series Haybridge Property
6.73*	Purchase and Sale Agreement dated September 19, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Hedgecrest Property
6.73.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Hedgecrest dated September 28, 2023 for Arrived Series Hedgecrest Property
6.74*	Purchase and Sale Agreement dated September 19, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Layla Property
6.74.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Layla dated October 23, 2023 for Arrived Series Layla Property
6.75*	Purchase and Sale Agreement dated September 19, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Lola Property
6.75.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Lola dated October 23, 2023 for Arrived Series Lola Property
6.76*	Purchase and Sale Agreement dated October 10, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Ratliff Property
6.76.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Ratliff dated October 19, 2023 for Arrived Series Ratliff Property
6.77*	Purchase and Sale Agreement dated October 12, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Collinison Property
6.77.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Collinison dated October 30, 2023 for Arrived Series Collinison Property
6.78*	Purchase and Sale Agreement dated October 8, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Hardman Property
6.78.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Hardman dated October 24, 2023 for Arrived Series Hardman Property
6.79*	Purchase and Sale Agreement dated September 28, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Keystone Property
6.79.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Keystone dated October 31, 2023 for Arrived Series Keystone Property
6.80*	Purchase and Sale Agreement dated October 9, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Northbrook Property
6.80.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Northbrook dated October 19, 2023 for Arrived Series Northbrook Property
6.81*	Purchase and Sale Agreement dated September 28, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Pebblestone Property
6.81.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Pebblestone dated October 31, 2023 for Arrived Series Pebblestone Property

6.82*	Purchase and Sale Agreement dated October 10, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Frances Property
6.82.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Frances dated October 19, 2023 for Arrived Series Frances Property
6.83*	Purchase and Sale Agreement dated November 7, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Northridge Property
6.83.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Northridge dated November 21, 2023 for Arrived Series Northridge Property
6.84*	Purchase and Sale Agreement dated October 31, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Rachel Property
6.84.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Rachel dated November 1, 2023 for Arrived Series Rachel Property
6.85*	Purchase and Sale Agreement dated October 31, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Ross Property
6.85.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Ross dated November 1, 2023 for Arrived Series Ross Property
6.86*	Purchase and Sale Agreement dated November 3, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Vanzant Property
6.86.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Vanzant dated November 21, 2023 for Arrived Series Vanzant Property
6.87*	Purchase and Sale Agreement dated November 1, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Wyndhurst Property
6.87.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Wyndhurst dated November 17, 2023 for Arrived Series Wyndhurst Property
6.88*	Purchase and Sale Agreement dated October 25, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Glenncrest Property
6.88.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Glenncrest dated November 1, 2023 for Arrived Series Glenncrest Property
6.89*	Purchase and Sale Agreement dated December 20, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Laurel Property
6.89.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Laurel dated January 19, 2024 for Arrived Series Laurel Property
6.90*	Purchase and Sale Agreement dated October 3, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Oakland Property
6.90.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Oakland dated October 19, 2023 for Arrived Series Oakland Property
6.91*	Purchase and Sale Agreement dated December 11, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Phoebe Property
6.91.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Phoebe dated December 13, 2023 for Arrived Series Phoebe Property

*	Previously Filed

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ARRIVED HOMES 3, LLC

By:	Arrived Holdings, Inc., its managing member

By:	/s/ Ryan Frazier
	Name:	Ryan Frazier
	Title:	Chief Executive Officer
	Date:	April 29, 2024

Pursuant to the requirements of Regulation A, this report has been signed by the following persons on behalf of the issuer and in the capacities and on the dates indicated.

SIGNATURE		TITLE	DATE

/s/ Ryan Frazier		Chief Executive Officer of Arrived Holdings, Inc.	April 29, 2024
Ryan Frazier		(principal executive officer)
Chief Executive Officer and Director of Arrived Homes 3, LLC

/s/ Sue Korn		Principal Financial and	April 29, 2024
Sue Korn		Accounting Officer of Arrived Holdings, Inc.
Principal Financial and Accounting Officer of Arrived Homes 3, LLC

Arrived Holdings, Inc.		Managing Member	April 29, 2024

By:	/s/ Ryan Frazier
Name:	Ryan Frazier
Title:	Chief Executive Officer